Exhibit 10.47

COMMITTED OILFIELD SERVICES AGREEMENT

This COMMITTED OILFIELD SERVICES AGREEMENT (this “Agreement”) is entered into on December 13, 2012 (the “Effective Date”) by and between NABORS INDUSTRIES, INC., a Delaware corporation, on behalf of itself and its subsidiaries (“Nabors”) and NFR HOLDINGS LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”).  Each of Nabors and the Company is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.On November 16, 2012, the Company, Ramshorn Investment Holdings, LLC (“Ramshorn”), FR NFR Holdings LLC (“Holdings”) and First Reserve Fund XI, L.P. (“Fund XI”) entered into a Unit Purchase Agreement (the “UPA”), whereby Ramshorn agreed to sell all of its membership interest in the Company, excluding the Contingent/Deferred Consideration (as defined in the UPA), to Holdings and Fund XI.

B.As the indirect owner of Ramshorn, certain of Nabors’ subsidiaries (the “Service Providers”) have provided certain oilfield well services to the Company in the past and desire to continue to provide services to the Company in the future.

C.In connection with the transactions contemplated by the UPA, the Company has agreed to award and/or cause its subsidiaries to award Nabors an agreed minimum volume of oilfield well services required by the Company on the terms and conditions specified in this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

Article I SCOPE OF SERVICES

Section 1.1 Covered Services.  The services to be performed by Nabors that are subject to the Minimum Revenue Commitment (as defined below) are  hydraulic fracturing services (“Frac Services”) and  drilling and directional drilling services (“Drilling Services”, and together with Frac Services, the “Covered Services”).

Section 1.2 Minimum Revenue Commitment.  The Company shall award service contracts to Nabors with revenue under such contracts equal to or exceeding the following independent minimum commitments:  firm Frac Services contracts with Gross Revenue  under such contracts, in the aggregate, no less than 20% of Gross Company Spend on Frac Services over the Term (as defined below); and  firm Drilling Services contracts with Gross Revenue under such contracts, in the aggregate, no less than 75% of Gross Company Spend on such Drilling Services over the Term (the “Minimum Revenue Commitment”).  For purposes of this Agreement, “Gross Revenue” shall mean all revenue received by Nabors under the applicable service contracts, even if portions of such revenue are payable in whole or in part by joint interest partners, farmees, farmors or other contracting parties of the Company.  “Gross Company Spend” shall mean all expenditures made by the Company and its subsidiaries during the relevant time period for the Covered Services (whether or not such Covered Services were performed by Nabors).  Each Party, or, as appropriate, one of its affiliates shall, contemporaneously with the execution of this agreement, enter into the master services agreements attached hereto as Exhibit A-1,  Exhibit A-2 and Exhibit A-3 (the “Master Services Agreements”).

Section 1.3 Minimum Purchase Commitment. Contemporaneously with the execution of this Agreement, each Party, or, in the case of Nabors, Nabors Drilling USA, L.P. shall enter into the contracts for three new-build Pace®-X rigs a take-or-pay basis attached hereto as Exhibit B-1,  Exhibit B-2, and Exhibit B-3 (the “Rig Contracts”).  The Parties agree that the revenue received by Nabors under the Rig Contracts shall be credited towards the minimum requirement for Drilling Services contracts set forth in 0 above.  However, amounts paid by the Company under contracts in place on the date of this Agreement for rigs M-44, M-20 and M-17 shall not be credited toward the requirement for Drilling Services contracts set forth in 0 above.

Section 1.4 Annual Certification.  The Company shall provide an annual certification of its aggregate Gross Company Spend with respect to the Frac Services and the Drilling Services.  During the Term and for a one year period thereafter, Nabors shall have the right to audit the Company’s financial records relevant to the Gross Company Spend on the Covered Services for the relevant period, using independent third party auditors and at Nabor’s sole expense.

Article II TERMS OF SERVICE

Section 2.1 Rates.  Nabors shall provide Covered Services requested under this Agreement at rates equal to prevailing market rates.  Rates for Covered Services provided under 0 that are provided on a spot rate basis arrangements shall be reviewed and adjusted by Nabors every 90 days.  If there is any dispute between the Parties as to the prevailing market rates, such rates shall be determine by averaging the four most recent Nabors work orders executed at arms’ length with separate, unaffiliated third parties (without other subsidies) for comparable services, with comparability to be measured with respect to geographic area, services performed and type of equipment, as adjusted to reflect any difference in duration, conditions, materials or other variables (the “Market Rate Calculation”).  At the Company’s request, Nabors shall promptly provide documentation to the Company to establish compliance with the Market Rate Calculation.  The other terms and conditions of the Covered Services shall be governed by the appropriate Master Services Agreement or Rig Contract.

Section 2.2 Provision of Services.  Nabors shall use its commercially reasonable efforts to provide all Covered Services requested by the Company during the Term at the prevailing market rates in good faith, and consistent with good oilfield practices.

Article III TERM; TERMINATION
Section 3.1 Term. This Agreement shall continue in full force and effect until December 13, 2016 (the period between the date of the agreement and such date, the “Term”).

Section 3.2 Effect of Termination.  Upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall cease, except with respect to claims, obligations and liabilities resulting from events occurring and Covered Serviced provided prior to the effective date of such termination.  Section 1.4,  Article IV, and the Master Services Agreements and Rig Contracts shall survive any termination of this Agreement.

Section 3.3 Suspension/Termination Under UPA.  Notwithstanding the foregoing, performance under this Agreement shall be suspended or terminated as set forth in Section 5.4 of the UPA, and in the event of a termination under such provision, no Party shall have any liability under this Agreement.  If this Agreement is suspended under Section 5.4 of the UPA but later reinstated, each Party’s obligations under this Agreement shall be deemed to have been tolled during such period.

Article IV MISCELLANEOUS

Section 4.1 Liquidated Damages.  If at any of December 13, 2013, December 13, 2014, December 13, 2015, or December 13, 2016 (each an “Anniversary”) the Company has failed to meet either Minimum Revenue Commitment for the preceding 12-month period and Nabors has complied with the terms of service set forth in Article II, the Company will pay, within 30 days after such Anniversary, liquidated damages in an amount equal to  the amount by which actual Gross Revenues paid to Nabors during such 12-month period are less than the applicable Minimum Revenue Commitment for such 12-month period, multiplied by  40%.  If at any Anniversary of this agreement the Company has exceeded the Minimum Revenue Commitment for the preceding 12-month period (including any revenue credited from a prior period), the Company may apply the dollar amount of any such excess towards the next 12 month period’s requirement for Minimum Revenue Commitment.  Any such excess may be applied to successive 12 month periods to the extent not required to meet the Minimum Revenue Commitment for any such period.

Section 4.2 Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 4.3 Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 4.4 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given  on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, or otherwise,  on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or  on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)if to Nabors, to:

Nabors Industries, Inc.

515 West Greens Road. Suite 1200

Houston, Texas  77067

Attention:  General Counsel

Facsimile:  281-775-8431

(ii)if to the Company to:

NFR Holdings LLC

1415 Louisiana Street, Suite 1600

Houston, TX  77002

Attention:  David Sambrooks, CEO

Facsimile:  (832) 242-9560

With copies (which shall not constitute notice) to:

First Reserve Fund XI, L.P

c/o First Reserve Corporation

600 Travis, Suite 6000

Houston, TX 77002

Attention:  Michael G. France, Managing Director

Facsimile:  (713) 821-7155

And

First Reserve Corporation

600 Travis, Suite 6000

Houston, TX 77002

Attention: Joel C. Lambert, Associate General Counsel

Facsimile: (713) 437-5108

And

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, Colorado 80202
Attention:  Beau Stark
Facsimile:  (303) 313-2839

Section 4.5 Interpretation.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 4.6 Entire Agreement.  This Agreement constitutes the entire agreement and supersede all prior written agreements, arrangements, communications, and understandings and all prior and contemporaneous oral agreements, arrangements, communications, and understandings among the Parties with respect to the subject matter hereof and thereof, including in the operating agreement of the Company.  This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement, or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 4.7 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.8 Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5 1401 of the New York General Obligations Law).

Section 4.9 Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York  State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks jurisdiction, in any appropriate New York State or federal court), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby,  any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason,  that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and  that  the suit, action or proceeding in any such court is brought in an inconvenient forum,  the venue of such suit, action or proceeding is improper or  this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.10 Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect holder of stock, units, or partnership interest of any Party or any officer, director, employee, representative or investor of any Party hereto.

Section 4.11 Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement (including, any part of the Retained Interest) may be transferred, assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 4.12 Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the Parties hereby further waives  any defense in any action for specific performance that a remedy at law would be adequate and   any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.13 Currency. All references to “dollars” or “$” or “U.S. $” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 4.14 Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

Section 4.15 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.16 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 4.17 No Consequential Damages.  The Parties hereto expressly acknowledge and agree that no Party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special, or indirect damages, including business interruption, diminution of value, loss of future revenue, profits or income, or loss of business reputation, or opportunity relating to the breach or alleged breach of this Agreement.

Section 4.18 No Presumption Against Drafting Party.  Each of the Parties acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

NABORS INDUSTRIES, INC.

By:	/s/ Anthony G. Petrello
	Name:	Anthony G. Petrello
	Title:	President & Chief Executive Officer

NFR HOLDINGS LLC

By:	/s/ David Sambrooks
	Name:	David Sambrooks
	Title:	Chief Executive Officer

Exhibit A-1

Exhibit A-1

NOTE: This form agreement is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form Agreement or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their Agreement reflects the complete agreement of the parties and applicable law. The Association of Energy Service Companies and its members disclaim any liability whatsoever for loss or damages which may result from use of the form agreement or portions or variations thereof.

Modified Version of

ASSOCIATION OF ENERGY SERVICE COMPANIES

MASTER SERVICE AGREEMENT

THIS AGREEMENT CONTAINS PROVISIONS RELATING TO INDEMNITY, RELEASE OF LIABILITY, AND ALLOCATION OF RISK

THIS MASTER SERVICE AGREEMENT (the “Agreement”) is made and entered into as of the date of execution below, by and between the parties herein designated as “Operator” and “Contractor.” Operator and Contractor may sometimes be referred to herein as a “Party” or collectively as the “Parties”.

OPERATOR		CONTRACTOR
NFR Energy LLC		Nabors Completion & Production Services Co.
1415 Louisiana Street, Suite 1600		515 West Greens Road, Suite 1170
Houston, Texas 77002		Houston, Texas 77067
Attention:		Attention:
Facsimile Number:	832-242-9560	Facsimile Number:	(281) 775-4855
Telephone Number:	832-242-9600	Telephone Number:	(281) 874-0035
Email Address:		Email Address:
Department: Contracts Department		Department: Contracts Department

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, and the specifications and special provisions set forth in any exhibits attached and hereby incorporated, the Parties mutually agree as follows:

1.0	NATURE AND TERM OF AGREEMENT
1.1

At any time and from time to time during the term of this Agreement, when Operator desires work to be performed by Contractor, a representative of the Operator shall give Contractor a request for such work. The request may be in the form of a written work order, purchase order, letter, memorandum or other document, or it may be oral. Upon acceptance of any such request (collectively, the “Work Order”), Contractor shall thereafter commence the performance of the work in accordance with the terms of the Work Order and this Agreement. Work Orders shall not, however, include separate written agreements executed between the Parties and intended to cover specific work defined therein. This Agreement shall control and govern all work performed by Contractor under Work Orders, either oral or written except for separate service contracts covering specific work executed by an authorized representative of Operator and a Corporate Officer of Contractor in which the parties specifically agree that this Agreement shall not govern such

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specific work. Agreements or stipulations in any such Work Order inconsistent with the terms and provisions hereof shall be null and void. No waiver of any terms, provisions, or conditions hereof shall be effective unless in writing. This Agreement shall remain in force and effect until canceled by either Party by giving the other Party ten (10) days’ notice in writing at the respective address of said Party. No termination of this Agreement shall operate to terminate any Work Order then being performed, and such Work Order(s) shall continue under the terms of this Agreement until completed or terminated in the sole discretion of Operator or Contractor unless prohibited by the terms of the applicable Work Order. If a Work Order is in writing, it must be executed by an authorized representative of Operator and a Corporate Officer of Contractor All payment obligations and indemnity provisions shall survive termination.

1.2

Nothing herein shall be construed to obligate Operator to order work from Contractor or obligate Contractor to accept work from Operator. The provision of any services by Contractor will be subject to availability of excess equipment, labor, and materials at the area yard from which the services are requested.

1.3

Operator may, at any time and in its sole discretion, terminate any Work Order, oral or written, issued hereunder, for Operator’s convenience, in which event Contractor shall be paid, at the applicable rates stipulated in Contractor’s rate schedule or bid, for services properly rendered up to and including the date of such termination plus Contractor’s demobilization charges, including charges for transporting its equipment to its principal place of business, plus any cancellation fees incurred by Contractor for stopping the work plus any termination payments set forth in any Work Order that is terminated. On notice of such termination, Contractor shall promptly remove its personnel, machinery, and equipment from the location and shall reasonably cooperate with Operator or its designee to ensure an orderly and expeditious transition and termination of the work.

1.4

Contractor may, at any time, in its sole discretion terminate work covered by any Work Order, oral or written, issued hereunder due to Operator’s non-performance or breach of this Agreement, including but not limited to Operator’s failure to pay any undisputed invoices within the time period prescribed herein, in which event Contractor shall be paid, at the applicable rates stipulated in Contractor’s Rate Schedule or Bid, for services rendered up to and including the date of such termination plus Contractor’s demobilization charges, including charges for transporting its equipment to its principal place of business.

1.5

Operator may terminate any Work Order, oral or written, issued hereunder, for Contractor’s breach of any of its obligations under this Agreement or any relevant Work Order if such breach is not cured within fifteen (15) days of written notice from Operator. In the event of such termination for cause, Contractor shall be paid for all work properly performed prior to termination, and Operator shall have no other obligation to Contractor.

2.0	LABOR, EQUIPMENT, MATERIALS, SUPPLIES, AND SERVICES
2.1

When agreement is reached, either orally or by written Work Order, for the services or equipment desired or when work is commenced, Contractor shall commence furnishing same at the agreed upon time, and continue such operations diligently and without delay, in conformity with the specifications and requirements contained herein and in such Work Orders.

2.2

Contractor warrants that all work or services rendered or performed by Contractor shall be done in a good and workmanlike manner in accordance with good oilfield practices. All materials, equipment, supplies, or manufactured articles furnished by Contractor in the performance of the work or services shall be selected and used in accordance with good oilfield practices. Contractor shall not be liable for claims due to latent defects.

2.3	In the event that Contractor’s services do not meet the foregoing standards, Contractor agrees to perform such corrective services of the type originally performed as may be necessary to correct

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any such deficiencies, provided that Contractor is notified thereof in writing by Operator prior to Contractor’s departure from the well site. Contractor’s sole liability and Operator’s exclusive remedy in any cause of action (whether in contract, tort, breach of warranty or otherwise) arising out of Contractor’s failure to perform the services in the manner provided above is expressly limited to the re-performance of the non-conforming services or at Contractor’s option, to the refund to the Operator of the cost of such services.

2.4

EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED PURSUANT TO THE TERMS OF THIS AGREEMENT, CONTRACTOR MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), REGARDING THE MATERIALS SUPPLIED BY AGREEMENT OR WORK PERFORMED BY CONTRACTOR.

2.5

Any recommendation, interpretation, or opinion by Contractor is based upon its understandings as to well and work site conditions and upon inferences and assumptions which are subject to error, and with respect to which opinions may differ. Accordingly, Contractor cannot and does not guarantee the results, accuracy, or correctness of any such recommendation, interpretation, or opinion beyond generally accepted industry practices.

2.6

Upon request by Operator and after Contractor’s written approval (not to be unreasonably withheld), Contractor will store, haul, handle and/or pump fracturing fluids and proppants procured by Operator through a third party (hereinafter “Third Party Chemicals”). Operator shall be fully responsible for, and shall release Contractor from, all costs, liabilities and damages associated with the procurement, transportation, supply and use of the Third Party Chemicals, and Operator shall provide Contractor (prior to delivery of such Third Party Chemicals to Contractor) with all applicable MSDS and safety, health and environmental information regarding the Third Party Chemicals.

3.0	PAYMENT
3.1

The Operator agrees to pay Contractor and Contractor agrees to accept payment for the work to be performed hereunder at the applicable rates set forth in the Work Order or, if not set forth therein, at the applicable rates set forth in the then-current version of Contractor’s published price book.

3.2

The Contractor shall render to Operator an itemized invoice showing the amount due for services rendered, reimbursable costs and charges incurred by Contractor on behalf of Operator hereunder, such invoice to be accompanied in each case by supporting vouchers and receipts. Except to the extent they are contested in good faith by Operator, the Operator shall, within thirty (30) days following receipt of such invoice, remit payment of the undisputed portion of same in full in United States funds by check payable to Contractor at its offices. In the event Operator, in good faith, disputes the amount of any invoice, it shall notify Contractor of such dispute within thirty (30) days of receipt of the invoice and shall pay any undisputed amount of the invoice within said thirty (30) day period. No payment of any amount, disputed or undisputed, shall operate as a waiver of any rights of Operator, including the right to later contest such payment and obtain reimbursement.

3.3

If the Operator fails to pay any properly submitted and supported invoice, or portions thereof, of Contractor within said thirty (30) day period, the unpaid amount thereof shall bear interest until paid at a rate of 1-1/2% per month or such lesser maximum rate allowed by applicable law, until paid.

3.4

If Operator fails to pay any undisputed amounts due in accordance with Subparagraph 3.3, upon written notice from Contractor to Operator of such failed payment, and failure by Operator to cure such nonpayment within fifteen (15) days after receipt of such notice, Contractor may, in its sole discretion, suspend all work being performed for Operator under this Agreement. . If Contractor terminates a Work Order, in whole or in part, Operator shall be liable to Contractor for services

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rendered up to and including the date of termination plus Contractor’s demobilization charges, including charges for transporting its equipment to its principal place of business, plus any termination payments set forth in any Work Order that is terminated.

3.5

Contractor shall keep adequate records of transactions and costs hereunder for a period of three (3) years after such costs are incurred. Any audit by Operator shall be conducted within three (3) years after the relevant cost has been incurred; provided Operator shall not be entitled to review Contractor’s proprietary information or any underlying information where Work was performed on a lump sum basis.

4.0	REPORTS TO BE FURNISHED BY CONTRACTOR
4.1

The quantity and description of the materials and supplies or services furnished shall be verified and checked by Contractor, and all daily field tickets shall be acknowledged by Contractor’s representative. Contractor must obtain approval of Operator’s representative by furnishing delivery tickets for materials and supplies for which Contractor is to be reimbursed by Operator or include such items on the daily field tickets delivered by the Contractor’s representative.

4.2

Operator shall acknowledge receipt of daily field tickets. If such tickets are not rejected by Operator’s representative, Contractor may submit such field tickets as support for invoices for payment in accordance with Article 3.0 above; provided that, Operator may still dispute any such charges, in good faith, in accordance with Subparagraph 3.2.

4.3

Parties shall orally report to one another, as soon as practicable, followed by an appropriate written report, all accidents or occurrences resulting in death or injuries to their employees or third parties or resulting in unanticipated property damage to either Party’s property or the property of a third party arising out of or during the course of work to be performed hereunder.

5.0	INDEPENDENT CONTRACTOR RELATIONSHIP
5.1

In the performance of any work by Contractor for Operator, Contractor shall be deemed to be an independent contractor, with the authority and right to direct and control all of the details of the work, including the stoppage of work, Operator being interested only in the results obtained. However, all work shall be subject to a general right of inspection except to the extent that such inspection unreasonably interferes with the work or creates unsafe working conditions. Operator shall have no right or authority to supervise or give instructions to the employees, agents, or representative of Contractor, and such employees, agents or representatives at all times shall be under the direct and sole supervision and control of Contractor. It is the understanding and intention of the Parties hereto that no relationship of master and servant, principal and agent or employer and employee shall exist between Operator and Contractor, its employees, agents, or representatives.

6.0	INSURANCE
6.1

As a separate and independent obligation from the parties’ obligation to support their indemnity obligations with insurance, each Party shall at each Party’s own expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverage of the kind and in the minimum amounts as follows:

(a)

Workers’ Compensation Insurance complying with applicable state laws and Employers’ Liability Insurance with limits of $1,000,000 covering each Party’s respective employees working under this Agreement or at the work site or location.

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(b)

Commercial (or Comprehensive) General Liability Insurance, including contractual obligations covered in this Agreement and proper coverage for all other obligations assumed in this Agreement. The limit shall be $1,000,000 combined single limit per occurrence for Bodily Injury and Property Damage.

(c)

Comprehensive Automobile Liability Insurance with Bodily Injury limits of $1,000,000 for each person and $1,000,000 for each accident; and Property Damage limits of $1,000,000 for each accident or $1,000,000 combined single limit for Bodily Injury and Property Damage.

(d)	Excess Liability Insurance over that required in Subparagraph 6.1(a), (b), and (c) with limits of $4,000,000 specifically including Contractual Liability.
6.2

Operator and Contractor shall cause their respective underwriters to waive all rights of subrogation against the other party and its Group, but not any right to a lien or credit against the proceeds of settlement or judgment against the other Party but only to the extent of the risks and liabilities expressly assumed by the named insured in this Agreement.

6.3

All required insurance shall be maintained in full force and effect during the term of this Agreement, and shall not be canceled, altered or amended without thirty (30) days prior written notice to the other Party. Operator and Contractor shall cause their respective underwriters to name the other Party and its Group as additional insured (except Workers’ Compensation, property damage on the insured’s own property and OEE insurance) but only to the extent of the risks and liabilities expressly assumed in this Agreement, and only to the extent of the terms and conditions of such insurance. To the extent of such risks and liabilities assumed herein, all such insurance shall be primary to any insurance of the other Party and its Group that may apply to any occurrence, accident, or claim. Each Party agrees to have its insurance carrier furnish the other Party a certificate or certificates evidencing insurance coverage in accordance with the above requirements.

6.4	Special Insurance Provisions

The indemnity obligations set forth in Article 7  shall only be effective to the maximum extent permitted by the applicable law. In particular, but without limiting the generality of the foregoing, if federal or state statute dictates or it is judicially determined that the monetary limits of insurance required or the indemnities voluntarily assumed hereunder exceed the maximum limits permitted under applicable law, the Parties hereby agree that said indemnities or insurance requirement shall automatically be amended to conform to the maximum extent permitted by law. In addition, applicable provisions of relevant state statutes are attached hereto as Exhibit A.

6.5	Failure to Acquire Insurance or Endorsements

If either Party fails to acquire the type (including endorsements) or minimum amounts of insurance as agreed to herein, then such Party shall be liable to the other Party for amounts that would have been payable by the underwriter, had such policy been in place. Failure to request proof of insurance by either Party from the other Party shall not constitute a waiver of any requirement to obtain such insurance as provided herein.

6.6

Operator will maintain, at Operator’s expense, Operators Extra Expense (OEE) or Energy Exploration and Development (EED) insurance covering the liabilities specifically assumed by Operator in this Agreement, including but not limited to those related to well control issues (including Underground Control of Well); Re-drilling/Extra Expense (including Unlimited Re-drill); Seepage and Pollution; Cleanup and Containment; and such other extensions of coverage as may be considered appropriate in the amounts listed below:

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(a)	For work outside of cased hole:

$10 million for work outside of cased hole

(b)	For work inside of cased hole:

$10 million for work inside cased hole in wells with a total measured depth greater than 15,000;

$5 million for work inside cased hole in wells with a total measured depth greater than 9,500’ but equal to or less than 15,000’;

$3 million for work inside cased hole in wells with a total measured depth of 9,500’ or less;

(c)	In addition to the insurance required in (a) and (b) above, $5 million for stimulation, cementing, wireline, or coil tubing services.

Operator may submit a written request to Contractor to reduce the insurance requirements set forth within this Article 6 on a particular well. Contractor will consider such requests on a case by case basis and approval shall be effective only upon receipt by Operator of a written approval notice executed by a Corporate Officer of Contractor. Such approval will only apply to the specific well referenced therein and such approval will expire upon completion of the job for which the request was made.

6.7	Contractor will not be obligated to provide any equipment or services or to commence work prior to receiving Operator’s Certificate of Insurance evidencing coverage as required herein.
7.0	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY, AND ALLOCATION OF RISK
7.1

Except as expressly provided in this Article 7.0, Contractor hereby releases Operator from any liability for, and shall protect, defend, indemnify, and hold harmless Operator, its partners, parents, subsidiaries, and affiliates, its and their customers, and its and their contractors and subcontractors of every tier (excluding Contractor and its subcontractors), and their respective officers, directors, employees, agents, shareholders, and joint owners (“Operator Group”) from and against all losses, claims, demands, liabilities, expenses, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any degree or character of any person, Party, or other entity, including the person, Party, or entity seeking the benefit of such release or indemnity, arising in connection herewith on account of any bodily injury, illness, or death or loss or damage to property of Contractor Group (as defined in 7.2 below). Contractor’s indemnity under this Agreement shall be without regard to and without any right to contribution from any insurance maintained by Operator. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities assumed under this Agreement (which Contractor and Operator hereby agree will be supported either by available liability insurance or voluntarily self-insured, in part or in whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

7.2

Except as expressly provided in this Article 7, Operator hereby releases Contractor from any liability for, and shall protect, defend, indemnify, and hold harmless Contractor, its partners, parents, subsidiaries, and affiliates, its and their subcontractors of every tier, and its and their respective officers, directors, employees, agents, servants, invitees, shareholders, and joint owners (“Contractor Group”) from and against all losses, claims, demands, liabilities, expenses, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any degree or character of any person, Party, or other entity, arising in connection herewith on account of bodily injury, illness death or damage to property of Operator Group. Operator’s indemnity under

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this Agreement shall be without regard to and without any right to contribution from any insurance maintained by Contractor. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities assumed under this Agreement (which Contractor and Operator hereby agree will be supported either by available liability insurance, or voluntarily self-insured, in part or in whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

7.3

Except as may be otherwise provided in this Agreement each Party shall notify the other Party immediately of any claim, demand, or suit that may be presented to or served upon it by any party arising out of or as a result of work performed under this Agreement affording such other Party full opportunity to assume the defense of such claim, demand, or suit and to protect itself according to this article.

7.4

The liability and indemnity provisions of this Agreement shall be without limit and shall include reasonable attorneys’ fees and costs incurred by the party receiving indemnification. Except as provided in the foregoing sentence, neither Party or its Group shall be liable to the other for such other party’s indirect or consequential damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions including loss or delay of production, however caused.

7.5

Contractor’s In-Hole Equipment: Operator shall assume liability at all times for damage to or destruction of Contractor Group’s and its subcontractors’ (of any tier) in-hole equipment, including, but not limited to, drill pipe, drill collars, wireline and tools affixed thereto, coil tubing, and tool joints, and Operator shall reimburse Contractor Group for the depreciated replacement cost new including cost of delivery F.O.B. location, for any such loss or damage. As used in this Agreement, “depreciated replacement cost” or “depreciated replacement value” shall be calculated based on two percent (2%) depreciation per month with a maximum total depreciation of twenty percent (20%).

7.6

Contractor’s Equipment – Environmental Loss or Damage: Notwithstanding the provisions of subparagraphs 7.1, Operator shall assume liability at all times for damage to or destruction of Contractor’s equipment caused by exposure to H2S, CO2, or other highly corrosive or otherwise destructive elements introduced into the drilling fluid, and Operator shall reimburse Contractor the depreciated replacement value, including costs of delivery F.O.B. Location, for any such damage or destruction

7.7

Sound Location: Operator shall prepare a sound location adequate in size and capable of properly supporting Contractor’s equipment, provide permanent anchors acceptable to Contractor, provide adequate road access sufficient to move Contractor’s equipment to and from location (or provide assistance to move equipment if road access is inadequate), and shall be responsible for a conductor pipe program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge of the location and access routes to the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which Contractor might encounter while en route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, and loss or damage to the rig or its associated equipment resulting therefrom, Operator shall, without regard to other provisions of this Agreement, including Subparagraph 7.5 hereof, reimburse Contractor Group, for all such loss or damage including payment of deductible and payment of force majeure or standby rate during repair and/or demobilization if applicable; provided, however, that the Operator shall only be responsible for the first $5,000,000 of such loss or damage, and provided, further, that the maximum number of days for which the force majeure or standby rate may be applicable with pursuant to this Section 7.7 shall be 20; provided, further, that if any failure of

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Operator to comply with the obligation to prepare a sound location under this Section 7.7 causes a delay of more than 20 days, Contractor may, at its option, terminate the applicable Work Order.

7.8

Rental Equipment: In the event that Operator rents equipment from Contractor that does not include any of Contractor’s personnel to operate, upon delivery of such equipment by Contractor to Operator’s location or pick up by Operator (as applicable, herein called “Delivery”) and continuing until such time as the equipment is returned to Contractor’s yard or picked up by Contractor at Operator’s location (as applicable, herein called “Return”), such equipment shall be deemed to be in the care, custody and control of Operator. Risk of loss of or damage to such equipment shall pass to Operator upon its Delivery and shall remain with Operator until its Return. During this period, Operator shall assume all obligations and liability concerning the equipment, and for its safe use, maintenance, operation, condition, and storage, including without limitation, liability for the loss, theft, destruction, or damage to the equipment (or any part thereof) and for all other risks and liabilities arising from the use, operation, condition, possession, or storage of the equipment from any cause whatsoever. Operator shall repair damaged equipment or pay Contractor the depreciated replacement value of equipment of like quality for any equipment which is lost, stolen, destroyed, or damaged beyond repair.

7.9

Operator’s Equipment: Operator shall assume liability at all times for damage to or destruction of Operator Group’s and Operator’s subcontractors’ (of any tier) equipment, including, but not limited to, casing, tubing, well head equipment, cellar, and platform if applicable, regardless of when or how such damage or destruction occurs, and Operator hereby releases Contractor Group from any liability of any such loss or damage and shall protect, defend, indemnify and hold harmless Contractor Group from any and all losses, claims, liabilities, expenses, and causes of action related thereto.

7.10

The Hole: In the event the hole is lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, including the casing therein. Operator hereby releases Contractor Group of any liability for damage to or loss of the hole, and shall protect, defend, indemnify and hold harmless Contractor Group from and against any and all losses, claims, liabilities, and expenses, and causes of action relating to such damage to or loss of the hole.

7.11

Underground Damage: Operator hereby releases Contractor Group from any liability for, and shall protect, defend, indemnify and hold harmless Contractor Group from and against any and all claims, liabilities, expenses, and causes of action resulting from operations under this Agreement on account of injury to, destruction of, or loss or impairment of any property right in or to oil, gas, or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss, or impairment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any formation, strata, or reservoir beneath the surface of the earth.

7.12

Materials Furnished by Operator: Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator Group or Operator’s subcontractors (of any tier), including, without limitation, Third Party Chemicals, and Operator hereby releases Contractor Group from, and shall protect, defend, indemnify and hold harmless Contractor Group from and against, any such losses, claims, liabilities, expenses, and causes of action related thereto.

7.13

Liability for Wild Well: In the event of an explosion, blow-out, fire, or other wild well condition resulting in loss or damage to the well; or to the casing therein; or to any reservoir, geological formation, or underground strata; or to oil or gas therefrom, Operator shall be liable for the cost of regaining control of any wild well, as well as for cost of removal of any debris, and hereby releases Contractor Group from and Operator shall protect, defend,

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indemnify and hold harmless Contractor Group from and against any losses, claims, liabilities, expenses, and causes of action related thereto.

7.14	Pollution and Contamination: It is understood and agreed by and between Contractor and Operator that the responsibility for pollution and contamination shall be as follows:
(a)

Contractor shall assume all responsibility for, including control and removal of, and shall release, protect, defend, indemnify and hold harmless Operator Group from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination that originates from above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage (except pollution from reserve pits) directly associated with Contractor’s equipment and facilities and in Contractor Group’s control or possession.

(b)

Subject to 7.1, Operator shall assume all responsibility for, including control and removal of, and shall release, protect, defend, indemnify and hold harmless Contractor Group from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all pollution or contamination arising out of or related to the work performed under this Agreement (other than pollution or contamination for which Contractor is liable in accordance with Subparagraph 7.15(a)), including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids or fracturing fluids (including any Third Party Chemicals).

(c)

In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility therefore shall be considered, as between Contractor and Operator, to be the same as if the Party for whom the work was performed had performed the same and all of the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be applied.

7.15

Termination of Location Liability: After Contractor has concluded all operations at Operator’s location, complied with all of Operator’s reasonable requests regarding location restoration as required in an applicable Work Order, and removed its vehicles and equipment, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the location and Operator shall protect, defend, indemnify, and hold Contractor harmless with respect to such liabilities.

7.16

In addition to Contractor’s right to terminate performance under Subparagraphs 1.4, Operator hereby expressly agrees to protect, defend and indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-venturers, co-lessees, and joint owners, or any other parties arising out of or related in any way to any drilling commitments, lease termination or cessation clauses, or other obligations contained in any lease, farmout agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

7.17

When, at Operator’s request and with Contractor’s agreement for the convenience of Operator, the Contractor arranges for certain items or services by a third party which are paid directly by Operator or are paid by Contractor and reimbursed by Operator on a pass-through basis without any markup for purposes of the indemnity and release provisions of this Agreement, said items or services shall be deemed to be Operator furnished items or

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services. Any subcontractors so hired shall be deemed to be Operator’s contractors, and Operator shall not be relieved of any of its liabilities in connection therewith.

7.18

Unless otherwise provided herein the liability and indemnity provisions of this Agreement shall be without limit and shall include the obligation to indemnify for any punitive damages which might be awarded and reasonable attorneys’ fees and costs incurred by the Party receiving indemnification. Regardless of the enforceability of any of the foregoing insurance and indemnity obligations, the Parties shall owe each other a separate duty to investigate, handle, respond to and provide defense for any claim, demand or suit for which it extends indemnity in this Agreement, and shall satisfy any and all judgments or decrees which may be entered. As used herein, a party which owes this duty shall be called the “Defending Party” and a party to whom this duty is owed shall be called the “Indemnified Party”:

(a)	the duty of defense shall require the Defending Party to retain counsel of Defending Party’s choice at Defending Party’s sole cost and expense to represent the Indemnified Party;
(b)

if for any reason the Defending Party does not provide the insurance, indemnity, or defense required by this Agreement, then the duty of defense shall extend to payment of the Indemnified Party’s reasonable costs and expenses of defense, including reasonable costs and expenses associated with recovery of the Indemnified Party’s claim for defense, insurance, or indemnity;

(c)

the Indemnified Party shall notify the Defending Party within a reasonable period of time of any facts which might give rise to a claim, demand, or suit for which a defense will be required regardless of whether or not the claim, demand, or suit has been made or filed;

(d)	if a tender of defense and indemnity is made by the Indemnified Party and accepted by the Defending Party, then the Indemnified Party shall:
(i)

afford the Defending Party a reasonable opportunity to investigate the facts relating to the claim, demand, or suit, including but not limited to interviewing witnesses, inspecting property, and reviewing trial of the case; and

(ii)

cooperate at all times with the Defending Party’s efforts to prepare the case, including but not limited to timely responding to interrogatories and document requests, making witnesses available for depositions, and attending trial of the case.

7.19

Exclusive Remedies: Notwithstanding anything in this Agreement to the contrary, redress under the release and indemnity provisions set forth in this Article 7 shall be the exclusive remedies available to the Parties for the matters, claims, and damages covered by such provisions. The provisions of this Article 7 shall control any claims made by any party pursuant to any other provision of this Agreement which might be interpreted to allocate liability for damages to, or destruction of, property; or illness, injury or death of any person described in Article 7 based on a breach of any warranty, representation, covenant, agreement, or obligation created pursuant to this Agreement.

7.20

Equipment or property that has been rented or leased to Operator by any of Contractor’s wholly owned rental tool affiliates without a Contractor supplied service consultant or operator, shall be deemed to be equipment or property of Operator for purposes of the indemnity provisions of this Article 7 and Operator shall protect, defend and indemnify

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Contractor from and against all claims, demands and causes of action of every kind and character arising directly or indirectly therefrom.

7.21

Except as otherwise expressly limited by this Agreement, it is the intent of the Parties that all indemnity obligations and liabilities assumed by such Parties under the terms of paragraphs 7.1 through 7.21, be without limit and without regard to the cause or causes thereof (including but not limited to preexisting conditions), strict liability, regulatory or statutory liability, breach of representation or warranty (express or implied), breach or alleged breach of this Agreement, breach or alleged breach of duty (statutory or otherwise), any theory of tort or the negligence of any degree or character of any person, Party, or other party or parties, whether such negligence be ordinary or gross; sole, joint, or concurrent; or active or passive. The indemnities, releases and assumptions of liability extended by the Parties under the provisions of Article 7 shall inure to the benefit of the Parties, their parent, holding, and affiliated companies and their respective officers, directors, employees, agents, shareholders, and servants. The terms and provisions of paragraphs 7.1 through 7.21 shall have no application to claims or causes of action asserted against Operator or Contractor by reason of any agreement of indemnity with a person or entity not a Party to this Agreement.

7.22

The indemnity obligations set out hereinabove shall only be effective to the maximum extent permitted by the applicable law. In particular, but without limiting the generality of the foregoing, if it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities assumed under this Agreement (which Contractor and Operator hereby agree will be supported either by available liability insurance, or voluntarily self-insured, in part or in whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

7.23

EACH PARTY SHALL SUPPORT ITS MUTUAL INDEMNITY OBLIGATIONS WITH RESPECT TO THE INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY WITH LIABILITY INSURANCE COVERAGE IN FAVOR OF THE OTHER PARTY AND ITS GROUP IN AT LEAST THE AMOUNTS SET FORTH IN ARTICLE 6 OF THE AGREEMENT. THE PARTIES AGREE THAT SUCH INSURANCE SHALL SUPPORT, BUT NOT LIMIT THEIR INDEMNITY OBLIGATIONS EXCEPT TO THE EXTENT MANDATED BY APPLICABLE LAW.

7.24

Notwithstanding anything to the contrary contained herein, in the event Operator contracts directly with a third party trucking company to transport Contractor’s equipment to, from, or between wells then Operator will assume liability for Contractor’s equipment and shall reimburse Contractor for any damage to or destruction of Contractor’s equipment associated with such move, including payment of the normal rates for such equipment during repair of such damages and Operator shall release, defend, protect, indemnify and hold harmless Contractor from any claims arising therefrom except for personal injury claims as provided under Paragraph 7.1.

8.0	TAXES AND CLAIMS
8.1

Contractor agrees to pay all taxes, licenses, and fees levied or assessed on Contractor in connection with or incident to the performance of this Agreement by any governmental agency and unemployment compensation insurance, old age benefits, social security, or any other taxes upon the wages of Contractor, its agents, employees, and representatives. Contractor agrees to require the same agreements and be liable for any breach of such agreements by any of its subcontractors. Any sales or use taxes incurred by Contractor as a result of the performance of the work under this Agreement shall be itemized by Contractor in its invoices and reimbursed by Operator.

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8.2

Contractor agrees to reimburse Operator on demand for all such taxes or governmental charges, State or Federal that Operator may be required or deem it necessary to pay, which arise out of work performed under this Agreement by Contractor. Contractor agrees to furnish Operator with the information required to enable it to make the necessary reports and to pay such taxes or charges.

8.3

Contractor agrees to pay all claims by any of its subcontractors for labor, materials, services, and supplies incurred by Contractor, and Contractor agrees to allow no lien or charge to be fixed upon the equipment, the lease, the well, the land on which the well is located, or other property of Operator or the party for whom Operator is performing services. Contractor agrees to indemnify, protect, defend, and hold Operator harmless from and against all such claims, charges, and liens. If Contractor shall fail or refuse to pay any claims or indebtedness incurred by Contractor in connection with the services as provided hereunder, it is agreed that Operator shall have the right to pay any such claims and seek immediate recourse from Contractor. Notwithstanding the foregoing, Operator agrees that it will not pay any such claim or indebtedness as long as same is being actively contested by Contractor and Contractor has taken all actions necessary (including the posting of a bond when appropriate) to protect the property interests of Operator and any other party affected by such claim or indebtedness. Contractor expressly reserves the right to use any remedies available at law or in equity to collect undisputed amounts owed under this Agreement, including but not limited to the right to place liens on properties for which Contractor supplies services.

9.0	LAWS, RULES AND REGULATIONS
9.1

Operator and Contractor agree to comply with all laws, rules, and regulations which are now or may become applicable to activities at the work site and operations covered by this Agreement or arising out of the performance of such operations. Subject to the provisions of Article 7 of this Agreement, if either Party is required to pay any fine or penalty resulting from the other Party’s failure to comply with such laws, rules, or regulations, the Party failing to comply shall immediately reimburse the other for any such payment.

9.2

In the event any provision of this Agreement is inconsistent with or contrary to any applicable law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule, or regulation and this Agreement, as so modified, shall remain in full force and effect.

9.3

This Agreement shall be construed, governed, interpreted, enforced, and litigated and the relations between the Parties determined in accordance with the laws of the State of Texas without regard to any choice of laws or conflicts of laws provisions that would direct the application of the laws of another jurisdiction. In the event of any dispute arising out of or related to this Agreement, the parties agree that jurisdiction will lie exclusively with the state and federal courts in Houston, Harris County, Texas. Operator and Contractor agree and consent to the jurisdiction of the state and federal courts in Houston, Harris County, Texas, and waive any objection that such courts are an improper or inconvenient venue or forum for such disputes.

10.0	FORCE MAJEURE

Except for the duty to make payments when due including payments for services already provided along with force majeure or standby payments during the Force Majeure Event and the indemnification and insurance provisions under this Agreement, neither Operator nor Contractor shall be responsible to the other for any delay, failure to perform caused by or occasioned by a Force Majeure Event. As used in this Agreement, “Force Majeure Event” means acts of God, action of the elements, warlike action, insurrection, revolution or civil strife, piracy, civil war or hostile action, strikes, differences with workers, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction in the premises or any other group, organization or informal association (whether or not formally recognized as a government), acute and unusual labor, material or equipment shortages, or any other causes (except

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financial) beyond the reasonable control of the affected Party provided that such event could not have been prevented or mitigated by due diligence and reasonable preparation. Delays due to the above causes or any of them shall not be deemed to be a breach of or failure to perform under this Agreement. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event of Force Majeure, the party affected shall take all reasonable steps to overcome the delay and mitigate its effects.

11.0	PATENTS

In addition to all other indemnity provisions contained herein, Contractor and Operator represents and warrant that the use or construction of any and all tools, equipment, and other materials furnished by that Party and used in the work provided for herein does not infringe on any known license or patent issued or applied for, and the Parties agree to protect, defend and indemnify the non-furnishing Party from and against any and all claims, demands, and causes of action of every kind and character in favor of or made by a patentee, licensee or claimant of any rights or priority to tools or equipment, or the use or construction thereof, that may result from or arise out of furnishing or use, of any such tools, equipment and other materials in connection with the work.

12.0	ASSIGNMENTS

Operator and Contractor agree that neither will assign nor delegate this Agreement or any of the work or services required under this Agreement except for work normally performed by subcontractors, without the prior written consent of the other Party, which shall not unreasonably be withheld. If any assignment by Operator is made that significantly alters Contractor’s financial burden, Contractor’s compensation shall be adjusted to give effect to any change in Contractor’s operating costs. Contractor may assign its right to payment to any person or entity with Operator’s consent, which shall not be unreasonably withheld.

13.0	GIFTS AND GRATUITIES
13.1

It is considered to be in conflict with the Parties’ interests for their employees or any member of their employees’ immediate families to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with the Parties. Gifts of nominal value and entertainment, meals and social invitations that are customary and proper under the circumstances and do not place the recipient under obligation are acceptable.

13.2

If any employee of a Party should solicit a gift or gratuity from the other Party, such Party shall notify an officer of the Party whose employee made such solicitation of such act. It is agreed that each Party receiving such notification will hold the source of such notification in confidence. It is further understood that failure by a Party to comply with this policy regarding gifts and gratuities may, at such Party’s option, result in the termination of this Agreement and may further preclude any future dealings between the Parties. Each Party hereby agrees to protect, defend, and indemnify and hold the other Party harmless from any claims, suits, liabilities, or causes of action brought by such Party’s employees who assert that they were wrongfully accused, sanctioned, or dismissed as a result of such notification.

14.0	ILLEGAL DRUGS, ALCOHOL AND FIREARMS
14.1

To the extent that it is the policy of Operator or a requirement under its third party contracts, that Operator’s drug, alcohol, firearm, and similar policies shall be applicable to all subcontractors of Operator, Contractor represents that it, and, if applicable, its employees and subcontractors, when provided with copies of such policies will comply with them while engaged in all work provided such policies have been reviewed by and approved in writing by a Corporate Office of Contractor. In order to ensure compliance with such policies, Contractor, and, if applicable, Contractor’s employees and subcontractors, may, where permitted by law and at Operator’s sole cost and

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expense, be required to submit to and pass a drug or alcohol test prior to reporting to work on Operator’s premises or a third party owned job site and at random intervals when any work is being performed pursuant to this Agreement.

14.2

Individuals failing the drug or alcohol test will be immediately removed from the premises or well location where work is being performed pending completion of testing in accordance with DOT standards (whether or not the employee is subject to those standards), including but not limited to the use of certified testers complete with GCMS confirmation and medical review.

14.3	To the extent the work performed by Contractor falls under the drug and alcohol testing requirements of the U.S. Department of Transportation, Contractor shall comply with such requirements.
14.4

Operator and any third party for which Operator is performing work specifically reserve the right to carry out lawful and reasonable searches of individuals, their personal effects, and vehicles when entering, on, or leaving the premises where work is performed. The searches will be initiated by Operator without prior announcement. Individuals found in violation will be immediately removed from the premises where work is performed. Submission to such a search is strictly voluntary however, refusal may be cause for not allowing that individual on the well site or Operator’s other premises. It is Contractor’s responsibility to notify its employees of this policy and its enforcement.

14.5

Operator hereby agrees to protect, defend and indemnify, and hold Contractor harmless from any claims, suits, liabilities, or causes of action brought by Contractor’s employees who assert that they were wrongfully accused, sanctioned, or dismissed as a result of such tests or searches.

15.0	ENTIRETY

This Agreement consists of this document and its attached Exhibits and Addendums, if any, which are hereby incorporated herein. This Agreement sets forth the entire and complete agreement of the Parties as to the subject matter hereof, and supersedes any and all proposals, negotiations, and representations of the Parties prior to the execution hereof, including without limitation, prior drafts of this Agreement.

16.0	EXHIBITS

The following exhibits and riders, when attached hereto, are made a part of this Agreement for all purposes:

Exhibit A – Indemnity Provisions for Specific States.

17.0	INFORMATION CONFIDENTIAL

Operator’s non-public, proprietary information obtained by Contractor in the conduct of work under this Agreement, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives. Information is not confidential under this article 17 if at the time of disclosure to Contractor (1) it is in the public domain or later becomes part of the public domain other than through a breach of confidentiality, (2) it was known to Contractor prior to its disclosure to Contractor by Operator. Contractor may disclose confidential information if required by law or judicial order, provided that Contractor shall, to the extent reasonably practicable, notify Operator of such requirement with sufficient time for Operator to seek an injunction.

18.0	NOTICES AND PLACE OF PAYMENT

All notices to be given with respect to this Agreement, unless otherwise provided for, shall be given to the Operator and the Contractor respectively at the address hereinabove shown and shall be sufficient if

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personally delivered as evidenced by a signed receipt; delivered by overnight carrier; faxed (followed by notice by personal delivery, overnight carrier, or certified mail); or sent certified mail, return receipt requested, postage prepaid to the individual and address indicated for such Party on the first page of this Agreement. All sums playable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

19.0	AMENDMENTS

No amendment or modification of this Agreement, or any of additional terms and conditions, shall be valid unless evidenced in a writing specifically identifying this Agreement and signed by a duly authorized representative of Contractor and a duly authorized representative of Operator.

20.0	INTERPRETATION

The Parties agree that each has had the opportunity to review this Agreement and seek advice of counsel and that this Agreement shall not be construed against one Party or the other as the drafter of this Agreement.

21.0	COUNTERPARTS

Intending to be legally bound, the Parties, or their duly authorized representatives, may have executed this Agreement in multiple original counterparts, each of which shall be deemed to be an original document for all purposes, as of the date first written above. Executed copies of this Agreement submitted to a Party via electronic means including but not limited to facsimiles, PDF, TIFF, or other electronic files, shall be completely valid and fully enforceable.

22.0	COURT COSTS AND ATTORNEY FEES

In the event either Party retains an attorney to enforce any part of this Agreement against the other Party, then the prevailing Party shall be entitled to recover from the other Party reasonable attorneys’ fees, court costs and expenses incurred.

23.0	CAPTIONS AND HEADINGS

The captions and headings used in this Agreement are intended for convenience only and shall not be used for purposes of construction or interpretation.

24.0	CONFLICT OF PROVISIONS

In the event there should be any conflict between the provisions of this Agreement and any field work order, purchase order, or service agreement, work ticket, invoice, statement, published rate schedule or any other type of memoranda by either Party, whether written or oral, between Operator and Contractor pertaining to the subject matter hereof, the provisions of this Agreement shall control.

25.0	SPECIAL PROVISIONS
25.1

Operator shall not solicit for employment nor hire Contractor’s employees or former employees during the term of this Agreement or for a period of twelve (12) months from the end of the any Work Order that such employee is associated with, unless Operator first obtains Contractor’s consent.

25.2	The Agreement must be executed by Contractor’s President, Executive Vice President or Vice President (a “Corporate Officer of Contractor”).

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25.3

WAIVER: No benefit, right or duty provided by this Contract shall be deemed waived unless the waiver is reduced to writing, expressly refers to this Contract, and is signed by the Party granting the waiver. The waiver of one instance of any act, omission, condition, or requirement shall not constitute a continuing waiver unless specifically so stated in the aforesaid written waiver instrument. Further, a waiver by either Party of any one or more defaults by the other hereunder shall not operate as a waiver of any other defaults (whether past or future) of a like or of a different character.

25.4

PARTIAL INVALIDITY: In the event any provision (or portion thereof) of this Agreement is inconsistent with or contrary to any applicable law, rule, or regulation, said provision (or portion thereof) shall be deemed to be amended to partially or completely modify such provision or portion thereof to the extent necessary to make it comply with said law, rule, or regulation, and this Agreement as so modified, shall remain in full force and effect. If necessary, this Agreement shall be deemed to be amended to delete the unenforceable provision or portion thereof, in which event such invalidity or unenforceability shall not affect the remaining provisions or application thereof which can be given effect without the invalid portion or application.

25.5

THIS MASTER SERVICE AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS, RELEASE OF LIABILITY AND ALLOCATION OF RISK. BY EXECUTING THIS MASTER SERVICE AGREEMENT AND COMMENCING THE WORK, BOTH CONTRACTOR AND OPERATOR AGREE TO BE BOUND BY ALL OF THESE PROVISIONS. BOTH PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT, KNOWN AS THE “EXPRESS NEGLIGENCE RULE,” TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING ONE PARTY (THE INDEMNITOR) TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANOTHER PARTY (THE INDEMNITEE). BOTH PARTIES REPRESENT TO EACH OTHER (i) THAT THEY HAVE CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF THEY HAVE NOT CONSULTED AN ATTORNEY, THAT THEY WERE PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND (ii) THAT THEY FULLY UNDERSTAND THEIR RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

25.6

OPERATOR, its parent, subsidiary and affiliated entities, as well as the employees, officers, and directors of each (collectively, referred to within this subparagraph as “Operator”) is cognizant of the Nabors Dispute Resolution Program and wishes to become an Electing Entity, as defined in that Program. Accordingly, Operator and Contractor, whose parent company is Nabors Industries, Inc. (“Nabors”), hereby agree that Operator is an Electing Entity as to all Disputes between Operator and the present and former Employees and Applicants of Nabors pursuant to the Nabors Dispute Resolution Program as it currently exists and as may be amended from time to time. In the event the Program is amended, Nabors agrees to provide a copy of the amendment(s) to Operator. Operator may withdraw this election to participate in the Program at any time by giving notice of such withdrawal to Nabors, such revocation to be effective with respect to any claims not yet instituted as of the date of revocation. Operator understands that it is bound by the terms of the Program with respect to all Disputes with Nabors employees, regardless of whether such Dispute is initiated by the employee or by Operator. Operator and Nabors acknowledge that the Program does not apply to disputes between Operator and Nabors and that the Program does not alter the terms of any indemnification agreement or obligation between them.

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26.0	ACCEPTANCE OF AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement upon the date below shown in several counterparts, each of which shall be considered as an original.

OPERATOR		CONTRACTOR

NFR ENERGY LLC		NABORS COMPLETION & PRODUCTION SERVICES CO.

BY:	/s/ David J. Sambrooks	BY:	/s/ Ronnie Witherspoon
Signature		Signature
PRINT NAME:	David J. Sambrooks	PRINT NAME:	Ronnie Witherspoon
TITLE:	Chief Executive Officer	TITLE:	EVP
DATE:	December 14, 2012	DATE:	12/14/12

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EXHIBIT "A"
PROVISIONS FOR SPECIFIC STATES

TEXAS PROVISIONS

SPECIAL PROVISIONS: IF TEXAS LAW GOVERNS INSURANCE, INDEMNITY:

EACH PARTY SHALL SUPPORT ITS MUTUAL INDEMNITY OBLIGATIONS WITH RESPECT TO THE INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY WITH LIABILITY INSURANCE COVERAGE IN FAVOR OF THE OTHER PARTY AND ITS GROUP IN AT LEAST THE AMOUNTS SET FORTH IN ARTICLE 6 OF THE AGREEMENT. THE PARTIES AGREE THAT SUCH INSURANCE SHALL SUPPORT, BUT NOT LIMIT THEIR INDEMNITY OBLIGATIONS EXCEPT TO THE EXTENT MANDATED BY APPLICABLE LAW.

LOUISIANA PROVISIONS

SPECIAL PROVISIONS: IF LOUISIANA LAW GOVERNS INSURANCE, INDEMNITY:

IN ALL CASES WHERE CONTRACTOR'S EMPLOYEES (DEFINED TO INCLUDE CONTRACTOR'S DIRECT, BORROWED, SPECIAL, OR STATUTORY EMPLOYEES) ARE COVERED BY THE LOUISIANA WORKERS' COMPENSATION ACT, LA. R.S. 23:1021 ET SEQ., OPERATOR AND CONTRACTOR AGREE THAT ALL WORK PERFORMED BY CONTRACTOR AND ITS EMPLOYEES PURSUANT TO THIS AGREEMENT ARE AN INTEGRAL PART OF AND ARE ESSENTIAL TO THE ABILITY OF OPERATOR TO GENERATE OPERATOR'S GOODS, PRODUCTS AND SERVICES FOR PURPOSES OF LA R.S. 23:1061 (A)(1). FURTHERMORE, OPERATOR AND CONTRACTOR AGREE THAT OPERATOR IS THE STATUTORY EMPLOYER OF CONTRACTOR'S EMPLOYEES FOR PURPOSES OF LA. R.S. 23:1061(A)(3). IRRESPECTIVE OF OPERATOR'S STATUS AS THE STATUTORY EMPLOYER OR SPECIAL EMPLOYER (AS DEFINED IN LA R.S. 23:1031(C)) OF CONTRACTOR'S EMPLOYEES, CONTRACTOR SHALL REMAIN PRIMARILY RESPONSIBLE FOR THE PAYMENT OF LOUISIANA WORKERS' COMPENSATION BENEFITS TO ITS EMPLOYEES, AND SHALL NOT BE ENTITLED TO SEEK CONTRIBUTION FOR ANY SUCH PAYMENTS FROM OPERATOR.

Contractor and Operator agree that as respects all Work performed in Louisiana, or offshore Louisiana, Operator (on behalf of Operator Group as defined in Section 7.1) will pay to Contractor’s insurers (or their agent or representative) the premium required by their insurer for extending all of Contractor’s insurance policies to include coverage for Company Group as required under this Agreement, and such insurance protection shall be governed by Louisiana law. Contractor will arrange to have Operator billed for that premium by Contractor’s insurers (or their agent or representative), and Contractor will advise Operator prior to the inception of this Agreement if such premium will be in excess of $250. At each subsequent renewal of Contractor’s insurances, Contractor will advise Operator as respects the amount of the premium required for such extensions and arrange to have Company billed for the appropriate premium by their insurers (or their agent or representative). Contractor warrants that such amount constitutes the full cost of extending such insurance protection to Operator Group.

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Exhibit A-2

Exhibit A-2

MASTER SERVICE AGREEMENT

BETWEEN

NFR ENERGY LLC

AND

RYAN DIRECTIONAL SERVICES, INC.

THIS AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS

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MASTER SERVICE AGREEMENT
TABLE OF CONTENTS

A.	GENERAL TERMS
I.	TERM
II.	AREA
III.	WORK
IV.	PRICES
V.	TERMS OF PAYMENT; BILLING INSTRUCTIONS
VI.	TAXES AND CLAIMS
VII.	AUDIT
VIII.	REPORTS TO BE FURNISHED BY CONTRACTOR
IX.	CONFLICTS OF INTEREST

B.	INDEMNIFICATION AND CERTAIN LEGAL MATTERS
I.	INDEMNITIES
II.	PERFORMANCE OF WORK
III.	WARRANTIES
IV.	REMEDIES
V.	INDEPENDENT CONTRACTOR RELATIONSHIP
VI.	CONTRACTOR’S WORKERS AND EQUIPMENT
VII.	PERMITS AND LICENSES
VIII.	LAWS, RULES, REGULATIONS; SAFETY; ETHICS
IX.	ASSIGNMENTS
X.	CONFIDENTIALITY
XI.	NOTICES
XII.	INSURANCE
XIII.	MISCELLANEOUS

EXHIBIT “A”
INDEMNITIES

EXHIBIT “B”
INSURANCE

EXHIBIT “C”
NON-DISCRIMINATION PROVISIONS

EXHIBIT “D”
WORK ORDER

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MASTER SERVICE AGREEMENT

This Master Service Agreement (“Agreement”) is made and entered into effective as this the 14th day of December, in the year 2012, by and between Ryan Directional Services,  Inc. (“Contractor”), and NFR Energy LLC (“Company”), whose addresses are shown on the signature page hereto.

In consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Contractor and Company covenant and agree as follows:

A. General Terms
I.	TERM

This Agreement is effective as of the date first set forth above and shall remain in effect until terminated by thirty (30) days’ prior written notice given by one party to the other. Notwithstanding the foregoing, if the parties have agreed to Work pursuant to Section 3.1, such termination shall not be effective until the completion of all such Work or until termination of the Work pursuant to Section 3.2.

II.	AREA

The geographical area for performance under this Agreement includes the States of Texas and Louisiana and any other location where Contractor agrees to perform services for Company.

III.	WORK
3.1

The work subject to this Agreement shall include any labor, services and/or goods, inventory, materials, equipment and other personal property, as applicable, and shall, if applicable, include any vessels, equipment, appurtenances, and crew (collectively, “Work”) that is requested by Company in writing and that is provided or agreed to be provided by Contractor during the term of this Agreement. A work order, purchase order, delivery ticket or other similar document provided by Contractor or any other party other than Company containing terms inconsistent with the terms of this Agreement or any work order or purchase order provided by Company shall not prevail irrespective of express language to the contrary therein, and irrespective of whether it is signed by an agent, representative or employee of the Company, and the terms of this Agreement shall always control in such cases. Upon acceptance of a written request for Work, Contractor shall commence the Work in compliance with the specifications and requirements set forth herein, set forth in Company’s request for the Work or as thereafter specified by Company, and in the work order, if any, provided by Company. A work order may be in the form attached hereto as Exhibit “D” if agreed to by the parties at the time such work is requested or in any other form that may be agreed to by the parties.

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3.2

Company shall not be obligated to call upon Contractor for the performance of any Work whatsoever, and Contractor shall not be obligated to accept any Work request of Company, but this Agreement shall control and govern all Work requested by Company and accepted by Contractor and shall define the rights and obligations of Company and Contractor during the term hereof. The description of Work to be performed shall be at the sole discretion of Company, and Company retains the right, in its sole discretion, to terminate any Work request at any time without penalty. If any Work request is terminated pursuant to the preceding sentence, Company shall pay to Contractor (i) all actual and reasonable demobilization fees and (ii) any early termination fee set forth in the applicable Work request.

IV.	PRICES
4.1

The prices charged by Contractor for Work performed for or provided to Company shall be those agreed by Company and Contractor and identified in writing. Company shall have the right at any time to request and negotiate for prices lower than Contractor’s published prices or to request bids from Contractor and other contractors.

4.2

When a rate is on a daily basis, the parties shall agree on the number of hours which shall constitute a day. If the parties fail to agree on such number, then twenty-four (24) hours shall constitute a day. Unless otherwise agreed to by the parties, when less than a full day is worked, Contractor shall be paid on that proportionate part of the rate per day which the number of hours worked, computed to the nearest one-half hour, bears to the number of hours agreed to constitute a day. When a day is agreed to mean a period of twenty-four hours, the day shall coincide with the calendar day. All time for which payment is due Contractor shall be the actual time worked, computed to the nearest one-half hour, and shall be identified in writing by day, date, time worked, services provided and by whom. In the event Contractor is not working (either because Contractor is on stand-by or because Contractor’s equipment, including vessels, is under repair), the applicable rate(s) for such stand-by or repair time as set forth in an applicable work order, purchase order, delivery ticket or other document shall be paid to Contractor.

V.	TERMS OF PAYMENT; BILLING INSTRUCTIONS
5.1	Contractor invoices shall be in writing and identify all items related to the charges. The invoices shall also indicate whether the prices are the published prices, negotiated prices, or bid price.
5.2	All invoices shall be directed to the following address unless otherwise specified by Company’s representative:

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NFR Energy LLC

Accounts Receivable

1415 Louisiana, Suite 1600

Houston, Texas 77002

5.3

All invoices shall be due and payable thirty (30) days from Company’s receipt thereof in the form required in paragraph 5.1 above. If part of an invoice is incomplete, in error or disputed by Company, it will return the invoice to Contractor for correction. If a dispute cannot be settled within thirty (30) days from Company’s notice to Contractor of the deficiency, error or dispute, Company shall have the right to withhold any disputed amount, but Company shall pay the undisputed amount within the thirty (30) day period. In the event any amounts remain outstanding for sixty (60) days or more, Contractor shall have the right to terminate this Agreement and/or any Work upon written notice.

5.4	Contractor shall submit timely written invoices on a monthly basis, unless other invoicing arrangements are made and agreed to in writing at the time the Work is requested.
5.5

Payment by Company of Contractor’s invoices shall be without prejudice to Company’s rights to subsequently challenge the correctness thereof and to seek reimbursement. In the event of any dispute, Company may withhold payment of the disputed amount or Company may pay the disputed amount without waiver of any of its rights, including the right to seek reimbursement.

5.6

Contractor shall pay all claims for labor, goods, equipment, services, supplies, machinery, and/or facilities of any kind furnished in connection with Contractor’s obligations under this Agreement and all documents or agreements executed pursuant thereto, and agrees to allow no lien or charge to be fixed upon the lease, the well, the land, or other property of Company as a result of any such claim other than a lien arising out of payment or obligations owed to Contractor by Company.

5.8Any amounts that remain outstanding after the payment date set forth in Section 5.3 shall accrue interest at the rate of 1 1/2% per month or at the maximum rate permitted by applicable law, whichever is lower.

VI.	TAXES AND CLAIMS
6.1

Except as otherwise set forth in this Agreement, Contractor shall pay all taxes, licenses, and fees levied or assessed on Contractor in connection with or incident to the performance of this Agreement by any governmental agency, including, but not limited to, unemployment compensation insurance, old age benefits, social security, or any other taxes upon the wages or salaries paid by Contractor, its agents, employees, and representatives, and any income, transportation, sales, use, excise or other tax, together with any fines, penalties or liens assessed in connection therewith. Contractor agrees to require the same actions by any of its

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subcontractors, and Contractor shall be liable for any breach of these provisions by any of its subcontractors.

6.2

Except as otherwise set forth in this Agreement, Contractor shall promptly reimburse Company on demand for all undisputed taxes or governmental charges, state or federal, which Company may be required to pay on account of employees of Contractor or its subcontractors. Contractor agrees to furnish Company with the information required to enable it to make the necessary reports and to pay the taxes or charges.

VII.	AUDIT

During the term of this Agreement and continuing for a an three (3) year period after termination of this Agreement, Company may after fifteen (15) days written notice and at any reasonable time during Contractor’s usual business hours review, audit and inspect (and make copies of) any and all non-privileged records of Contractor necessary to verify the accuracy of Contractor’s charges to Company or necessary to determine whether there have been any payments made or received in violation of any provision of this Agreement. All information obtained during such audits shall be treated as confidential, and Company shall not disclose such information to any other person or use such information for any purpose other than verifying Contractor’s charges.

VIII.	REPORTS TO BE FURNISHED BY CONTRACTOR

At the request of Company, Contractor shall keep and furnish to Company a daily report and any other report containing such information, and in such form, as reasonably required by Company.

IX.	CONFLICTS OF INTEREST

Conflicts of interest relating to this Master Service Agreement or any particular work request are strictly prohibited. Except as otherwise expressly provided herein, neither Contractor nor any director, employee, agent of Contractor or its subcontractors or vendors or any subsidiary or other entity of each shall give to or receive from any director, employee, or agent of Company any gift, entertainment or other favor of significant value, or any commission, fee or rebate other than in the ordinary course of business. Contractor shall promptly notify Company of any violation of this provision. Further, upon any such notification, Company may express in writing, that any violators of this provision shall be prohibited from continuing to perform Work for Company, in whole or in part, and/or be precluded from performing any future Work for Company, in whole or in part, or receiving compensation in any manner in connection with said Work.

B. Indemnification and Certain Legal Matters
I.	INDEMNITIES

The indemnity obligations of Contractor and Company are set forth in appropriate Sections of this Agreement and in Exhibit “A”, the terms and provisions of which are

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incorporated herein and made a part hereof. SAID INDEMNIFICATION PROVISIONS INCLUDE REQUIREMENTS FOR INDEMNIFICATION REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF THE PERSON OR ENTITY SEEKING INDEMNITY (AS SET FORTH IN EXHIBIT “A”). No breach or alleged breach of any representation, warranty, covenant or other obligation set forth herein shall affect Company’s indemnity obligations set forth in Exhibit “A”.

II.	PERFORMANCE OF WORK.

Before starting Work, Contractor at its sole cost and risk shall make a thorough inspection of the work site to determine the difficulties and hazards, if any, incident to doing the Work. NOTWITHSTANDING THE FOREGOING, COMPANY SHALL PREPARE SOUND LOCATIONS CAPABLE OF PROPERLY SUPPORTING THE DRILLING RIG, AND SHALL BE RESPONSIBLE FOR A CONDUCTOR PIPE PROGRAM ADEQUATE TO PREVENT SOIL AND SUBSOIL WASHOUT. IT IS RECOGNIZED THAT COMPANY HAS SUPERIOR KNOWLEDGE OF THE LOCATION AND ACCESS ROUTES TO THE LOCATION AND MUST ADVISE CONTRACTOR OF ANY SUBSURFACE CONDITIONS OR OBSTRUCTIONS WHICH CONTRACTOR MIGHT ENCOUNTER WHILE EN ROUTE TO THE LOCATIONS OR DURING OPERATION HEREUNDER. IN THE EVENT SUBSURFACE CONDITIONS CAUSE A CRATERING OR SHIFTING OF THE LOCATION SURFACE, AND LOSS OR DAMAGE OF THE RIG OR ITS ASSOCIATED EQUIPMENT RESULTS THEREFROM, COMPANY SHALL, WITHOUT REGARD TO OTHER PROVISIONS OF THIS AGREEMENT, REIMBURSE CONTRACTOR FOR ALL SUCH LOSS OR DAMAGE INCLUDING PAYMENT OF STANDBY RATE WITH CREW DURING REPAIR; PROVIDED, HOWEVER, THAT THE OPERATOR SHALL ONLY BE RESPONSIBLE FOR THE FIRST $5,000,000 OF SUCH LOSS OR DAMAGE, AND PROVIDED, FURTHER, THAT THE MAXIMUM NUMBER OF DAYS FOR WHICH THE STANDBY RATE MAY BE APPLICABLE WITH PURSUANT TO THIS SECTION ARTICLE II SHALL BE 20; PROVIDED, FURTHER, THAT IF ANY FAILURE OF OPERATOR TO COMPLY WITH THE OBLIGATION TO PREPARE A SOUND LOCATION UNDER THIS ARTICLE II CAUSES A DELAY OF MORE THAN 20 DAYS, CONTRACTOR MAY, AT ITS OPTION, TERMINATE THE APPLICABLE WORK. Contractor is responsible for initiating, maintaining, and supervising all necessary safety precautions and programs in connection with its Work. Contractor shall take all necessary precautions for the safety of all persons (including, but not limited to, Contractor’s employees) and property located in or around the work site. Contractor shall comply and cause its employees, agents, subcontractors, and invitees entering on Company’s premises in the performance of its Work or in connection therewith to comply with all of Contractor’s safety rules and with all of Company’s safety rules that may be disclosed or known to Contractor and with all safety regulations, precautions and procedures required by applicable statutes, rules or regulations and to employ all necessary or desirable protective equipment and devices, whether suggested or required by safety associations, government agencies, municipalities, customary usage in the industry or otherwise, necessary to prevent damage or injury to any and all persons and property (including environmental damage). Contractor shall notify Company of any changes in its safety precautions and programs and additions to procedures employed in the ordinary course of business and other industry practices, or required by any and all applicable

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statutes, rules, and regulations or those suggested by safety associations, government agencies, municipalities, customary usage in the industry or otherwise.

III.	WARRANTIES
3.1

Unless otherwise approved by Company in writing, all goods, inventory, materials, equipment or other personal property incorporated in the Work, if any, shall be in compliance with good oilfield practices. Rental equipment provided by Contractor in connection with the Work, if any, need not be new, but will be in compliance with good oilfield practices. The Work performed shall be reviewed and/or tested by Company’s representative.

3.2

The Work performed or delivered under this Agreement will, at a minimum, conform to the specifications given by Company or, if none are given, to applicable standards in the oil and gas industry, including in compliance with good oilfield practices and, if the goods, inventory, materials, equipment or other personal property are manufactured, repaired, or modified by Contractor, that the goods, inventory, materials, equipment or other personal property will be in compliance with good oilfield practices.

3.3

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, CONTRACTOR MAKES NO WARRANTY, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY AS TO THE MERCHANTABILITY, OR FITNESS OF ANY MATERIALS, SUPPLIES OR EQUIPMENT FOR ANY PURPOSE.

IV.	REMEDIES

Except as otherwise provided in this Agreement, in the event of default or breach under this Agreement by either party, the other party shall have all of the rights and remedies available under the law.

V.	INDEPENDENT CONTRACTOR RELATIONSHIP

Contractor shall be an independent contractor with respect to performance of all Work hereunder, and neither Contractor nor anyone employed by Contractor shall be deemed for any purpose to be the employee, agent, servant, representative or invitee of Company in the performance of any Work or any part thereof pursuant to this Agreement. Company shall have no direction or control of the details of the Work, the Contractor, or its employees and agents except in the results to be obtained. The Work contemplated herein shall meet the approval of Company and be subject to the general right of inspection herein provided for Company to secure the satisfactory completion thereof.

Contractor and Company recognize, acknowledge, and agree that in all cases where Contractor’s Employees (defined to include Contractor’s and its subcontractors’ direct, borrowed, special, or statutory employees) are performing work in or offshore the State of Louisiana or are otherwise covered by the Louisiana Workers’ Compensation Act, La. R.S. 23:1021 et seq., the Work being performed by Contractor is an integral part of and is essential to

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the ability of Company to generate Company’s goods, products, and services for the purpose of La. R.S. 23:1061 (A) (1), and Company and Contractor agree that Company is the statutory employer of Contractor’s Employees for purposes of La. R.S. 23:1061 (A) (3) and that Company shall be entitled to the protections afforded a statutory employer under Louisiana law. Contractor shall remain primarily responsible for the payment of all workers’ compensation and medical benefits to and/or on behalf of Contractor’s Employees, and shall not be entitled to seek contribution for any such payments from Company or any other member of Company Group (as defined in Exhibit “A”), and Contractor further agrees that it will defend, indemnify, release, and hold Company Group harmless from and against any such payments or liability.

VI.	CONTRACTOR’S WORKERS AND EQUIPMENT

In performing its duties under this Agreement, Contractor shall not employ any employee whose employment violates applicable labor laws. Contractor agrees that Company reserves the right to deny access to Company’s facilities or property to any employee, agent, representative or invitee of Contractor and, at Company’s request, Contractor shall, at Contractor’s sole cost and expense, remove from Company’s property or facilities any employee, agent, representative or invitee of Contractor. Notwithstanding the above, Company and Contractor agree that Company shall have no right to terminate, discharge, discipline, or affect any other term or condition of employment of any employee of Contractor. Any decision to terminate, discharge, discipline, or otherwise affect any other term or condition of employment of any employee, agent, representative or invitee of Contractor shall be the sole act of Contractor and Company shall have no liability therefore. Contractor agrees and covenants that should any employee, agent, representative or invitee or former employee, agent representative or invitee of Contractor assert any claim or cause of action against Company arising out of or related to Company’s denial of access to such employee, agent, representative or invitee (or the Company’s removal of same, at Company’s request), then Contractor shall PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS Company Group (as defined in Exhibit “A”) from any and all such claims, liabilities, demands, and causes of action, of every kind and character, whether legal, equitable or administrative, including legal and other related fees, without limit, to the maximum extent allowed by law, INCLUDING, BUT NOT LIMITED TO, THOSE CLAIMS AND CAUSES OF ACTION ARISING OUT OF OR IN ANY WAY ATTRIBUTABLE, IN WHOLE OR IN PART, TO COMPANY GROUP’S NEGLIGENCE, WILLFUL MISCONDUCT, OR STRICT LIABILITY. All workers furnished by Contractor and all representatives of Contractor shall be and remain the agents or employees of Contractor or Contractor’s subcontractors at all times, and they shall not at any time nor for any purpose whatsoever be deemed employees, borrowed servants, or agents of Company. All the workers furnished by Contractor or Contractor’s subcontractors shall be experienced and qualified for their tasks. Contractor, at its own cost and expense, shall, except to the extent Company specifically agrees in writing to the contrary, provide the necessary labor, services, machinery, consumable materials and supplies, tools, and appliances, including, but not limited to, safety appliances, that may be necessary or appropriate to the performance of the Work covered by this Agreement in accordance with good oilfield practices.

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VII.	PERMITS AND LICENSES
7.1

Contractor shall be familiar with all applicable permits procured by Company for the Work and shall comply with all requirements thereof. All costs and expenses incurred by Company in the acquisition of any permits and licenses which Company is required to obtain under the terms hereof, and all costs or expenses incurred as a result of carrying out the terms of such permits and licenses, shall be borne solely by Company.

7.2

Contractor, by accepting the Work, acknowledges that it is properly licensed by the governing federal, state, county or local licensing authority, if applicable, to do business of the nature contemplated herein in the area where the Work is to be pursued. Contractor further agrees that if Contractor is required by applicable law to be bonded or is otherwise required by applicable law to obtain or provide any security or permit, all such requirements have been met by Contractor.

VIII.	LAWS, RULES, REGULATIONS; SAFETY; ETHICS
8.1

Contractor shall at all times comply with and shall cause all of its employees, agents and subcontractors to comply with all federal, state, local, and municipal laws, rules, and regulations, which are now or may become applicable to Contractor, and its employees, agents and subcontractors, including, without limitation, those laws, rules, and regulations described on Exhibit “C”, which are incorporated herein by reference; provided, however, that to the extent that Company’s applicable safety rules set forth a higher or stricter standard than such laws, rules, and regulations, Company’s applicable safety rules shall be the applicable standard for purposes of this Agreement. In the event of a failure to comply, Contractor shall immediately notify Company and begin taking commercially reasonable measures to correct the deficiency at Contractor’s sole expense. Without limiting the generality of the foregoing, with respect to any goods, inventory, supplies, equipment, or other personal property used by Contractor in connection with the Work, Contractor shall use the same, or cause the same to be used, in a manner consistent with the safest manner recognized under current or future oil and gas industry standards or legal standards, whichever is higher, for the purpose of avoiding bodily injury, death or property damage of any kind whatsoever.

8.2

Wherever located, Contractor is expected to conduct its operations in a lawful manner and in a manner that is consistent with the highest ethical standards prevailing in the business communities in which it operates.

8.3

Contractor agrees to conduct its operations and perform the Work in full compliance with all applicable governmental laws, rules, regulations and ordinances respecting the environment, including, but not limited to the identification, transportation and disposal of wastes, if any, and obtaining or providing all necessary or required permits, authorizations, bonds and assurances. In the event of any failure to comply with such requirements during the

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performance of this Agreement, Contractor shall immediately notify Company and correct the deficiency at Contractor’s sole expense.

IX.	ASSIGNMENTS

Contractor may assign this Agreement, in whole or in part, without Company’s consent to Contractor’s parent, subsidiary, related and affiliated corporation(s), limited liability companies, or other entities, or any of its or their members, or its co-owners, co-lessees, partners, co-venturers, or joint venturers. Otherwise, Contractor may not assign this Agreement, in whole or in part, or subcontract any portion of the Work, without the prior written consent of Company, which shall not be unreasonably withheld. If this Agreement is assigned or otherwise transferred, it shall be binding on all successors and assigns. Company may assign this Agreement, in whole or in part, without Contractor’s consent to Company’s parent, subsidiary, related and affiliated corporation(s), limited liability companies, or other entities, or any of its or their members, or its co-owners, co-lessees, partners, co-venturers, or joint venturers. Otherwise, Company may not assign this Agreement, in whole or in part, without the prior written consent of Contractor, which shall not be unreasonably withheld.

X.	CONFIDENTIALITY

All Confidential Information (as defined below) obtained by Contractor or Company (each party in such capacity, the “Receiving Party”) shall be the property of the party disclosing the information (each party in such capacity, the “Disclosing Party”) and shall be kept confidential. The Receiving Party agrees that it will only disclose such information to third parties to the extent necessary to complete performance of the Work contemplated in this Agreement, and the Receiving Party agrees to maintain the confidentiality of any and all Confidential Information in the same manner it would protect its own confidential information in the typical and ordinary scope of business. Further, unless otherwise agreed to in writing, the Receiving Party agrees not to use any Confidential Information originated or acquired in the performance of any Work for Company for any purpose other than performance under this Agreement.

“Confidential Information” shall mean all information provided by the Disclosing Party or received, ascertained, or maintained by the Receiving Party or its subcontractors from the Disclosing Party as a result of the Work performed pursuant to this Agreement or derived from the Receiving Party’s Work, and any and all other matters incidental or otherwise, regardless of whether it is written, oral, audio tapes, video tapes, computer discs, specifications, geological data, drawings, human or machine readable documents and data.

XI.	NOTICES

All notices other than billing which shall be given under this Agreement shall be in writing and shall be delivered, or telecopied followed by delivery or mailing of original, to the following:

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To Contractor:	Ryan Directional Services, Inc.
Address:	c/o Nabors Corporate Services, Inc.
515 W. Greens Rd, Suite 1200
Houston, TX 77067
Attention:	General Counsel
Telecopy:	281-775-8431

To Company:	NFR Energy LLC
Address:	1415 Louisiana, Suite 1600
Houston, Texas 77002
Attention:	Shane Bayless, CFO

Telephone:
Telecopy:

Either party may change the addresses given herein by advising the other in writing of its new address. A party shall be deemed notified upon receipt of said written notification.

XII.	INSURANCE

During the term of this Agreement, each of Contractor and Company (at its own expense), without limiting in any way the scope of any obligation and/or liabilities of Contractor, and independent of any agreement to indemnify the other party or the other party’s group, shall carry and maintain insurance coverages of the type and in not less than the amounts set forth on, and in accordance with the provisions of Exhibit “B”, the terms and provisions of which are incorporated herein and made a part hereof. Under this Agreement, the obligations and liabilities of each of Contractor and Company and each party’s insurers, except as provided by applicable law, shall not be limited by the provisions of Exhibit “B” relative to insurance coverage.

XIII.	MISCELLANEOUS.
13.1	The section and paragraph headings in this Agreement are for convenience only, and they shall not be employed to construe or interpret the provisions of this Agreement.
13.2	No benefit, right or duty provided by this Agreement shall be deemed waived unless the waiver is reduced to writing, expressly refers to this Agreement, and is signed by both parties.
13.3

If any provision herein is held to be partially or completely contrary to law and/or unenforceable, the Agreement shall be deemed to be amended to partially or completely modify such provision or portion thereof to the extent necessary to make it enforceable, or if necessary, the Agreement shall be deemed to be amended to delete the unenforceable provision or portion thereof. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the

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fact that for any reason that one provision or any combination of provisions may be invalid or unenforceable in whole or in part.

13.4

If any part of the Work provided for by this Agreement was commenced by Contractor under oral agreement prior to the execution of this Agreement, but within the effective dates hereof, this Agreement shall be made retroactive and apply thereto in the same manner as if made before said services were commenced.

13.5

THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AND THE LAWS OF SAID STATE SHALL APPLY WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

13.6

The foregoing provisions contain in their entirety, the agreements, covenants, promises, conditions and understandings between Contractor and Company and supersede all previous communications, representations, or agreements, either oral or written, with respect to the subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon either party unless reduced in writing and signed by each, provided, however, that any order for work performed or currently being performed that was made orally prior to the execution of this Agreement, shall be incorporated into this Agreement and the terms and conditions set forth herein shall apply retroactively to the commencement of said performance, and that if the Work hereunder includes the supply of anything for which Company issues a work order or purchase order, the terms of the purchase order shall be effective to the extent that they do not conflict with the terms of this Agreement. The execution by any Company employee of any receipts, delivery tickets, work orders, purchase orders or other similar documents prepared by Contractor and containing any contrary or additional terms shall not modify or add to the terms of this Agreement, nor shall it create a new agreement.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

WITNESS:	RYAN DIRECTIONAL SERVICES, INC.

/s/ Nick Bignfy
	By:	/s/ Nigel Evans
	Name:	Nigel Evans
Nick Bignfy	Title:	President
Printed Name of Witness	Address:	19501 Oil Center Drive
Houston, TX 77073

WITNESS:	NFR Energy LLC

/s/ Shane M. Bayless	By:	/s/ David J. Sambrooks
	Name:	David J. Sambrooks
Shane M. Bayless	Title:	CEO
Printed Name of Witness	Address:	1415 Louisiana, Suite 1600
Houston, Texas 77002

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EXHIBIT “A”

Attached to and made a part of that certain Master Service Agreement effective the 14th day of December, in the year 2012, (the “Agreement”) by and between NFR Energy LLC (“Company”) and Ryan Directional Services, Inc., (“Contractor”). All defined terms used herein shall have the same meaning as in the Agreement.

INDEMNITIES

I.	General Indemnity:
(a)

Except as otherwise set forth in this Exhibit “A”, Company agrees to PROTECT, DEFEND, INDEMNIFY and HOLD HARMLESS Contractor its parent, subsidiary, related and affiliated corporation(s), limited liability companies, or other entities, and its and all of their co-owners, co-lessees, partners, co-venturers, joint venturers, members, managers, and other contractors and subcontractors of every tier, and the affiliates, officers, directors, employees, agents, assigns, representatives, managers, consultants, and insurers of all of the foregoing (individually and collectively referred to as “Contractor Group”), and Company HEREBY RELEASES EACH MEMBER OF THE CONTRACTOR GROUP, from and against any and all claims losses, damages and liabilities of any kind whatsoever (including but not limited to reasonable attorneys’ fees and other costs and expenses, without limit and without regard to the cause or causes thereof) (hereafter “Claims”) directly or indirectly arising out of or in connection with the illness, personal injury, bodily injury, or death of, or loss of, damage or destruction of property or equipment owned by or provided by, Company or its contractors and subcontractors (other than Contractor) or its or their employees which in any way, directly or indirectly, arise out of or are related to this Agreement (including, without limitation, the performance or subject matter of this Agreement) including any such Claims resulting from ingress, egress, loading or unloading of personnel or cargo and INCLUDING ANY SUCH CLAIMS CAUSED BY OR RESULTING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF CONTRACTOR, OR ANY CAUSE WHATSOEVER, INCLUDING PRE-EXISTING DEFECTS AND ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)

Except as otherwise set forth in this Exhibit “A” and Section B(II) of the Agreement, Contractor agrees to PROTECT, DEFEND, INDEMNIFY and HOLD HARMLESS Company, and its parent, subsidiary, related and affiliated corporation(s), limited liability companies, or other entities, and its and all of their co-owners, co-lessees, partners, co-venturers, joint venturers, members, managers, and other contractors and subcontractors of every tier (excluding Contractor and its contractors and subcontractors), and the affiliates, officers, directors, employees, agents, assigns, representatives, managers, consultants, and insurers of

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all of the foregoing (individually and collectively referred to as “Company Group”), and Contractor HEREBY RELEASES EACH MEMBER OF THE COMPANY GROUP, from and against any and all Claims directly or indirectly arising out of or in connection with illness, personal injury, bodily injury or death of, or loss of, damage or destruction of property or equipment owned by or provided by, Contractor or its contractors and subcontractors, or its or their employees which in any way, directly or indirectly, arise out of or are related to this Agreement (including, without limitation, the performance or subject matter of this Agreement), including any such Claims resulting from ingress, egress, loading or unloading of personnel or cargo and INCLUDING ANY SUCH CLAIMS CAUSED BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY OF THE COMPANY GROUP, OR ANY CAUSE WHATSOEVER, INCLUDING PRE-EXISTING DEFECTS AND ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)

Contractor and Company agree to support their mutual indemnity obligations set forth herein with liability insurance or qualified self-insurance obtained for the benefit of the other party and its indemnitees with minimum limits not less than those specified in Exhibit B.

(d)

Contractor’s In-Hole Equipment. Company shall assume liability at all times for damage to or destruction of Contractor Group’s in-hole equipment, including, but not limited to, drill pipe, drill collars, wireline and tools affixed thereto, and tool joints, and Company shall reimburse Contractor Group for the replacement cost new including cost of delivery DDP Location (INCOTERMS 2000), for any such loss or damage.

(e)

Contractor’s Equipment – Environmental Loss or Damage. Company shall assume liability at all times for damage to or destruction of Contractor’s equipment caused by exposure to H2S, CO2, or other highly corrosive or otherwise destructive elements, including those introduced into the drilling fluid and shall protect, defend, and indemnify Contractor Group from any and all losses, claims, liabilities, expenses, and causes of action related thereto.

(f)

The Hole. In the event the hole is lost or damaged, Company shall be solely responsible for such damage to or loss of the hole, including the casing therein. Company hereby releases Contractor Group of any liability for damage to or loss of the hole, and shall protect, defend and indemnify Contractor Group from and against any and all losses, claims, liabilities, and expenses, and causes of action relating to such damage to or loss of the hole.

(g)

Notwithstanding anything to the contrary contained herein, it is understood and agreed by and between the Contractor and Company that the responsibility for pollution or contamination shall be as follows:

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a.

Contractor shall assume all responsibility for (including control and removal of the pollutant involved) and shall protect, defend and save Company harmless from and against all claims, demands and causes of action of every kind and character arising from all pollution or contamination which originates above the surface of the land from spills of fuels, lubricants, motor oils, normal water base drilling fluid and attendant cuttings, pipe dope, paints, solvents, and garbage in Contractor’s possession or control or directly associated with contractor’s equipment and facilities..

b.

Company shall assume all responsibility for (including control and removal of the pollutant involved) and shall protect, defend and save the contractor harmless from and against all claims, demands, fines, penalties and causes of action of every kind and character arising from all pollution or contamination, other than that described in subsection (a) above, which may occur during the term of this Agreement or as a result of operations hereunder, including but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of oil emulsion, oil base drilling fluids, contaminated cuttings or carvings, lost circulation and fish recovery materials and fluids.

c.

In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Company, for whom such party is performing work, is held to be legally liable, the responsibility therefor shall be considered, as between Contractor and Company, to be the same as if the party for whom the work was performed has performed the same and all of the obligations respecting defense, indemnity, holding harmless and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

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EXHIBIT “B”

Attached to and made a part of that certain Master Service Agreement effective the 14th day of December, in the year 2012, (the “Agreement”) by and between NFR Energy LLC (“Company”) and Ryan Directional Services, Inc., (“Contractor”).  All defined terms used herein shall have the same meaning as in the Agreement.

INSURANCE

(a)At all times during this Agreement, Contractor is required to carry, and hereby agrees to carry, at its own expense and with deductibles for its own account, with insurance companies or through a self-insurance program, insurance coverage with minimum limits and coverages not less than set forth in Schedule 1 attached hereto and made a part hereof. It is expressly understood and agreed that coverages required therein represent Contractor’s minimum requirements and are not to be construed to void or limit Contractor’s indemnity obligations as contained in this Agreement nor represent in any manner a limitation of insurance coverages Contractor may voluntarily elect to maintain. Irrespective of the requirements of insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance Company carrying insurance of Contractor, or the failure of any insurance Company to pay claims accruing, shall not be held to affect, negate or waive any of the provisions of this Agreement. Contractor shall furnish for approval by Company appropriate Certificates of Insurance prior to the commencement of any work or operations hereunder. Such certificates shall stipulate that no change shall be made in any insurance policy nor shall any such policy be canceled without notice first being sent to Company at least thirty (30) calendar days prior to the effective date of such change or cancellation. All said insurance coverage shall be maintained in force by Contractor for a period of time coincident with the terms of the Master Service Agreement. From time to time upon request of Company, Contractor shall furnish a current Certificate of Insurance. In any event, Contractor shall not commence or conduct any work or operations until it has complied with Company’s insurance requirements including providing Certificates of Insurance, but commencement of any work by Contractor or payment therefore by Company shall not constitute a waiver of Company’s right to full and proper performance of all of Contractor’s insurance obligations.

(b)All insurance policies of Contractor (and its subcontractors, if applicable) which in any way relate to any Work performed under this Agreement or the subject matter of this Agreement (including, but not limited to, those policies set forth in Schedule 1 attached to this Exhibit “B”), whether or not such policy is required by this Agreement, shall, with respect to the risks and liabilities assumed by Contractor under this Agreement, expressly waive subrogation as to the Company Group with respect to the risks and liabilities assumed by Contractor under this Agreement and name each member of the Company Group as an additional insured (except under Worker’s Compensation coverage), it being understood that (1) such policies shall be primary to, and shall receive no contribution from, any insurance policies or coverage maintained by or in favor of any member of Company Group, (2) any coverage in favor of any member of the Company Group shall be considered in excess of Contractor’s insurance, (3) Contractor’s general liability insurance shall include coverage for contractual liabilities assumed

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in this Agreement with the understanding and agreement that a claim in rem shall be considered a claim against the Company Group, and (4) THE COMPANY GROUP SHALL BE COVERED BY SUCH INSURANCE, REGARDLESS OF WHETHER THE CLAIMS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, FINES, COSTS OR EXPENSES INSURED WERE IN ANY WAY ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE ACTIONS, OMISSIONS OR NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY MEMBER OF COMPANY GROUP. For avoidance of doubt, the additional insured coverage required by this Agreement shall apply on a broad form basis with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted to (i) “ongoing operations,” (ii) coverage for vicarious liability, or (iii) circumstances in which the named insured is partially negligent.

To the extent any Work is performed in or offshore the State of Louisiana, with respect to Comprehensive General Liability (“CGL”) Insurance and Excess Umbrella which is in excess of the CGL coverage, Company and Contractor agree that Company will pay to Contractor’s insurers or brokers (or their agent or representative) the premium required by Contractor’s insurers for extending Contractor’s insurance policies to cover Company Group by naming Company Group as additional insureds, waiving subrogation against Company Group, and being primary with respect to any other coverage in favor of any member of Company Group for liability assumed by Contractor under this Agreement. Contractor will arrange to have Company billed for the premium required by Contractor’s insurers, and the additional premium for such Additional Assured status shall be paid by Company based on an invoice provided by Contractor’s insurers or brokers (or their agent or representative), which shall be over and above the agreed upon rates and shall not be consideration to Contractor. If the premium to provide such protection by adding Company Group as additional insureds, waiving subrogation against Company Group, and being primary with respect to any other coverage in favor of any member of Company Group will be in excess of $500.00 for any one policy, Contractor prior to adding the Company Group as additional insureds shall contact Company and obtain Company’s prior written approval.

(c)Prior to the commencement of operations to be conducted under this Agreement, Contractor shall furnish Company with Certificates of Insurance evidencing the coverage and conditions required by this Agreement and such Certificates of Insurance shall provide for not less than thirty (30) days’ written notice to Contractor in the event of cancellation or material change. After the date on which this Agreement is executed by Contractor, Contractor shall not cancel or make any material change in any insurance policies described in this Exhibit “B” without thirty (30) days’ written notice to Company. Commencement of operations without the required Certificates of Insurance, or without compliance with any other provision of this Agreement, shall not constitute a waiver by Company of any rights in this Agreement.

(d)Without prejudice to the parties’ liabilities, Company shall effect and maintain throughout the duration of the Agreement, at its cost, with similar insurance companies or through a self-insurance program, insurance coverage of the same kind and in the same amount as is required of Contractor under this Exhibit “B”, insuring the risks and liabilities assumed by Company under this Agreement. The policies that Company will effect shall, but only to the extent of the risks and liabilities assumed by Company in this Agreement, name Contractor as an

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additional insured and cause its insurer to waive subrogation against Contractor, but only for liability Company assumes. For the avoidance of doubt, each of the provisions in this Exhibit “B”, including, without limitation, the provisions in Schedule 1 to Exhibit “B”, shall apply equally to Company.

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SCHEDULE 1 $6MM
TO
EXHIBIT “B”

Please forward Certificates of Insurance to:

NFR Energy, LLC
c/o: ICA – Insurance Certificate Administrators
Attn: Kortney Robertson
P.O. Box 2566
Fort Worth, TX 76113
(817) 332-5313 Phone
(817) 877-1906 Fax

All insurance shall be with an insurance company or through a self-insurance program.

At all times, CONTRACTOR shall provide or cause to be provided the following types and coverages of insurance:

WORKER’S COMPENSATION (including occupational diseases) as may be required by the laws of the state in which the work is performed and EMPLOYER’S LIABILITY COVERAGE with limits of liability to be not less than one million dollars ($1,000,000.00) per occurrence on land and not less than five million dollars ($5,000,000.00) per occurrence on any water body, or higher as required by applicable laws and regulations.

Such policy or policies shall carry a “Borrowed Servant” and an “Alternate Employer” endorsement.

If the performance of the Agreement requires the provision by Contractor of watercraft or is performed on or over water or involves maritime workers:

A.

Contractor shall provide insurance coverage for liability (including cure and maintenance if applicable) under the U. S. Longshoremen’s and Harbor Workers’ Compensation Act and the Outer Continental Shelf Lands Act with limits of liability to be not less than five million dollars ($5,000,000.00), or higher as required by applicable laws or regulations.

B.	A claim “in rem” shall be treated as a claim “in personam.”

EXCESS/UMBRELLA LIABILITY INSURANCE – To bring limits to $4,000,000.00 for Employers Liability, Comprehensive General Liability, and Comprehensive Automobile Liability.

COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE - Covering owned, non-owned and hired vehicles used by Contractor with a combined single limit of $1,000,000.00 per occurrence for bodily injury, sickness or death of any one person and property damage.

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COMPREHENSIVE GENERAL LIABILITY INSURANCE - Including but not limited to products / completed operations liability and equipment and blanket contractual liability insuring Contractor’s obligations under this Agreement including coverage whereby any watercraft exclusions are deleted as they relate to any claims which are or may be brought against the Company Group in their capacity as vessel owner or charterer including, without limitation, claims brought under Section 905(b) of the Longshoremen’s and Harbor Worker’s Compensation Act, with minimum combined single limit of $1,000,000.00 applicable to personal injury, sickness or death, and loss or damage to property occurring on land or with a minimum combined single limit of five million dollars ($5,000,000.00) applicable to personal injury, sickness or death, and loss or damage to property occurring on any water body REGARDLESS OF WHETHER ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF COMPANY GROUP. SUCH INSURANCE SHALL CONTAIN A BLANKET CONTRACTUAL LIABILITY ENDORSEMENT.

WATERCRAFT LIABILITY INSURANCE - If the performance of this Agreement requires Contractor or one of its subcontractors to provide watercraft, Contractor shall carry or require the contractors, operators, or charterers of the watercraft to carry: (a) Hull and Machinery (including Collision Liability) insurance in an amount not less than the market value of the watercraft, and (b) Protection and Indemnity insurance, including pollution liability and removal of wreck (including when required by law and when reasonably required by Company) in an amount not less than the market value of the watercraft or $5,000,000.00, whichever is greater, and (c) Charterer’s Legal Liability coverage, and (d) if the watercraft engages in towing operations, tower’s insurance. Such policy or policies shall cover owned, non-owned, and hired watercraft. All policies required under this section, and all policies providing coverage excess of said policies, shall be endorsed as follows:

(a)to provide full coverage to Company Group as additional insured with respect to the risks and liabilities assumed by Contractor under this Agreement without limiting coverage to liability “as owner of the vessel” and to delete any “as owner” clause or any other language purporting to limit coverage to liability of an insured “as owner of the vessel”; and

(b)to delete any language limiting coverage for Company Group in the event of the applicability of the Limitation of Liability Statute.

AIRCRAFT LIABILITY INSURANCE - If the performance of this Agreement requires Contractor to furnish the use of aircraft, Contractor shall carry or require the contractors providing the aircraft to carry Aircraft Hull “All Risk” Insurance on the market value of the aircraft, and Aircraft Liability Insurance with a combined single limit of $10,000,000.00 per occurrence for bodily injury and property damage, including passenger liability with a limit of not less than $1,000,000.00 per passenger seat.

OPERATOR’S EXTRA EXPENSE COVERAGE- If the performance of this Agreement requires drilling/working over/recompleting of wells, Contractor shall carry operator’s extra expense coverage including: coverage for sudden and accidental seepage and pollution liability, Clean-Up and Containment Coverage, control of well coverage, underground blowout and replacement cost coverage, and all risk redrill coverage with limits of not less than $2,000,000.00 for any one occurrence plus a separate $5,000,000.00 for all liabilities arising on any water body.

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Contractor shall bear the cost of Contractor’s and Subcontractor’s deductibles or self-insurance retentions, including defense costs, applicable to the required insurance coverage. Contractor shall require Subcontractors to provide statutory Worker’s Compensation insurance and other such insurance as Contractor deems necessary. To the extent not provided for by the Subcontractor and not covered by Contractor’s insurance, deficiencies shall be the sole responsibility of Contractor.

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EXHIBIT “C”

Attached to and made a part of that certain Master Service Agreement effective the 14th day of December, in the year 2012, (the “Agreement”) by and between NFR Energy LLC (“Company”) and Ryan Directional Services, Inc., (“Contractor”). All  defined terms used herein shall have the same meaning as in the Agreement.

NON-DISCRIMINATION PROVISIONS

A.Compliance Generally:

This Agreement shall be performed by the Contractor in compliance with all applicable laws, proclamations, orders, rules, and regulations, including, without limitation, the following statutes and executive orders, if applicable, as well as the regulations, orders, and rules promulgated thereunder where required by law, and such statutes and executive orders are hereby incorporated in this Agreement by reference as if fully set out: (1) Equal Opportunity Clause (applicable to all contracts or purchase orders in excess of $10,000.00, 41 CFR 60-1.4); (2) Employment of the Handicapped (applicable to contracts or purchase orders of $2,500.00 or more, 41 CFR 60-741); (3) Employment of Disabled Veterans and Veterans of the Vietnam Era (applicable to contracts or purchase orders of $10,000.00 or more, 41 CFR 60-250); and (4) Minority Business Enterprises (Federal Procurement Regulations 1-1.13), including, without limitation, the Utilization of Minority Business Enterprises and Minority Business Enterprises Subcontracting Program; as amended, and the rules, regulations, and orders issued thereunder.

B.Executive Order No. 11246:

During the performance of this Agreement and to the extent required by Executive Order No. 11246 and any contract between the Contractor and any government contracting agency, the Contractor agrees to fully comply with paragraphs (1) through (7) of Section 202 of Executive Order No. 11246 as reprinted in section 60-1.4 of title 41 of the Code of Federal Regulations and the implementing regulations, which are for the purpose of preventing employment discrimination against persons on the basis of race, color, religion, sex, or national origin (“Equal Opportunity Clause”). Paragraphs (1) through (7) of Section 202 of Executive Order 11246, as amended, are incorporated in this Agreement by reference. The term “Contractor” as used therein shall be deemed to be references to the Contractor.

C.Certification of Non-Segregated Facilities:

By entering into this Agreement, the Contractor certifies, as specified in 41 CFR 60 - 1.8, that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause required by Executive Order No. 11246 of September 24, 1965.

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As used in this certification, the term “segregated facilities” means, but is not limited to, any waiting rooms, work areas, restrooms and washrooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

The Contractor further agrees and understands that a breach of the assurances contained herein subjects it to the provisions of the Order of the Secretary of Labor at 41 CFR 60, dated May 28, 1968, and the provisions of the Equal Opportunity Clause enumerated in applicable contracts.

The Contractor further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed contractors and subcontractors prior to the award of contracts or subcontracts which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its file; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

NOTICE TO PROSPECTIVE SUBCONTRACTORS
OF REQUIREMENT FOR CERTIFICATIONS OF
NON-SEGREGATED FACILITIES

A certification of Non-Segregated Facilities, as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000.00 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e. quarterly, semiannually, or annually).

(Note: The penalty for making false statements is prescribed in 18 U.S.C. 1001).

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EXHIBIT “D”

Attached to and made a part of that certain Master Service Agreement effective the 14th day of December, in the year 2012, (the “Agreement”) by and between NFR Energy LLC (“Company”) and Ryan Directional Services, Inc., (“Contractor”).  All defined terms used herein shall have the same meaning as in the Agreement.

WORK ORDER XX

This Work Order is made part of the Agreement which provides for the issuance of Work Orders by the Company, and is to be performed under the terms and conditions of said Agreement and those contained herein.

Work Order No. 01, entered into by and between Company and Contractor to be effective from the XXXXXXXX and shall terminate on the XXXXXXX, unless terminated earlier as permitted by the Agreement.

The contract documents which comprise the Agreement are complementary and Contractor shall carefully study and compare the various documents, as well as any other information furnished by Company relative to the work contemplated herein. No contract document should be read in isolation.

This Work Order contains provisions that pertain specifically to this Work Order. The provisions detail geographic specific terms, additional defined terms, work scope specific terms, and such provisions as necessary to document the obligations of the parties. Any of these provisions that amend the terms and conditions of the underlying Agreement must be clearly identified as an

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amendment, and signed concurrent with the Work Order by duly authorized representatives of the parties.

1.0	Work Order Insurance Requirements

The work associated with this Work Order requires Contractor to have the insurance policies indicated below as necessary in place in the manner, form, and coverage amounts as specified under SCHEDULE 1 TO EXHIBIT “B” of the AGREEMENT.

Insurance Type	Necessary for this Work Order

Workers’ Compensation / Employers Liability	Yes
General Liability	Yes
Automotive Liability	Yes
Excess / Umbrella	Yes
Aircraft Liability	Not Required
Watercraft Liability	Not Required

2.0	Term

The term of this Work Order commences XXXXXX and shall terminate XXXXXX, unless terminated earlier as permitted by the Agreement. Thereafter, this Work Order shall remain in full force and effect on a month to month basis until terminated by either party with a thirty (30) day written notice.

3.0	Scope of Work
3.1	Overview of Scope
3.2	This Work Order #XX shall be for the “callout” on an as needed basis to perform XXXXXXXX services as prescribed by Company.
3.3	Key Assumptions

3.3.1Company and Contractor may agree to modify the scope of this Work Order in writing. All modifications shall be documented using a Company approved change order or amendment to the Work Order.

3.3.2Contractor represents that all Contractor personnel and subcontractors have the appropriate skills, knowledge, safety certifications, and licensing as required by applicable code, the Agreement, and applicable law.

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3.3.3Contractor ensures that all activities be done within the Health, Safety and Environment guidelines of Company and/or Contractor, whichever is more stringent, in an effort to ensure an incident and injury free work place.

3.3.4All Contractor personnel shall acquire an understanding of Company’s policies and procedures in relationship to the function that they will be providing Company and shall thereafter follow, adhere to and promote said policies and procedures.

4.0	Contractor Furnished Items
4.1

Safety Apparel & Equipment - While at Company’s Work Site, all safety apparel and equipment for Contractor’s personnel, which may include, but which is not limited to, hard hats, respirators, safety footwear, safety glasses with side shields, safety gloves, fire extinguishers, personal hydrogen sulfide detection equipment (H2S monitors), flame resistant clothing, ear plugs, welder’s gloves and the like, shall be deemed to be part of Contractor furnished items and shall be furnished by Contractor, at no additional cost to Company. All such safety equipment shall meet the standards of applicable regulatory agencies.

Contractor personnel reporting to work without the proper safety apparel and equipment shall not be permitted on the Work Site.

4.2

Transportation of Contractor Furnished Items – It is the responsibility of Contractor to arrange, coordinate and pay for transportation of Contractor furnished items. Further, Contractor assumes all risks associated with the transportation of Contractor furnished items.

5.0	Schedule of Reimbursement
1.

The fees and prices outlined herein below in “Contractors Rate Schedule”, Exhibit “D-1” to this Work Order #XX, represent accepted rates and fees for the term of the Work Order. Rates are inclusive to perform coil tubing services under normal or ordinary operations and bid by Company and no other amounts shall be due. Charges or fees invoiced to Company above or beyond those outlined above shall require written acceptance by Company. Variable costs for any and all contractor services and expenses provided under this Work Order shall be documented by Contractor and reported to Company on a monthly basis in a form approved and accepted by Company and shall be accompanied by legible receipts, with business purpose and all other relevant information provided.

2.

The fixed rates set forth herein shall remain firm and fixed for the term of this Work Order notwithstanding that amendments to the scope of work may be agreed by the parties in writing. The rates are fully inclusive of Contractor’s costs, overhead and profits including, but not limited to, overhead, wages, salaries, shift differential, overtime, bonuses or premiums, if any, employee benefits, allowances, consumables, holidays, paid time off (including, but not limited to,

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sick leave, bereavement leave, jury duty and vacation), Contractor’s portion of employee insurance and social security benefits, payroll and income taxes, withholding tax, premiums for public liability and property damage insurance, employer’s liability insurance, workers’ compensation and all other insurance premiums measured by payroll costs, and all other contributions and benefits.

3.

If applicable, business travel expenses on behalf of the Company must have received prior written approval by the Company in order for Contractor to be reimbursed. If applicable, Contractor must travel via economy class airfare and all expenses shall be billed at cost. Charges for expenses must be accompanied by receipts and shall be submitted via invoice to Company on a monthly basis.

6.0	Payment Terms

Payments shall be made in accordance with the Agreement. In addition, Contractor shall provide the following information on each invoice.

Required Information:	Invoices/Credit Memos Address:
NFR Energy LLC	NFR Energy LLC
AFE#	Attn: Accounts Payable
Well Name:
XXX-XXXX WO#XX

7.0	Definitions

Company’s Base:	Marshall, Texas
Work Site:

Contractor’s Base:
Contractor’s mailing:

8.0	Representatives

Company’s Representative:	tbd
Contractor’s Representative:	tbd

9.0	Exhibits

The following Exhibits are incorporated into this Work Order:

Exhibit “D-1” to Work Order #XXX

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In the event of any conflict or inconsistency between the terms and conditions of the Agreement and this Work Order or the exhibits attached hereto, the Agreement shall govern. In the event of any conflicts between the terms and conditions of the Work Order and the exhibits attached hereto, the Work Order shall govern. The parties acknowledge that they have read this Work Order, understand it, and agree to be bound by its terms and conditions. Further, the parties agree that the entire agreement between the parties relating to the Work described herein consists of:

1.0This Work Order

2.0The Work Order attachments and exhibits, if any

3.0The Agreement

This Work Order supersedes all proposals or other prior agreements, oral or written, and all communications between the parties relating to this Work Order.

NFR Energy LLC	Contractor

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Exhibit A-3

Exhibit A-3

MASTER DRILLING AGREEMENT

CONSPICUOUS AND FAIR NOTICE

BOTH PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS MASTER DRILLING AGREEMENT HAS PROVISIONS REQUIRING ONE PARTY (THE INDEMNITOR) TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANOTHER PARTY (THE INDEMNITEE).

BOTH PARTIES REPRESENT TO EACH OTHER (1) THAT THEY HAVE CONSULTED AN ATTORNEY CONCERNING THIS MASTER DRILLING AGREEMENT OR, IF THEY HAVE NOT CONSULTED AN ATTORNEY, THAT THEY WERE PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND (2) THAT THEY FULLY UNDERSTAND THEIR RIGHTS AND OBLIGATIONS UNDER THIS MASTER DRILLING AGREEMENT.

THIS MASTER DRILLING AGREEMENT  (“Agreement”) made and entered into this ___ day of _______________, 2012, by and between NFR Energy LLC whose address is: 1415 Louisiana, Suite 1600, Houston, Texas 77002, hereinafter referred to as “Operator,” and Nabors Drilling USA, LP whose address is: 515 West Greens Road, Suite 1000, Houston, Texas 77067-4525, hereinafter referred to as “Contractor”. Operator and Contractor are each sometimes referred to in this Master Drilling Agreement as a “Party” or together as the “Parties.”

WITNESSETH: THAT,

WHEREAS, Operator is the owner, part owner, and/or operator of certain properties on which it may from time to time desire to have a well or more than one (1) well drilled, completed or abandoned in search of oil, gas, geothermal fluids, or fluid injection zones; and

WHEREAS, Contractor is engaged in the business of drilling, completing, or abandoning (if requested by Operator) such wells and desires to drill, complete, or abandon (if requested by Operator) such well(s) according to provisions contained herein; it being expressly understood and agreed by Operator and Contractor that services performed hereunder by Contractor are on a “Daywork” basis, as subsequently defined ;

NOW, THEREFORE, Operator and Contractor, each in consideration of the promises and agreements of the other, mutually agree as follows:

1.	AGREEMENT, BID SHEET AND CONTRACT:

1.1 If at any time during the term of this Agreement, Operator desires to have a well(s) drilled, completed or abandoned by Contractor, Operator shall prepare and submit to Contractor a “Bid Sheet and Drilling Order” (hereinafter referred to as “Bid Sheet”) in the form attached hereto as Exhibit A. Such Bid Sheet shall set forth the location, depth to be drilled, specifications, and other such conditions under which the well(s) is/are to be drilled, completed or abandoned (if desired by Operator). If Contractor desires to work in accordance with the specifications set forth in the Bid Sheet, Contractor shall complete the Bid Sheet, setting forth the prices it proposes to charge for services, and properly execute the Bid Sheet in duplicate originals returning same to Operator. If Operator is satisfied with Contractor’s proposal, Operator shall execute the Bid Sheet, returning one duplicate executed original to the Contractor (which, together with this Agreement shall be collectively referred to as the “Contract”) and said Contract shall govern and control the drilling, completing or abandoning of any well(s) provided for therein by Contractor for Operator. Execution of this Agreement alone does not obligate Operator or Contractor to enter into any Bid Sheet, one with the other.

1.2 If and when a Bid Sheet has been mutually executed by the Parties hereto, Contractor agrees to commence operations of the well as set forth in the Bid Sheet, and to drill, complete or abandon (if desired by Operator) the well(s) covered thereby in accordance with all of the provisions and specifications of the Bid Sheet and this Agreement.

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2.	BASIS OF COMPENSATION:

2.1 Subject to all of the provisions contained in this Agreement and the applicable Bid Sheet, Operator agrees to pay Contractor for the work performed and services rendered by Contractor in accordance with the applicable Bid Sheet.

2.2 The term “Daywork” shall be defined as, and apply to, work performed by Contractor at the request of Operator at a stipulated rate per day. For purposes hereof, the term “Daywork basis” means Contractor shall furnish equipment and labor and perform services as herein provided, for a specified sum per day. When operations are on a Daywork basis, Contractor shall be paid at the applicable rates of payment and assumes the obligations and liabilities stated herein. In carrying out its duties while on a Daywork basis, Contractor shall comply with Operator’s requests and the work contemplated in any Contract shall meet the approval of Operator and be subject to the general right of inspection by Operator provided herein to secure satisfactory completion thereof, but Contractor shall independently direct, supervise and control the labor and services of its employees, and shall independently maintain, repair and operate Contractor’s equipment. Operator shall have the right, but not the duty, to inspect the Contractor’s operations for compliance with safe and effective operating procedures, which shall neither diminish the liability or responsibility of Contractor nor enlarge the liability or responsibility of Operator.

3.	WELL LOCATIONS:

Locations described in the Bid Sheet are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

4.	DAYWORK RATES:

For work performed hereunder, Operator shall pay Contractor the rates contained in the Bid Sheet.

5.	TIME OF PAYMENT:

Payment is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable day rates, and all other applicable charges shall be due, upon presentation of invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such work was performed or other charges were incurred, whichever shall first occur. All invoices may be mailed to Operator at address hereinabove shown.

5.2 Disputed Invoices and Late Payment: Operator shall pay invoices within forty-five (45) days after receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within fifteen days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason therefor, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of one and one half (1.5) percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may terminate the affected Contract as specified under Sub-Section 6.3 of the Bid Sheet.

6.	DURATION

6.1 DURATION OF AGREEMENT: This Agreement, effective as of the date first above written, shall remain in effect until canceled by Operator or Contractor by giving thirty (30) days advance written notice to the other. Any such termination shall not affect any Contract previously entered into by the Parties, which shall remain in full force and effect until all work contemplated by such Contract has been completed.

6.2 DURATION OF BID SHEET: Each Bid Sheet shall be effective as of the date of signature by Contractor and shall remain in effect for the duration specified in Section 2 of the Bid Sheet.
7.	CASING PROGRAM:

Operator shall have the right to designate the points at which casing will be set and the manner of setting, cementing and testing. Operator may modify the casing program, however, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual consent of Operator and Contractor and upon

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agreement as to the additional compensation to be paid Contractor as a result thereof. Operator shall specify its planned casing program in the Bid Sheet.

8.	DRILLING METHODS AND PRACTICES:

8.1 Contractor shall perform all work hereunder in a good and workmanlike manner and shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

8.2 Subject to the terms hereof, and at Operator’s cost, at all times during the drilling of the well, Operator shall have the right to control the mud program, and the drilling fluid must be of a type and have characteristics and be maintained by Contractor in accordance with specifications shown in the Bid Sheet.

8.3 Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of a Contract. When required by law, the terms of Exhibit “B” shall apply to a Contract. In the event any provision of a Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and the Contract shall continue in full force and effect.

8.4 Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator.

8.5 If requested by Operator, Contractor shall furnish Operator with a copy of delivery tickets covering any material or supplies provided by Operator and received by Contractor.
9.	INGRESS, EGRESS, AND LOCATION:

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which the well is to be located for the performance by Contractor of all work contemplated by the Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the applicable rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipped highway type vehicle. If Contractor is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator.

10.	SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of properly supporting the drilling rig, and shall be responsible for a conductor pipe program adequate to prevent soil and subsoil washout. It is recognized that Operator has superior knowledge of the location and access routes to the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and telephone lines) which Contractor might encounter while en route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to properly support the rig during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom, Operator shall, without regard to the other provisions of this Agreement, including Subparagraph 14.3 hereof, reimburse Contractor to the extent not covered by Contractor’s insurance, for all such loss or damage including payment of force majeure rate during repair and/or demobilization if applicable; provided, however, that the Operator shall only be responsible for the first $5,000,000 of such loss or damage, and provided, further, that the maximum number of days for which the force majeure or standby rate may be applicable with pursuant to this Section 10 shall be 20; provided, further, that if any failure of Operator to comply with the obligation to prepare a sound location under this Section 10 causes a delay of more than 20 days, Contractor may, at its option, terminate the applicable Bid Sheet.

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11.	EQUIPMENT CAPACITY:

Operations shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used in the applicable Bid Sheet. Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.

12.	TERMINATION OF LOCATION LIABILITY:

When Contractor has complied with all obligations of the Contract regarding restoration of Operator’s location, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as result of conditions of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.	INSURANCE:

13.1 Types and amounts of insurance: Contractor shall secure, and during all work to be performed shall maintain, at Contractor’s sole cost and expense, insurance coverage of the nature, and with minimum limits equal to or in excess of, the requirements set forth below. Any deductibles or self-insured retentions shall be the sole responsibility of Contractor.

i)

Workers’ Compensation and Employers’ Liability Insurance, in accordance with the statutory requirements of the state in which the work is to be performed, and endorsed specifically to include the following:

(a)	Employers’ Liability to include $1,000,000 (bodily injury by accident), $1,000,000 (bodily injury by disease – each accident), and $1,000,000 (bodily injury by disease – each employee).
(b)

 “Alternate Employer” endorsement, stating that a claim brought against Operator or any affiliate by an employee of Contractor as a “borrowed servant” of Operator will be treated as a claim against Contractor.

ii)	Comprehensive General Liability Insurance, with limits of liability of not less than the following:
(a)	$2,000,000 general aggregate
(b)	$1,000,000 each occurrence, Bodily Injury and/or Property Damage Combined Single Limit
(c)	Such insurance shall include the following:
1.	Premises and Operations coverage.
2.	Contractual Liability covering the liabilities assumed under this Agreement.
3.	Broad Form Property Damage Liability endorsement.
4.	Products and Completed Operations.
5.	Pollution (e.g. sudden, accidental).
6.	Third party claims resulting from pollution, blowouts and cratering.
iii)	Automobile Liability Insurance, with limits of liability of not less than the following:
(a)	$1,000,000 each occurrence
(b)	$1,000,000 Bodily Injury and/or Property Damage Combined Single Limit
(c)	Such coverage shall include owned, hired and non-owned vehicles.
iv)	Excess Liability Insurance, with limits of liability of not less than the following: A-3-4

(a)	Limits of Liability - $5,000,000 Occurrence/Aggregate for Bodily Injury and Property Damage in excess of the coverage outlined in items (i), (ii) and (iii) above.
v)	Workers’ Compensation Alternatives for Operations
(a)

If Contractor provides workers’ compensation benefits through alternative means and the Operator has consented to such alternative Workers’ Compensation arrangement, the consent must be in writing and confirmed by a representative of Operator authorized to enter into such an agreement. The minimum requirements are:

(b)

Execution of form TWCC-85 agreeing that Contractor’s employees and any subcontractor’s employees are not employees of Operator for Texas and execution of a Certification of Non-coverage for Oklahoma, as applicable.

(c)

Insurance Companies providing alternative benefits must forego and forebear prosecution of insurer’s subrogation rights and interests against Operator, its affiliates and their respective directors and employees and assign insurer’s subrogation interest to Operator, or Operator’s designee, when or if requested by Operator.

a.	Copy of TWCC-5 form filing in Texas and Certification of Non-coverage filing in Oklahoma, as applicable.
13.2 Policy endorsements: Each insurance policy maintained by Contractor for work performed under this Agreement must be endorsed as follows:

“To the extent of the indemnity obligations assumed by Contractor under this Agreement, underwriters waive their rights of subrogation (whether by loans, receipts, equitable assignment, or otherwise) against Operator Group.”

To provide adequate territorial and navigation limits with all laws or regulations of state or country jurisdiction.

“To the extent of the indemnity obligations assumed by Contractor under this Agreement, Operator Group is named as Additional Insured (Except the Workers’ Compensation policy).”

13.3 Failure to secure or comply: Failure to secure the insurance coverages, or the failure to comply fully with any of the insurance provisions of this Agreement, or the failure to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement shall in no way act to relieve Contractor from the obligations of this Agreement, any provisions hereof to the contrary notwithstanding. If liability for loss or damage be denied by the underwriter(s), in all or in part, or if Contractor fails to maintain any of the insurance herein required, Contractor shall hold harmless and indemnify Operator Group against all claims, demands, costs and expenses, including attorney’s fees, which would otherwise be covered by said insurance.

13.4 To the extent of the indemnity obligations assumed by Contractor under this Agreement, all insurance coverage carried by Contractor, whether or not otherwise required hereby, shall be made to extend to and protect Operator Group, as to work performed under this Agreement, to the full extent and full amount Contractor is covered and said insurance coverage shall be sufficiently endorsed to waive, solely for the benefit of the Operator Group, any and all claims by the underwriters or insurers against Operator Group.

13.5 Insurance certificates: Contractor’s failure to secure, maintain or furnish Operator with its current certificates evidencing compliance with the requirements of this provision shall constitute a material breach of this Agreement. The failure of the Operator to insist upon strict adherence to the requirements of this provision, and/or to police adherence to the requirements hereof, shall in no event be construed as a waiver of any of said requirements. Nor may the requirements hereof be waived other than in writing by a duly authorized officer of Operator.

13.6 The insurance required hereby shall in no way be construed to limit Contractor’s obligations pursuant to this Agreement.

13.7 Insurance required of Operator: Operator shall, as well, maintain, at Operator’s sole cost and expense, insurance coverage of the nature and in at least the same amount as is required of Contractor, insuring the

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liabilities specifically assumed by Operator in Article 14 of the Agreement. To the extent of the indemnity obligations assumed by Operator under this Agreement, all insurance coverage carried by Operator, whether or not otherwise required hereby shall be made to extend and protect Contractor Group, as to work performed under this Agreement, to the full extent and full amount Operator is covered and said insurance coverage shall be sufficiently endorsed to waive, solely for the benefit of the Contractor Group, any and all claims by the underwriters or insurers against Contractor Group.

14.	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1 In this Agreement the term “Operator Group” means Operator, its parent and affiliate companies, its and their contractors and subcontractors of every tier (excluding any member of Contractor Group) and its and their respective officers, directors, employees, agents and servants.

14.2 In this Agreement the term “Contractor Group” means Contractor, its parent and affiliate companies, and its and their subcontractors of every tier, and its and their respective officers, directors, employees, agents and servants

14.3 CONTRACTOR’S SURFACE EQUIPMENT: CONTRACTOR SHALL ASSUME LIABILITY AT ALL TIMES FOR DAMAGE TO OR DESTRUCTION OF CONTRACTOR’S SURFACE EQUIPMENT, REGARDLESS OF WHEN OR HOW SUCH DAMAGE OR DESTRUCTION OCCURS, AND CONTRACTOR SHALL RELEASE OPERATOR GROUP OF ANY LIABILITY FOR ANY SUCH LOSS, EXCEPT LOSS OR DAMAGE UNDER THE PROVISIONS OF PARAGRAPH 10 OR SUBPARAGRAPH 14.5.

14.4 CONTRACTOR’S IN-HOLE EQUIPMENT: OPERATOR SHALL ASSUME LIABILITY AT ALL TIMES FOR DAMAGE TO OR DESTRUCTION OF CONTRACTOR’S IN-HOLE EQUIPMENT (EXCEPT WHEN SUCH EQUIPMENT IS ON THE SURFACE), INCLUDING, BUT NOT LIMITED TO, DRILL PIPE, DRILL COLLARS, AND TOOL JOINTS, AND OPERATOR SHALL REIMBURSE CONTRACTOR FOR THE VALUE OF ANY SUCH LOSS OR DAMAGE; THE VALUE TO BE DETERMINED BY AGREEMENT BETWEEN CONTRACTOR AND OPERATOR AS CURRENT REPAIR COSTS OR ONE HUNDRED PERCENT (100%) OF EQUIVALENT REPLACEMENT COST OF SUCH EQUIPMENT DELIVERED TO THE WELL SITE.

14.5 CONTRACTOR’S EQUIPMENT - ENVIRONMENTAL LOSS OR DAMAGE: NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH 14.3 ABOVE, OPERATOR SHALL ASSUME LIABILITY AT ALL TIMES FOR DAMAGE TO OR DESTRUCTION OF CONTRACTOR’S EQUIPMENT CAUSED BY EXPOSURE TO HIGHLY CORROSIVE OR OTHERWISE DESTRUCTIVE ELEMENTS, INCLUDING THOSE INTRODUCED INTO THE DRILLING FLUID.

14.6 OPERATOR’S EQUIPMENT: OPERATOR SHALL ASSUME LIABILITY AT ALL TIMES FOR DAMAGE TO OR DESTRUCTION OF OPERATOR’S EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, CASING, TUBING, WELL HEAD EQUIPMENT, AND PLATFORM IF APPLICABLE, REGARDLESS OF WHEN OR HOW SUCH DAMAGE OR DESTRUCTION OCCURS, AND OPERATOR SHALL RELEASE CONTRACTOR GROUP OF ANY LIABILITY FOR ANY SUCH LOSS OR DAMAGE.

14.7 THE HOLE: IN THE EVENT THE HOLE SHOULD BE LOST OR DAMAGED, OPERATOR SHALL BE SOLELY RESPONSIBLE FOR SUCH DAMAGE TO OR LOSS OF THE HOLE, INCLUDING THE CASING THEREIN. OPERATOR SHALL RELEASE CONTRACTOR GROUP OF ANY LIABILITY FOR DAMAGE TO OR LOSS OF THE HOLE, AND SHALL PROTECT, DEFEND AND INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, AND EXPENSE RELATING TO SUCH DAMAGE TO OR LOSS OF THE HOLE.

14.8 UNDERGROUND DAMAGE: OPERATOR SHALL RELEASE CONTRACTOR GROUP OF ANY LIABILITY FOR, AND SHALL PROTECT, DEFEND AND INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, AND EXPENSE RESULTING FROM OPERATIONS UNDER THIS AGREEMENT ON ACCOUNT OF INJURY TO, DESTRUCTION OF, OR LOSS OR IMPAIRMENT OF ANY PROPERTY RIGHT IN OR TO OIL, GAS, OR OTHER MINERAL SUBSTANCE OR WATER, IF AT THE TIME OF THE ACT OR OMISSION CAUSING SUCH INJURY, DESTRUCTION, LOSS, OR IMPAIRMENT, SAID SUBSTANCE HAD NOT BEEN REDUCED TO PHYSICAL POSSESSION ABOVE THE SURFACE OF THE EARTH, AND FOR ANY LOSS OR DAMAGE TO ANY FORMATION, STRATA, OR RESERVOIR BENEATH THE SURFACE OF THE EARTH.

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14.9 INSPECTION OF MATERIALS FURNISHED BY OPERATOR: CONTRACTOR AGREES TO VISUALLY INSPECT ALL MATERIALS FURNISHED BY OPERATOR BEFORE USING SAME AND TO NOTIFY OPERATOR OF ANY APPARENT DEFECTS THEREIN. CONTRACTOR SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE USE OF MATERIALS FURNISHED BY OPERATOR, AND OPERATOR SHALL RELEASE CONTRACTOR GROUP FROM, AND SHALL PROTECT, DEFEND AND INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST, ANY SUCH LIABILITY.

14.10 CONTRACTOR’S INDEMNIFICATION OF OPERATOR: CONTRACTOR SHALL RELEASE OPERATOR GROUP, FROM ANY LIABILITY FOR AND SHALL, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OPERATOR GROUP FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES AND LIABILITY OF EVERY KIND AND CHARACTER, INCLUDING BUT NOT LIMITED TO ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS’ FEES, THAT MAY BE MADE OR ASSERTED BY CONTRACTOR’S EMPLOYEES OR INVITEES OR CONTRACTOR’S CONTRACTORS OR SUBCONTRACTORS OR THEIR RESPECTIVE EMPLOYEES OR INVITEES, THAT ARISE, DIRECTLY OR INDIRECTLY, OUT OF, OR ARE IN ANY WAY INCIDENTAL TO, OR ARE INCURRED IN CONNECTION WITH, WORK PERFORMED UNDER THIS AGREEMENT, WHICH RESULTS IN BODILY INJURY, ILLNESS, DEATH OR DESTRUCTION OR DAMAGE TO PROPERTY, INCLUDING BUT NOT LIMITED TO LOSSES, DAMAGES AND LIABILITY COVERED BY CONTRACTOR’S WORKERS’ COMPENSATION INSURANCE OR AN APPROPRIATE SUBSTITUTE THEREFOR, EVEN IF CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE STRICT LIABILITY OR NEGLIGENCE OR OTHER ACT OR OMISSION OF ANY MEMBER OF THE OPERATOR GROUP. THIS INDEMNITY OBLIGATION SHALL BE SUPPORTED BY INSURANCE PROVIDED BY CONTRACTOR EQUAL TO THE LESSER OF (1) THE TOTAL LIABILITY INSURANCE REQUIRED BY PARAGRAPH 13 (COMPREHENSIVE GENERAL LIABILITY, AUTOMOBILE LIABILITY AND EXCESS LIABILITY), OR (2) THE MAXIMUM AMOUNT WHICH MAY BE REQUIRED BY LAW WITHOUT RENDERING THE INDEMNIFICATION OBLIGATIONS UNDERTAKEN HEREIN UNENFORCEABLE OR INOPERATIVE. THE INSURANCE PROVIDED IN SUPPORT OF THESE OBLIGATIONS SHALL, HOWEVER, IN NO WAY LIMIT CONTRACTOR’S OBLIGATION UNDER THIS AGREEMENT SAVE AND EXCEPT TO THE EXTENT NECESSARY, IF ANY, TO PREVENT THOSE OBLIGATIONS FROM BEING DECLARED VOID, UNENFORCEABLE OR OTHERWISE INOPERATIVE. CONTRACTOR AND OPERATOR INTEND THAT CONTRACTOR INDEMNIFY AND PROTECT THE OPERATOR GROUP FROM THE CONSEQUENCES OF THE OPERATOR GROUP’S OWN NEGLIGENCE EVEN IF THAT NEGLIGENCE IS THE SOLE CAUSE OR A CONCURRING CAUSE OF THE CLAIM, DEMAND, CAUSE OF ACTION, LIABILITY, LOSS OR DAMAGE.

14.11 OPERATOR’S INDEMNIFICATION OF CONTRACTOR: OPERATOR SHALL RELEASE CONTRACTOR GROUP FROM ANY LIABILITY FOR AND SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES AND LIABILITY OF EVERY KIND AND CHARACTER, INCLUDING BUT NOT LIMITED TO ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS FEES, THAT MAY BE MADE OR ASSERTED BY OPERATOR’S EMPLOYEES OR INVITEES OR OPERATOR’S CONTRACTORS OR SUBCONTRACTORS OR THEIR RESPECTIVE EMPLOYEES OR INVITEES, THAT ARISE, DIRECTLY OR INDIRECTLY, OUT OF, OR ARE IN ANY WAY INCIDENTAL TO, OR ARE INCURRED IN CONNECTION WITH, WORK PERFORMED UNDER THIS AGREEMENT, WHICH RESULT IN BODILY INJURY, ILLNESS, DEATH OR PROPERTY DESTRUCTION OR DAMAGE TO PROPERTY, INCLUDING BUT NOT LIMITED TO LOSSES, DAMAGES AND LIABILITY COVERED BY OPERATOR’S WORKERS’ COMPENSATION INSURANCE OR AN APPROPRIATE SUBSTITUTE THEREFOR, EVEN IF CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE STRICT LIABILITY OR NEGLIGENCE OR OTHER ACT OR OMISSION OF ANY MEMBER OF THE CONTRACTOR GROUP. THIS INDEMNITY OBLIGATION SHALL BE SUPPORTED BY INSURANCE PROVIDED BY OPERATOR EQUAL TO THE LESSER OF (1) THE TOTAL LIABILITY INSURANCE REQUIRED BY PARAGRAPH 13 (COMPREHENSIVE GENERAL LIABILITY, AUTOMOBILE LIABILITY AND EXCESS LIABILITY), OR (2) THE MAXIMUM AMOUNT WHICH MAY BE REQUIRED BY LAW WITHOUT RENDERING THE INDEMNIFICATION OBLIGATIONS UNDERTAKEN HEREIN UNENFORCEABLE OR INOPERATIVE. THE INSURANCE PROVIDED IN SUPPORT OF THESE OBLIGATIONS SHALL, HOWEVER, IN NO WAY LIMIT OPERATOR’S OBLIGATIONS UNDER THIS AGREEMENT SAVE AND EXCEPT TO THE EXTENT NECESSARY, IF ANY, TO PREVENT THOSE OBLIGATIONS FROM BEING DECLARED VOID, UNENFORCEABLE OR OTHERWISE INOPERATIVE. OPERATOR AND CONTRACTOR INTEND THAT OPERATOR INDEMNIFY AND PROTECT THE CONTRACTOR GROUP FROM THE CONSEQUENCES OF THE CONTRACTOR GROUP’S OWN NEGLIGENCE EVEN IF THAT NEGLIGENCE IS THE SOLE CAUSE OR A CONCURRING CAUSE OF THE CLAIM, DEMAND, CAUSE OF ACTION, LIABILITY, LOSS OR DAMAGE.

14.12 LIABILITY FOR WILD WELL: OPERATOR SHALL BE LIABLE FOR THE COST OF REGAINING CONTROL OF ANY WILD WELL, AS WELL AS FOR COST OF REMOVAL OF ANY DEBRIS, AND SHALL A-3-7

RELEASE CONTRACTOR GROUP OF, AND OPERATOR SHALL PROTECT, DEFEND AND INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST ANY LIABILITY FOR SUCH COST.

14.13 POLLUTION AND CONTAMINATION: NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT THE PROVISIONS OF PARAGRAPHS 10 AND 12, IT IS UNDERSTOOD AND AGREED BY AND BETWEEN CONTRACTOR AND OPERATOR THAT THE RESPONSIBILITY FOR POLLUTION AND CONTAMINATION SHALL BE AS FOLLOWS:

(A)UNLESS OTHERWISE PROVIDED HEREIN, CONTRACTOR SHALL ASSUME ALL RESPONSIBILITY FOR, INCLUDING CONTROL AND REMOVAL OF, AND SHALL PROTECT, DEFEND AND INDEMNIFY OPERATOR GROUP FROM AND AGAINST ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER ARISING FROM POLLUTION OR CONTAMINATION, WHICH ORIGINATES ABOVE THE SURFACE OF THE LAND OR WATER FROM SPILLS OF FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, BALLAST, BILGE AND GARBAGE, EXCEPT UNAVOIDABLE POLLUTION FROM RESERVE PITS, WHOLLY IN CONTRACTOR’S POSSESSION AND CONTROL AND DIRECTLY ASSOCIATED WITH CONTRACTOR’S EQUIPMENT AND FACILITIES.

(B)OPERATOR SHALL ASSUME ALL RESPONSIBILITY FOR, INCLUDING CONTROL AND REMOVAL OF, AND SHALL PROTECT, DEFEND AND INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER ARISING DIRECTLY OR INDIRECTLY FROM ALL OTHER POLLUTION OR CONTAMINATION WHICH MAY OCCUR DURING THE CONDUCT OF OPERATIONS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THAT WHICH MAY RESULT FROM FIRE, BLOWOUT, CRATERING, SEEPAGE OR ANY OTHER UNCONTROLLED FLOW OF OIL, GAS, WATER OR OTHER SUBSTANCE, AS WELL AS THE USE OR DISPOSITION OF ALL DRILLING FLUIDS, INCLUDING, BUT NOT LIMITED TO, OIL EMULSION, OIL BASE OR CHEMICALLY TREATED DRILLING FLUIDS, CONTAMINATED CUTTINGS OR CAVINGS, LOST CIRCULATION AND FISH RECOVERY MATERIALS AND FLUIDS. OPERATOR SHALL RELEASE CONTRACTOR GROUP OF ANY LIABILITY FOR THE FOREGOING.

(C)IN THE EVENT A THIRD PARTY COMMITS AN ACT OR OMISSION WHICH RESULTS IN POLLUTION OR CONTAMINATION FOR WHICH EITHER CONTRACTOR OR OPERATOR, FOR WHOM SUCH PARTY IS PERFORMING WORK, IS HELD TO BE LEGALLY LIABLE, THE RESPONSIBILITY THEREFOR SHALL BE CONSIDERED, AS BETWEEN CONTRACTOR AND OPERATOR, TO BE THE SAME AS IF THE PARTY FOR WHOM THE WORK WAS PERFORMED HAD PERFORMED THE SAME AND ALL THE OBLIGATIONS RESPECTING PROTECTION, DEFENSE, INDEMNITY AND LIMITATION OF RESPONSIBILITY AND LIABILITY, AS SET FORTH IN (A) AND (B) ABOVE, SHALL BE SPECIFICALLY APPLIED.

14.14 CONSEQUENTIAL DAMAGES: NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS INTERRUPTIONS INCLUDING LOSS OR DELAY OF PRODUCTION, HOWEVER SAME MAY BE CAUSED.

14.15 INDEMNITY OBLIGATION: EXCEPT AS OTHERWISE EXPRESSLY LIMITED IN THIS AGREEMENT, IT IS THE INTENT OF PARTIES HERETO THAT ALL RELEASES, INDEMNITY OBLIGATIONS AND/OR LIABILITIES ASSUMED BY SUCH PARTIES UNDER TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, PARAGRAPHS 10 AND 12, AND SUBPARAGRAPHS 14.1 THROUGH 14.14 HEREOF, BE WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, BUT NOT LIMITED TO, PRE-EXISTING CONDITIONS, DEFECT OR RUIN OF PREMISES OR EQUIPMENT, STRICT LIABILITY, REGULATORY OR STATUTORY LIABILITY, PRODUCTS LIABILITY, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), BREACH OF DUTY (WHETHER STATUTORY, CONTRACTUAL OR OTHERWISE) ANY THEORY OF TORT, BREACH OF CONTRACT, FAULT, THE NEGLIGENCE OF ANY DEGREE OR CHARACTER (REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT OR CONCURRENT, ACTIVE, PASSIVE OR GROSS) OF ANY PARTY OR PARTIES, INCLUDING THE PARTY SEEKING THE BENEFIT OF THE RELEASE, INDEMNITY OR ASSUMPTION OF LIABILITY, OR ANY OTHER THEORY OF LEGAL LIABILITY. THE INDEMNITIES, AND RELEASES AND ASSUMPTIONS OF LIABILITY EXTENDED BY CONTRACTOR UNDER THIS AGREEMENT SHALL INURE TO THE BENEFIT OF EACH OF THE MEMBERS OF OPERATOR GROUP. THE INDEMNITIES, AND RELEASES AND ASSUMPTIONS OF LIABILITY EXTENDED BY OPERATOR UNDER THIS AGREEMENT SHALL INURE TO THE BENEFIT OF EACH OF THE MEMBERS OF CONTRACTOR GROUP. EXCEPT AS OTHERWISE PROVIDED HEREIN, SUCH INDEMNIFICATION AND ASSUMPTIONS OF LIABILITY SHALL NOT BE DEEMED TO CREATE ANY RIGHTS TO INDEMNIFICATION IN ANY PERSON OR ENTITY NOT A PARTY TO THIS AGREEMENT, EITHER AS A

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THIRD PARTY BENEFICIARY OR BY REASON OF ANY AGREEMENT OF INDEMNITY BETWEEN ONE OF THE PARTIES HERETO AND ANOTHER PERSON OR ENTITY NOT A PARTY TO THIS AGREEMENT.

14.16 ANY INDEMNITY OR OTHER OBLIGATION HEREIN WHICH WOULD BE VOID, VOIDABLE OR OTHERWISE UNENFORCEABLE UNLESS LIMITED, SUPPORTED BY INSURANCE OR OTHERWISE AMELIORATED, SHALL BE LIMITED, SUPPORTED BY INSURANCE AND/OR OTHERWISE AMELIORATED TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY TO MAKE SUCH OBLIGATION VALID AND ENFORCEABLE.

15.	AUDIT:

If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shall have the right to audit Contractor’s books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records available to Operator at any reasonable time or times within the period.

16.	NO WAIVER EXCEPT IN WRITING:

It is fully understood and agreed that none of the requirements of this Agreement shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Agreement, or other duly authorized agent or representative of the party.

17.	FORCE MAJEURE:

Except for the duty to make payments hereunder when due, and the indemnification provisions under this Agreement, neither Operator nor Contractor shall be responsible to the other for any delay, damage or failure caused by or occasioned by a Force Majeure Event. As used in this Agreement, “Force Majeure Event” includes: acts of God, action of the elements, warlike action, insurrection, revolution or civil strife, piracy, civil war or hostile action, strikes, differences with workmen, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment or necessary labor in the open market, acute and unusual labor or material or equipment shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligations under this Agreement, it is agreed that such party shall give notice and details of Force Majeure in writing to the other party as promptly as possible after its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Section 4.7 of the Bid Sheet.

18.	GOVERNING LAW:

This Agreement shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of the State of Texas, provided, however, that any laws of such state which would apply the law of another state or country (conflict of laws provisions) are waived and shall not apply to the enforcement and/or construction of this Agreement.

19.	INFORMATION CONFIDENTIAL:

Information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives.

20.	SUBCONTRACTS BY OPERATOR:

Operator may employ other contractors to perform any of the operations or services to be provided or performed by it according to a Bid Sheet.

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21.	ATTORNEY’S FEES

If this Agreement is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs, including court costs, expenses and costs of investigators and experts.

22.	CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

23.	ASSIGNMENT:

Neither party may assign this Agreement or any Contract without the prior written consent of the other, and prompt notice of any such intent to assign shall be given to the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Agreement and the Contract. If any assignment is made that materially alters Contractor’s financial burden, Contractor’s compensation shall be adjusted to give effect to any increase or decrease in Contractor’s operating costs.

24.	NOTICES AND PLACE OF PAYMENT:

All notices to be given with respect to this Agreement unless otherwise provided for shall be given to Contractor and to Operator respectively at the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

25.	SPECIAL PROVISIONS:

25.1 Operator and Contractor hereby submit to the exclusive jurisdiction of the state and federal courts of Harris County, Texas with respect to any dispute hereunder, and each party hereby waives any and all rights whereby such party might be entitled to bring an action under this Agreement in another county, state or country.

25.2 This Agreement constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Agreement, shall in any way modify, amend, alter or change any of the terms or conditions set out herein.

25.3 In all cases where Contractor’s employees (including Contractor’s direct, borrowed, special or statutory employees) are covered by the Louisiana Worker’s Compensation Act, La. R. S. 23:1021 et seq., Operator and Contractor agree that all work and operations performed by Contractor and its employees pursuant to this Agreement are an integral part of and are essential to the ability of Operator to generate Operator’s goods, products and services. Furthermore, Operator and Contractor agree that Operator is a statutory employer of Contractor’s employees for purposes of La. R. S. 23:1061 (A) (3). Notwithstanding Operator’s status as a statutory employer or special employer (as defined in La. R. S. 23:1031 (C)) of Contractor’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Operator.

25.4 Operator, its parent, subsidiary and affiliated corporations, as well as the employees, officers and directors of each (collectively in this sub-paragraph 25.5 “Operator”) is cognizant of the Nabors Dispute Resolution Program and wishes to become an Electing Entity, as defined in that Program. Accordingly, Operator and Nabors Industries, Inc. (“Nabors”) hereby agree that Operator is an Electing Entity as to all Disputes between Operator and the present and former Employees and Applicants of Nabors pursuant to the Nabors Dispute Resolution Program as it currently exists and as may be amended from time to time. In the event the Program is amended, Nabors agrees to provide a copy of the amendment(s) to Operator. Operator may withdraw this election to participate in the Program at any time by giving notice of such withdrawal to Nabors, such revocation to be effective with respect to any claims not yet instituted as of the date of revocation. Operator understands that it is bound by the terms of the Program with respect to all Disputes with Nabors employees, regardless of whether such Dispute is initiated by the employee or by

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Operator. Operator and Nabors acknowledge that the Program does not apply to disputes between Operator and Nabors and that the Program does not alter the terms of any indemnification agreement between them.

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26.	ACCEPTANCE OF MASTER DRILLING AGREEMENT:

The foregoing Agreement is agreed to and accepted by Operator this 14th day of December, 2012

Operator: NFR Energy LLC

By	/s/ David J. Sambrooks
Name:	David J. Sambrooks
Title:	Chief Executive Officer

The foregoing Agreement is accepted by Contractor this 14th day of December, 2012

Contractor: Nabors Drilling USA, LP

By: NDUSA Holdings Corp., its General partner

By	/s/ Joe M. Hudson
Name:	Joe M. Hudson
Title	President and CEO

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ATTACHED TO AND MADE A PART OF THAT CERTAIN MASTER DRILLING AGREEMENT BY AND BETWEEN NFR ENERGY LLC AND NABORS DRILLING USA, LP DATED December 14, 2012

EXHIBIT “A”
BID SHEET AND DRILLING ORDER

From:

To:

Nabors Drilling USA, LP

515 West Greens Road, Suite 1000,

Houston, Texas 77067-4525

In accordance with provisions of the Master Drilling Agreement dated December 14, 2012 heretofore executed by you and the further provisions hereof and Attachments attached hereto, ________________________ (“Operator”) solicits your proposal for the drilling of the well(s) hereinafter described.

This Bid Sheet and Drilling Order (“Bid Sheet”) has been filled in by Operator to the extent necessary to disclose the manner in which Operator desires the well(s) to be drilled. If you desire to submit a proposal, it will be necessary to complete this Bid Sheet in every respect, and have such completed proposal, properly executed by you in duplicate originals, returned in a sealed envelope marked “CONFIDENTIAL”. Such proposal must be returned to our office no later than ________________________ to the attention of ________________________ at the above Operator address.

Operator reserves the right to reject any and all proposals, but if your bid as submitted is accepted by us, this instrument (hereafter referred to as the “Bid Sheet”) and the attached Exhibits, together with the above identified Master Drilling Agreement shall constitute the full and complete agreement between us covering the work described in this Bid Sheet and the attached Exhibits, and the term “Contract” as used hereafter in this Bid Sheet shall be defined to include the Master Drilling Agreement, this Bid Sheet, and the attached Attachments.

Operator

By:

Name:

Title:

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1.	LOCATION OF WELL:

Well Name and Number:
Parish/County:	State:	Field Name:
Well location and land description:

1.1Additional Well Locations or Areas:

.

2.	COMMENCEMENT DATE AND TERM OF BID SHEET:
2.1 Commencement Date: Contractor agrees to use reasonable efforts to commence operations for the drilling of well by the ______ day of _____________, 20__, or .

2.2 Duration: Subject to Operator’s right to stop the well(s) as outlined in the Master Drilling Agreement, and Operator’s right to terminate a multiple well program without drilling all the wells listed in Section 1, this Bid Sheet shall remain in full force and effect until operations are completed on the well(s) specified in Section 1 or for a term of ______________ commencing on the date specified in Subsection 2.1. If a specific term is set forth above, Operator may, in its sole discretion, nevertheless continue this Bid Sheet in effect for whatever time is necessary to complete the drilling and completion or abandonment of the well then in progress.

2.3 Extension of Duration: Operator may extend the term of this Bid Sheet for ______________ well(s) by giving written notice to Contractor not later than ______________, subject to mutual agreement of the rates, terms and conditions to apply to such additional wells. If Operator initially commits to an additional well in writing and subsequently elects not to drill the additional well and releases the rig, the terms of Sub-section 6.4(a) will apply.

3.	DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately ___________*__ feet, or to the ____________ formation, whichever is deeper, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of _________ feet, unless Contractor and Operator mutually agree to drill to a greater depth.    *Not to exceed the capacity of the rig.

4.	DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder.

4.1 Mobilization: Operator shall pay Contractor a mobilization fee of $____________ or a mobilization day rate of $________ per day. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include:                                                                                                                                                                                                                                                                                                                          .

4.2 Demobilization:  Operator shall pay Contractor a demobilization fee of $____________ or a demobilization day rate during tear down of $__________  per day, provided however that no demobilization fee shall be payable if the Bid Sheet is terminated due to the total loss or destruction of the rig. Demobilization shall include:

4.3 Moving Rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing on ______________, Operator shall pay Contractor a sum of $______________ per twenty-four (24) hour day.

4.4 Operating Day Rate: For work performed per twenty-four (24) hour day with _______ man crew the operating day rate shall be: A-3-14

DEPTH INTERVALS		WITHOUT DRILL PIPE	WITH DRILL PIPE
FROM	TO
0	Rig Release	$ per day	$ per day

Using Operator’s drill pipe $                             per day.

If under the above column “With Drill Pipe” no day rates are specified, the daywork rate per twenty-four hour day when drill pipe is in use shall be the applicable daywork rate specified in the column “Without Drill Pipe” plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four day.

DRILL PIPE RATES PER 24-HOUR DAY

Straight Hole	Size	Grade	Directional or Uncontrolled Deviated Hole	Size	Grade
$per ft.			$per ft.
$per ft.			$per ft.
$per ft.			$per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds________________ degrees or when the change of angle exceeds ________________ degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnished special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit “A”, the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not being counted.

Operating rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations; and will cease when the rig is ready to be moved off the location.

4.5 Repair Rate: In the event it is necessary to shut down Contractor’s rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable daywork rate for such shut down time up to a maximum of _____ hours for any one rig repair job and ________________ hours for any calendar month. Thereafter, Contractor shall be compensated at a rate of $________________ per twenty-four (24) hour day. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, lubricating rig and equipment, and normal rig and, where applicable, topdrive maintenance.

4.6 Standby Time Rate with Crews: $________________ per twenty-four (24) hour day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Force Majeure Rate: $________________ per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions of force majeure as defined in Paragraph 17 of the Agreement. It is, however, understood that subject to Sub-section 6.3 below, Operator can release the rig in accordance with Operator’s right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.8 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus _____ percent for such cost of handling.

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5.	REVISION IN RATES:

The rates and/or payments herein set forth in Section 4 due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall vary by more than zero percent (0%) from the costs thereof on the date of this Bid Sheet or by the same percent after the date of any revision pursuant to this Sub-section:

(a)	Labor costs, including all benefits, of Contractor’s personnel;
(b)	If Operator requires Contractor to increase or decrease the number of Contractor’s personnel;
(c)	If there is any change in legislation or regulations in the area in which Contractor is working or other unforeseen, unusual event that alters Contractor’s financial burden.
6.	TERM:

6.1 Duration of Bid Sheet: This Bid Sheet shall remain in full force and effect until drilling operations are completed on the well or wells specified in Section 1 above, or for a term of ________________, commencing on the date specified in Section 2 above.

6.2 Extension of Term: Operator may extend the term of this Bid Sheet for ________________ well(s) or for a period of ________________ by giving notice to Contractor not later than ________________ days after spud of the well then being drilled subject to mutual agreement of the rates which shall apply for such additional wells(s) or such extension period.

6.3 Early Termination:

(a) By Either Party: Upon giving of written notice, either party may terminate this Bid Sheet when total loss or destruction of the rig, or a major breakdown with indefinite repair time, necessitate stopping operations hereunder.

(b) By Operator: Notwithstanding the provisions of Section 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of the work to be performed by Contractor hereunder at any time prior to reaching the specified depth, and even though Contractor has made no default hereunder. In such event Operator shall reimburse Contractor as set forth in Sub-section 6.4 hereof.

(c) By Contractor: Notwithstanding the provisions of Section 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of Operator or Operator’s property, or any part thereof, or Operator’s affairs be placed in the hands of a Creditor’s Committee, or, following ten days prior written notice to Operator if Operator does not pay Contractor within the time specified in Sub-paragraph 5.2 of the Agreement all undisputed items due and owing, Contractor may, at its option, elect to terminate further performance of any work under this Bid Sheet and Contractor’s right to compensation shall be as set forth in Sub-section 6.4 hereof. In addition to Contractor’s right to terminate performance hereunder, Operator hereby expressly agrees to protect, defend and indemnify Contractor Group from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s joint venturers or other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such termination of performance hereunder.

6.4 Early Termination Compensation:

(a) For one well Bid Sheets: In the event Operator terminates this Bid Sheet prior to drilling the well, Operator shall pay Contractor: (1) all amounts due for work performed up to the date of termination; (2) the amounts due for demobilization; and (3) as liquidated damages and not as penalty, a lump sum of $____________ for the well not drilled.

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(b) For term Bid Sheets: (Provision to be negotiated by the parties at the time a term Bid Sheet is being considered).
7.	OPERATOR’s CASING PROGRAM

	Hole Size	Casing Size	Weight	Grade	Approximate Setting Depth	Wait on Cement Time
Conductor	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
Surface	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
Protection	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
Production	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
Liner	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs
	________ in.	________ in.	______ lbs/ft.		_________ ft.	________ hrs

8.	MUD CONTROL PROGRAM (See Subparagraph 8.2 of the Agreement)
Depth Interval (ft)
From	To	Type Mud	Weight (lbs./gal.)	Viscosity (Secs)	Water Loss (cc)

Other mud specifications:

9.	INSURANCE
9.1	See Paragraph 13 of the Agreement.
9.2	Other Insurance: Operator agrees to purchase OEE insurance in an amount not less than $____________ insuring the liabilities assumed by Operator.
10.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Contractor unless otherwise noted by this Bid Sheet.

10.1	Drilling Rig: Complete drilling rig, designated by Contractor as its Rig No. __________, as per the rig inventory attached hereto as Attachment I
10.2	Derrick timbers.
10.3	Normal strings of drill pipe and drill collars specified above.
10.4	Conventional drift indicator.
10.5	Circulating mud pits.
10.6	Necessary pipe racks and rigging up material.
10.7	Normal storage for mud and chemicals.

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10.8	Shale Shaker.
10.9
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17

11.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Bid Sheet.

11.1	Furnish and maintain adequate roadway and/or canal to location, right-of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates and cattle guards.
11.2	Stake location, clear and grade location, and provide turnaround, including surfacing when necessary.
11.3	Test tanks with pipe and fittings.
11.4	Mud storage tanks with pipe and fittings.
11.5	Separator with pipe and fittings.
11.6	Labor to connect and disconnect mud tank, test tank, and separator.
11.7	Labor to disconnect and clean test tanks and separator.
11.8	Drilling mud, chemicals, lost circulation materials and other additives.
11.9	Pipe and connections for oil circulating lines.
11.10	Labor to lay, bury and recover oil circulating lines.
11.11	Drilling bits, reamers, reamer cutters, stabilizers and special tools.
11.12	Contract fishing tool services and tool rental.
11.13	Wire line core bits or heads, core barrels and wire line core catchers if required.
11.14	Conventional core bits, core catchers and core barrels.
11.15	Diamond core barrel with head.
11.16	Cement and cementing service.
11.17	Electrical wireline logging services.
11.18	Directional, caliper, or other special services.
11.19	Gun or jet perforating services.
11.20	Explosives and shooting devices.
11.21	Formation testing, hydraulic fracturing, acidizing and other related services.
11.22	Equipment for drill stem testing.
11.23	Mud logging services.
11.24	Sidewall coring service.
11.25	Welding service for welding bottom joints of casing, guide shore, float shoe, float collar and in connection with installing of well head equipment if required.
11.26	Casing, tubing, liners, screen, float collars, guide and float shoes and associated equipment.
11.27	Casing scratchers and centralizers.

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11.28	Well head connections and all equipment to be installed in or on well or on the premises for use in connection with testing, completion and operation of well.
11.29	Special or added storage for mud and chemicals.
11.30	Casinghead, API series, to conform to that shown for the blowout preventers specified in Attachment I hereto.
11.31	Blowout preventer testing packoff.
11.32	Casing Thread Protectors and Casing Lubricants.
11.33	H2 S training and equipment as necessary or as required by law.
11.34	Third party BOP testing
11.35
11.36
11.37
11.38
11.39
11.40
11.41

12.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

To Be Provided By and At The Expense Of

		Operator	Contractor
12.1	Cellar and runaways
12.2	Fuel (located at _______________)
12.3	Fuel Lines (length _______________)
12.4	Water at source, including required permits
12.5	Water well, including required permits
12.6	Water lines, including required permits
12.7	Water storage tanks ______________ capacity
12.8	Labor to operate water well or water pump
12.9	Maintenance of water well, if required
12.10	Water Pump
12.11	Fuel for water pump
12.12	Mats for engines and boilers, or motors and mud pumps
12.13	Transportation of Contractor’s property:
Move in
Move out
12.14	Materials for “boxing in” rig and derrick
12.15	Special strings of drill pipe and drill collars as follows:

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		Operator	Contractor
12.16	Kelly joints, subs, elevators, tongs and slips for use
with special drill pipe
12.17	Drill pipe protectors for Kelly joint and each joint
of drill pipe running inside of Surface Casing as required,
for use with normal strings of drill pipe
12.18	Drill pipe protectors for Kelly joint and drill pipe running inside of Protection Casing
12.19	Rate of penetration recording device
12.20	Extra labor for running and cementing casing (Casing crews)
12.21	Casing tools
12.22	Power casing tongs
12.23	Laydown and pickup machine
12.24	Tubing tools
12.25	Power tubing tong
12.26	Crew Boats, Number ___________	N/A	N/A
12.27	Service Barge	N/A	N/A
12.28	Service Tug Boat	N/A	N/A
12.29	Rat Hole
12.30	Mouse Hole
12.31	Reserve Pits
12.32	Upper Kelly Cock
12.33	Lower Kelly Valve
12.34	Drill Pipe Safety Valve
12.35	Inside Blowout Preventer
12.36	Drilling hole for or driving for conductor pipe
12.37	Charges, cost of bonds for public roads
12.38	Cost of all labor and material to clean rig after use of oil base mud
12.39	Portable Toilet
12.40	Trash Receptacle
12.41	Linear Motion Shale Shaker
12.42	Shale Shaker Screens
12.43	Mud Cleaner
12.44	Mud/Gas Separator
12.45	Desander
12.46	Desilter
12.47	Degasser
12.48	Centrifuge
12.49	Rotating Head
12.50	Rotating Head Rubbers
12.51	Hydraulic Adjustable Choke
12.52	Pit Volume Totalizer
12.53	Communications, type _____________
12.54	Forklift, capacity _____________

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		Operator	Contractor
12.55	Corrosion inhibitor for protecting drill string
12.56
12.57
12.58

13.	OTHER PROVISIONS:
(a)	Contractor will provide a SPCC Plan for the rig prior to spud.
(b)

Contractor shall furnish initial tested annular preventer element. If the element is damaged due to destructive elements introduced to the mud, stripping, or excessive testing, the Operator agrees to furnish a new element.

(c)

Chemical additives to the mud for preventing oxidation of the drill string and hydrogen sulfide scavenging chemicals to treat the mud or drilling fluid as necessary to remove all traces of H2S and to control oxygen corrosion to levels not exceeding 1.5 pounds per square foot per year as determined by corrosion ring tests to be furnished by the Operator.

(d)	Rig will be released from Daywork Rates when the rig is cleaned sufficiently to be ready for mobilization.
(e)	Extra cost to rig up for drilling with oil base mud shall be at Operator’s expense.
(f)	Operator to reimburse Contractor for drill crew and rig superintendent clothing allowance of $20.00 per man per day when oil base mud, KCL or Calcium Chloride water is in use.
(g)

Initial inspection of all drill pipe, drill collars, kelly, kelly joints, valves, subs and HWDP shall be at Contractor’s expense. All repairs, replacements and hauling for repairs will be at Contractor’s expense. This inspection will be performed prior to spud of the initial well and a copy will be supplied to the Operator prior to spud of the initial well. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.)

(h)

Subsequent inspections (including the inspection at the end of the job) of all drill pipe, drill collars, kelly, kelly joints, valves, subs and HWDP shall be at the Operator’s expense. All repairs, replacements and hauling for repairs will be at Operator’s expense. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.)

(i)	Operator shall furnish all screens for Shakers.
(j)	Operator shall furnish all potable water for Operator and Contractor personnel.
(k)	Operator shall furnish sanitation facilities for Contractor personnel.
(l)

Operator, Operator’s representatives and Operator’s subcontractors shall support Contractor’s safety policies and procedures in general and in particular, will comply with all Contractor’s personal protective equipment requirements.

(m)

Operator shall test BOP equipment at intervals as specified in federal, state or local regulations, API Recommended Practice or every twenty-one (21) days whichever interval is more stringent. All testing will be performed by an independent testing company provided and paid for by Operator.

(n)

Contractor will furnish one or two boilers and or hot air heaters. Operator will furnish the fuel for these units and pay Contractor $750.00 per day per unit when fired, regardless of the hours operated per day.

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(o)

For periods of delay during rig moves, caused by circumstances beyond Contractor’s control, including, but not limited to, inclement weather, lack of availability of roads, location, transportation equipment or permits, Operator shall pay Contractor a delay rate of $_______________ per day. Repairs to drilling equipment which delay the rig move shall not be considered as delays beyond Contractor’s control.

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14.	ACCEPTANCE OF BID SHEET:

The foregoing Bid Sheet is agreed to and accepted by Operator this _____ day of ______________, 20__

Operator:

By
Name:
Title

The foregoing Bid Sheet is accepted by undersigned as Contractor this ____ day of ____________, 20 ___, which is the effective date of this Bid Sheet, subject to rig availability, and subject to all of its terms and provisions, with the understanding that unless said Bid Sheet is thus executed by Operator within _______ days of the above date, Contractor shall be in no manner bound by its signature thereto.

Contractor: Nabors Drilling USA, LP
By: NDUSA Holdings Corp., its General Partner
By
Name:
Title:

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ATTACHMENT I TO EXHIBIT A
CONTRACTOR’S RIG INVENTORY

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ATTACHED TO AND MADE A PART OF THAT CERTAIN MASTER DRILLING AGREEMENT BY AND
BETWEEN NFR ENERGY LLC.. AND NABORS DRILLING USA, LP DATED DECEMBER 14, 2012

EXHIBIT “B”
(See Subparagraph 8.3)

The following clauses, when required by law, are incorporated in the Agreement by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.
(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.
(3)	The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4.
(4)	The Certification of Compliance With Environmental Laws prescribed in 40 CFR 15.20.

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EXHIBIT B-1

Exhibit B-1

NOTE: This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties.  Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law.  The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof. Computer generated form, reproduced under license from IADC.

Revised April, 2003
INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT – U.S.

Contractor’s Reference No. T9590

TO:	NABORS DRILLING USA, LP

Please submit bid on this drilling contract form for performing the work outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by                                                                                                                    this instrument will constitute a Contract between us.  Your bid should be mailed or delivered not later than            P.M. on           , 20           , to the following address:

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY,
RELEASE OF LIABILITY, AND ALLOCATION OF RISK–

SEE PARAGRAPHS 4.9, 6.3(c), 10, 12, AND 14

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as “Operator” and “Contractor.”

OPERATOR:	NFR Energy LLC
Address:	1415 Louisiana, Suite 1600
Houston, Texas 77002
CONTRACTOR:	NABORS DRILLING USA, LP
Address:	515 W, Greens Road, Suite 1000
Houston, Texas 77067

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” and Exhibit “B” attached hereto and made a part hereof (the “Contract”), Operator engages Contractor as an independent contractor to drill the hereinafter designated well or wells in search of oil or gas on a Daywork Basis.

For purposes hereof, the term “Daywork” or “Daywork Basis” means contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). When operating on a Daywork Basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.

1.	LOCATION OF WELL: First well:

Well Name and Number:	Name to be advised by Operator
~~Parish~~/County:	TBA	State:	Texas	Field Name:
Well location and land description:	To be advised by Operator
1.1 Additional Well Locations or Areas:	As required by Operator in Texas during the Primary Contract Term.

Locations described above are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

2.	COMMENCEMENT DATE:

Contractor agrees to use reasonable efforts to commence operations for the drilling of the well ~~by the           day of~~            , ~~20~~     ,  ~~or~~ as soon as the rig and crews are assembled.  If Operator does not provide a sound location to accept Contractor’s rig as soon as the rig and crews are assembled, Operator shall pay Contractor the Standby Time Rate from such date until the location is ready.

3.	DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately TBA Feet, ~~or to the                                                       formation, whichever is deeper~~, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of  **  feet, unless Contractor and Operator mutually agree to drill to a greater dept.  ** Not to exceed capacity of rig as described on the rig as described on the rig inventory attached herein.

4.	DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder.

4.1 Mobilization: Operator shall pay Contractor ~~a mobilization fee of $             or~~ a mobilization day rate of $ 22,100* per day. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include:

Move-in and rig up on the new well site.

*Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up services.

4.2 Demobilization: Operator shall pay Contractor ~~a demobilization fee of $              or~~ a demobilization day rate ~~during tear down~~ of $ 22,100* per day, provided however that no demobilization fee shall be payable if the Contract is terminated due to the total loss or destruction of the rig. Demobilization shall include: Rig down and remove rig from the final well location and, if applicable, move the rig to the nearest suitable stack out location.

*Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up services.

4.3 Moving Rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing on Rig Release, Operator: shall pay          per twenty-four (24) hour day. *Plus actual costs of trucks, crances and permits and $4,500 (lump sum per move) for Contractor a sum of $ 22,100* man-lifts, light towers and string up/string down services.

4.4 Operating Day Rate: For work performed per twenty-four (24) hour day with Five (5) man crew the operating day rate shall be:

Depth intervals
From	To	Without Drill Pipe			With Drill Pipe
0	Rig Release		$26,000	Per day		$26,000	Per day
		$		Per day	$		Per day
		$		Per day	$		Per day

Using Operator’s drill pipe $26,000 per day.

The rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations; and will cease when the rig is ready to be moved off the location.

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If under the above column “With Drill Pipe” no rates are specified, the rate per twenty-four hour day when drill pipe is in use shall be the applicable rate specified in the column “Without Drill Pipe” plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four hour day.

DRILL PIPE RATE PER 24-HOUR DAY

a
Directional or
	Straight Hole		Size	Grade	Uncontrollable Deviated Hole			Size	Grade
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds              degrees or when the change of angle exceeds              degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit “A”, the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.5 Repair Time: In the event it is necessary to shut down Contractor’s rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable rate for such shut down time up to a maximum of four (4) hours for any one rig repair job, but not to exceed twenty-four (24) hours of such compensation for any calendar month. Thereafter, Contractor shall be compensated at a rate of $Zero (0)/ per twenty-four (24) hour day. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and normal rig and top drive maintenance. When two (2) mud pumps are required to be used simultaneously, the time spend changing expendable pump parts shall not considered downtime.

4.6 Standby Time Rate:  $100% of the Operating Day Rate/per twenty-four (24) day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Drilling Fluid Rates: When drilling fluids of a type and characteristic that increases Contractor’s cost of performance hereunder, including but not limited to oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in additional to the operating rate specified above:

(a)	$20 per man per day for Contractor’s rig-site personnel.
(b)	$110 per day additional operating rate; and
(c)	Cost of all labor, material and services plus twenty-four (24) hours operating rate to clean rig and related equipment.

4.8 Force Majeure Rate: $100% of the Operating Day Rate/per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 17 hereof. It is, however, understood that subject to Subparagraph 6.3 below, Operator can release the rig in accordance with Operator’s right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.9 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus ten (10) percent for such cost of handling. When, at operator’s request and with Contractor’s agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith. Notwithstanding the foregoing, Contractor shall not be obliged to purchase any items on behalf of Operator.

4.10 Revision in Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall vary by more than zero (0) percent from the costs thereof on the date of this Contract or by the same percent after the date of any revision pursuant to the Subparagraph:

(a)	Labor costs, including all benefits, of Contractor’s personnel;
~~(b)~~	~~Contractor’s cost of insurance premiums;~~
~~(c)~~(b)	Contractor’s cost of fuel, including all taxes and fees; the cost per gallon/MCF being $N/A; Operator shall provide all fuel.
~~(d)~~(c)	Contractor’s cost of catering, when applicable;
~~(e)~~(d)	If Operator requires Contractor to increase or decrease the number of Contractor’s personnel;
~~(f)~~(e)

Contractor’s cost of spare parts and supplies with the understanding that such spare parts and supplies constitute fifteen (15) percent of the operating rate and that the parties shall use the U.S. Bureau of Labor Statistics Oil Field and Gas Field Drilling Machinery Producer Price Index (Series ID WPU119102) to determine to what extent a price variance has occurred in said spare parts and supplies;

~~(g)~~(f)	If there is any change in legislation or regulations in the area in which Contractor is working or other unforeseen, unusual event that alters Contractor’s financial burden

5.	TIME OF PAYMENT

Payment is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable rates, and all other applicable charges shall be due, upon presentation of invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such work was performed or other charges are incurred, whichever shall first occur. All invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows:

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within thirty (30) days after receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within fifteen days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason therefor, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of 1 ½ percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subparagraph 6.3.

6.	TERM:

6.1Duration of Contract: This Contract shall remain in full force and effect ~~until drilling operations are completed on the well or wells specified in Paragraph 1 above, or~~ for a term of nine hundred ten (910) days, commencing on the date specified in Paragraph 2 above (the “Primary Contract Term”). In the event a well is in progress at the end of the Primary Contract Term, this Contract shall automatically extend to permit the completion of operations for the well in progress.

~~6.2Extension of Term: Operator may extend the term of this Contract for               well(s) or for a period of                               by giving notice to Contractor at least             days prior to completion of the well then being drilled or by~~ Not used.

6.3Early Termination:

(a)By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with indefinite repair time necessitate stopping operations hereunder.

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(b)By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled. Operator shall have the right to direct the stoppage of the work to be performed by Contractor hereunder at any time prior to reaching the specified depth, and even though Contractor has made no default hereunder. In such event, Operator shall reimburse Contractor as set forth in Subparagraph 6.4 hereof.

(c)By Contractor: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of Operator or Operator’s property, or any part thereof, or Operator’s affairs be placed in the hands of a Creditor’s Committee, or, following three business days prior written notice to Operator if Operator does not pay Contractor within the time specified in Subparagraph 5.2 all undisputed items due and owing. Contractor may, at its option, (1) elect to terminate further performance of any work under this Contract and Contractor’s right to compensation shall be as set forth Subparagraph 6.4 hereof, or (2) suspend operations until payment is made by Operator in which event the standby time rate contained in Subparagraph 4.6 shall apply until payment is made by Operator and operations are resumed. In addition to Contractor’s rights to suspend operations or terminate performance under this Paragraph, Operator hereby expressly agrees to protect, defend and indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-venturers, co-lessees and joint owners, or any other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

6.4Early Termination Compensation: See Special Provisions Sub-paragraph 27.4

       ~~(a) Prior to Commencement: In the event Operator terminates this Contract prior to commencement of operations hereunder, Operator shall pay Contractor as liquidated damages and not as a penalty a sum equal to the standby time rate (Subparagraph 4.6) for a period of             days or a lump sum of $~~

       ~~(b) Prior to Spudding: If such termination occurs after commencement of operations but prior to the spudding of the well, Operator shall pay to Contractor the sum of the following: (1) all expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of the Contract and by reason of the premature terminaton of the work, including the expense of drilling or other crew members and supervision directly assigned to the rig; (2) ten percent (10%) of the amount of such reimbursable expenses; and (3) a sum calculated at the standby time rate for all time from the date upon which Contractor commences any operations hereunder down to such date subsequent to the date of termination as will afford Contractor reasonable time to dismantle its rig and equipment provided, however, if this Contract is for a term of more than one well or for a period of time, Operator shall pay Contractor. In addition to the above, the Force Majeure Rate, less any unnecessary labor, from that date subsequent to termination upon which Contractor completes dismantling its rig and equipment until the end of the term or~~

~~(c) Subsequent to spudding: if such termination occurs after the spudding of the well, Operator shall pay Contractor (1) the amount for all applicable rates and all other charges and reimbursements due to Contractor; but in no event shall such sum, exclusive of reimbursements due, be less than would have been earned for                 day at the applicable rate “Without Drill Pipe” and the actual amount due for drill pipe used in accordance with the above rates; or (2) at the election of Contractor and in lieu of the foregoing, Operator shall pay Contractor for all expense reasonably and necessarily incurred and to be incurred by reason of this Contract and by reason of such premature termination plus a lump sum of $                provided however, if this Contract is for a term of more than one well or for a period of time, Operator shall pay Contractor, in addition to the above, the Force Majeure Rate less any unnecessary labor from the date of termination until the end of the term or~~

7.	CASING PROGRAM

Operator shall have the right to designate the points at which casing will be set and the manner of setting, cementing and testing. Operator may modify the casing program, however, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual consent of Operator and Contractor and upon agreement as to the additional compensation to be paid Contractor as a result thereof.

8.	DRILLING METHODS AND PRACTICES:

8.1Contractor shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

8.2Subject to the terms hereof, and at Operator’s cost, at all times during the drilling of the well, Operator shall have the right to control the mud program, and the drilling fluid must be of a type and have characteristics and be maintained by Contraction iaccordance with the specifications shown in Exhibit “A”.

8.3Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. When required by law, the terms of Exhibit “B” shall apply to this Contract. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and so modified said provision and this Contract shall continue in full force and effect.

8.4Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator in both hard copy and electronic form.

8.5If requested by Operator, Contractor shall furnish Operator with a copy of delivery tickets covering any material or supplies provided by Operator and received by Contractor.

9.	INGRESS, ENGRESS, AND LOCATION:

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which the well is to be located for the performance by Contractor of all work contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby time rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in nan ordinarily equipped highway type vehicle. If Contractor is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator. Operator shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location settling.

10.	SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of properly supporting the drilling rig, and shall be responsible for a casing and cementing

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program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge of the location and access routes to the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which Contractor might encounter while en route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to properly support the rig during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom, Operator shall, without regard to other provisions of this Contract, including Subparagraph 14.1 hereof, reimburse Contractor to the extent not covered by Contractor’s insurance and not to exceed $1,000,000 per occurrence, for all such loss or damage including removal of debris and payment of Force Majeure Rate during repair and/or demobilization if applicable.

11.	EQUIPMENT CAPACITY:

Operations shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder ~~or where canal or water depths are in excess of                                  feet~~. Without prejudice to the provisions of Paragraph 14 hereunder, Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.

12.	TERMINATION OF LOCATION LIABILITY:

When Contractor has concluded operations at the well location, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieves of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.	INSURANCE:

During the life of the Contract, Contractor shall at Contractor’s expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverages of the kind and in the amount set forth in Exhibit “A”, insuring the liabilities specifically assumed by Contractor in Paragraph 14 of this Contract. Contractor shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Operator. For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator. Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operator's expense, or shall self insure, insurance coverage as set forth in Exhibit “A” of the same kind and in the same amount as is required of Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Contractor. Operator and Contractor shall cause their respective underwriters to name the other additionally insured but only to the extend of the indemnification obligations assumed herein.

14.	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1Contractor’s Surface Equipment: Contractor shall assume liability at all times for damage to or destruction of Contractor’s surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shall release Operator of any liability for any such loss, except loss or damage under the provisions of Paragraph 10 or Subparagraph 14.3.

14.2Contractor’s In-Hole Equipment: Operator shall assume liability at all times for damage to or destruction of Contractor’s surface equipment, including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair costs or 100 percent of current new replacement cost of such equipment delivered to the well site.

14.3Contractor’s Equipment – Environmental Loss or Damage:  Notwithstanding the provisions of Subparagraph 14.1 above, Operator shall assume liability at all times for damage to our destruction of Contractor’s equipment resulting from the presence of H2S2  CO2  or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

14.4Operator’s Equipment: Operator shall assume liability at all times for damage to or destruction of Operator’s or its co-venturers’, co-lessees’ or joint owners’ equipment, including, but not limited to, casing, tubing, well head equipment, platform if applicable, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

14.5The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, including the casing therein. Operator shall release Contractor and its suppliers, Contractor and its suppliers, contractors and subcontractors of any tier of any liability for damage to or loss of the hole, and shall protect, defend and Indemnify Contractor and its suppliers, contractors and subcontractors of any tier from against and all claims, liability, and expense relating to such damage to or loss of the hole.

14.6Underground Damage: Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of any property right in or to all, gas, or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss, or impairment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any formation, strata, or reservoir beneath the surface of the earth.

14.7Inspection of Materials Furnished by Operator: Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein, Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, and Operator shall release Contractor from, and shall protect, defend and indemnify Contractor from and against, any such liability.

14.8Contractor’s Indemnification of Operator: Contractor shall release Operator of any liability for, and shall protect, defend and indemnify Operator from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of Contractor’s employees or Contractor’s subcontractors of any tier (Inclusive of any agent or consultant engaged by Contractor) or their employees, or Contractor’s Invitees, on account of bodily injury, death or damage to property. Contractor’s indemnify under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Operator pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.8 (which Contractor and Operator hereby agree will be supported either by available liability Insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or Indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.9Operator’s Indemnification of Contractor: Operator shall release Contractor of any liability for, and shall protect, defend and Indemnify Contractor from and against all claims, demands, and causes of action of every kind of character, without limit and without regard to the cause or causes thereof or the negligence of any

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B-1-4

Revised April 2003

party or parties, arising in connection herewith in favor of Operator’s employees or Operator’s contractors of any tier (inclusive of any agent, consultant or subcontractor engaged by Operator) or their employees, or Operator’s Invitees, other than those parties identified in Subparagraph 14.8 on account of bodily injury, death or damage to property. Operator’s idemnty under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Contractor pursuant to Paragraph 13. If it is judicially determined that the monetary limits if insurance required hereunder or of the Indemnities voluntarily assumed under Subparagraph 14.9 (which Contractor and Operator hereby agree will be supported either by available liability Insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.10 Liability for Wild Well: Operator shall be liable for the cost regaining control of any wild well, as well as for cost of removal of any debris and cost of property remediation and restoration, and Operator shall release, protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any liability for such cost.

14.11 Pollution or Contamination: Notwithstanding anything to the contrary contained herein, except the provisions of Paragraphs 10 and 12, it is understood and agreed by and between Contractor and Operator that the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution from reserve pits, wholly in Contractor’s possession and control and directly associated Contractor’s equipment and facilities.

(b) Operator shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or carvings, lost circulation and fish recovery materials and fluids. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for the foregoing.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility thereof shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed the same and all of the obligations respecting protection, defense, indemnify and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

14.12 Consequential Damages: Subject to and without affecting the provisions of this Contract regarding the payment rights and obligations of the parties or the risk of loss, release and indemnify rights and obligations of the parties, each party shall at all times be responsible for and hold harmless and indemnify the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect or consequential damages shall be deemed to include, without limitation, the following: loss of profit or revenue; costs and expenses resulting from business interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties. Operator shall at all times be responsible for and hold harmless and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by Operator’s co-owners, co-ventures, co-lessees, farmors, farmees, partners and joint owners.

14.13 Indemnify Obligation: Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all release, indemnify obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of premises or equipment strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express or implied), breach of duty (whether statutory, contractual or otherwise) any theory of tort, breach of contract, fault, the negligence of any degree or character (regardless of whether such negligence is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnify or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of Subparagraphs 4.9 and 6.3 and Paragraphs 10, 12 and 14 shall insure to the benefit of such parties, their co-ventures, co-lessees, joint owners, their parent, holding and affiliated companies and the officers, directors, stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnify between one of the parties hereto and another person or entity not a party to this Contract.

15.	AUDIT

If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shall have the right to audit Contractor’s books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records readily available to Operator at any reasonable time or times within the period.

16.	NO WAIVER EXCEPT IN WRITING

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duty authorized agent or representative of the party.

17.	FORCE MAJEURE

Except as provided in this Paragraph 17 and without prejudice to the risk of loss, release and indemnify obligations under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeure Event. As used in this Contract, “Force Majeure Event” includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorists acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations dispositions or orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligation under this Contract, it is agreed that such party give the notice and details of Force Majeure in writing to other party as promptly as possible after its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Subparagraph 4.8 above.

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B-1-5

Revised April 2003

18.GOVERNING LAW:

This Contract shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of THE STATE OF TEXAS, EXCLUDING THE CONFLICT OF LAWS PROVISION THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

NO HANDWRITTEN WORDS OR PROVISIONS, NOR ANY TYPEWRITTEN ADDITIONS OR CHANGES, SHALL BE GIVEN ANY GREATER EFFECT THAN THE PRE-PRINTED PROVISIONS IN THIS CONTRACT, AND ANY APPLICABLE CONTRACT INTERPRETATION RULES THAT WOULD OTHERWISE SO REQUIRE SHALL BE DISREGARDED IN THE INTERPRETATION OF THIS CONTRACT.

19.INFORMATION CONFIDENTAL:

Upon written request by operator, information obtained by contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives.

20.SUBCONTRACTS:

Either party may employ other contractors to person any of the operations or serviced to be provided or performed by it according to EXHIBIT “A”.

21.ATTORNEY’S FEES

If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder, are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

22.CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

23.ASSIGNMENT:

Neither party may assign this Contract without the prior written consent of the other, which consent shall not be unreasonably withheld, and prompt notice of any such intent to assign shall be given to the other party. In the event of such assignment the assigning party shall remain liable to the other party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at this address hereinabove shown

24.NOTICES AND PLACE OF PAYMENT:

Notice, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

25.CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

26.ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representation, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alter or change any of the terms or conditions set out herein.

27.SPECIAL PROVISIONS:

27.1Exhibit “C” – Contractors Special Provisions is attached hereto and made a part hereof.

27.2In the event of any dispute arising out of or related to this Contract, the parties agree that jurisdiction will lie exclusively with the state and federal courts In Houston, Harris County, Texas, Operator agrees and consents to the jurisdiction of the state and federal courts in Houston, Harris County, Texas, and waives any objection that such courts are an improper or inconvenient venue or forum for such disputes.

27.3For periods of delay during rig moves, caused by circumstances beyond Contractor’s control, including, but not limited to, inclement weather, lack of availability of roads, location, transportation equipment or permits, Operator shall pay Contractor a delay rate of $22,100 per day.

27.4Early Termination Compensation: In the event Operator terminates this Contract after the effective date and prior to the end of the Primary Contract Term, Operator shall pay Contractor a lump sum early termination fee which shall be calculated by multiplying the Shortfall Rate of $16,000 per day by the number of days between the date of termination and the end of the Primary Contract Term. This amount shall be in addition to any amounts due for work performed up to the date of termination. Notwithstanding payment by Operator of the lump sum early termination fee, Contractor shall be free to market and contract the rig.

27.5In the event Contractor fails to comply with or breaches any of its representations or obligations under this Contract, including performance, based on accepted industry standards, Operator shall have the right to provide Contractor with written notice of such non-compliance, breach, or sub-standard performance. If Contractor does not rectify or remedy such non-compliance, breach or sub-standard performance within fourteen (14) days, Operator shall have the right, as its sole remedy, to place the rig on zero day rate until Contractor rectifies or remedies the non-compliance, breach or sub-standard performance.

27.6THE INDEMNITY OBLIGATIONS SET OUT HEREINABOVE SHALL ONLY BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY THE APPLICABLE LAW. IN PARTICULAR, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED HEREUNDER OR THE INDEMNITIES VOLUNTARILY ASSUMED HEREUNDER EXCEED THE MAXIMUM LIMITS PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY AGREE THAT SAID INDEMNITIES OR INSURANCE REQUIREMENT SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW.

27.7The Commencement Date Deadline is January 1, 2014.

27.8Contractor agrees to use reasonable efforts to complete the construction and commissioning of the rig in a timely manner so as to meet the Commencement Date Deadline. If the rig is not delivered by the commencement Date Deadline (with such delayed delivery referred to as “Late Delivery”), then this Contract shall continue in full force and effect and the Commencement Date Deadline will be automatically changed, extended and adjusted by the amount of time necessary to allow completion of the construction and commissioning of the rig (the “Actual Delivery Date”). In the event of Late Delivery, Operator’s sole remedy shall be that the primary Contract Term shall be reduced by one (1) day for each day that the Actual Delivery Date exceeds the Commencement Date Deadline referenced in Sub-paragraph 27.7.

27.9Operator may utilize the rig under the same terms and conditions (other than appropriate adjustments for variation in labor costs or additional required rig features) in any of Operator’s domestic operating areas in which Contractor has active operations. Should Operator elect to utilize the rig in an area which will require rig winterization, Operator shall reimburse Contractor for the cost to winterize the rig.

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B-1-6

Revised April 2003

28.ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9 and 6.3(c), and Subparagraph 27.6 Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12 /, is acknowledged, agreed to and accepted by Operator this 14th day of Dec., 2012.

OPERATOR:	/s/ David J. Sambrooks
By:	David J. Sambrooks
Title:	Chief Executive Officer

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk Subparagraphs 4.9, 6.3(c), Paragraphs and Subparagraph 27.6 10 and 12, and Subparagraphs 14.1 through 14.12 / , is acknowledged, agreed to and accepted by Contractor this 19th day of November , 2012, which is the effective date of this Contract, subject to rig availability, and subject to all of its terms and provisions, with the understanding that it will not be binding upon Operator until Operator has noted its acceptance, and with the further understanding that unless said Contract is thus executed by Operator within Seven (7) days of the above date Contractor shall be in no manner bound by its signature thereto.

Anthony G. Petrello
	CONTRACTOR:	Nabors Drilling USA, LP By: NDUSA Holdings Corp., It’s General Partner
	By:	Anthony G. Petrello
	Title:	President and CEO

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B-1-7

Revised April, 2003

EXHIBIT “A”

To Daywork Contract dated November 19, 2012

Operator NFR Energy LLC Contractor Nabors Drilling USA. LP

Well Name and Number Name to be advised by Operator

SPECIFICATIONS AND SPECIAL PROVISIONS

1.	CASING PROGRAM (See Paragraph 7) (Per Operator’s program)

	Hole Size		Casing Size		Weight		Grade	Approximate Setting Depth		Weight on Cement Time
Conductor		in.		in.		Ibs/ft.			ft.		hrs
Surface		in.		in.		Ibs/ft.			ft.		hrs
Protection		in.		in.		Ibs/ft.			ft.		hrs
		in.		in.		Ibs/ft.			ft.		hrs
Production		in.		in.		Ibs/ft.			ft.		hrs
Liner		in.		in.		Ibs/ft.			ft.		hrs
		in.		in.		Ibs/ft.			ft.		hrs

2.	MUD CONTROL PROGRAM (see Subparagraph 8.2) (Per Operator’s program)

Depth Interval (ft)
From	To	Type Mud	Weight (Ibs./gal.)	Viscosity (Secs)	Water Loss (cc)

Other mud specifications:

3.	INSURANCE (See Paragraph 13)

3.1 Adequate Workers’ Compensation Insurance complying with State Laws applicable or Employers’ Liability Insurance with limits of $___one (1) million covering all of Contractor’s employees working under this contract.

3.2 Commercial (or Comprehensive) General Liability insurance, including contractual obligations as respects this contract and proper coverage for all other obligations assumed in this Contract. The limit shall be $___one (1) million combined single limit per occurrence for Bodily injury and Property Damage.

3.3 Automobile Public Liability Insurance with limits of $___one (1) million for the death or injury of each person and $___one (1) million for each accident; and Automobile Public Liability Property Damage Insurance with limits of $___one (1) million for each accident.

3.4 ~~In the event operations are over water, Contractor shall carry in addition to the Statutory Workers’ Compensation insurance, endorsements covering liability under the longshoremen’s & Harbor Workers’ Compensation Act and Maritime liability including maintenance and cure with limits of $____________ for each death or injury to one person and $_______ for any one accident.~~

3.5 Other insurance: Excess liability insurance in the amount of $4 million dollars {in excess of 3.1.3.2 and 3.3} Operator will purchase OEE insurance In an amount not less than $10 million dollars insuring the liabilities assumed by the Operator under this Contract.

4.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Contractor unless otherwise noted by this Contract.

4.1	Drilling Rig *Subject to availability

Completed drilling rig, designated by Contractor as its Rig No. First PACETM X rig for Operator”, the major items of equipment being:

Drawworks: Make and Model	Per rig inventory attached hereto and made a part hereof.
Engines: Make, Model, and H.P
No. on Rig
Pumps: No.1 Make, Size, and Power
No.2 Make, Size, and Power
Mud Mixing Pump: Make, Size, and Power
Boilers: Number, Make, H.P, and W.P.
Derrick or Mast: Make, Size, and Capacity

Substructure: Size and Capacity
Rotary Drive: Type
Drill Pipe: Size Per rig Inventory in. _______________ ft: Size: _______________ in. ____________________ft.
Drill Collars: Number and Size	Per rig Inventory

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B-1-8

Revised April, 2003

Blowout Preventers:

Size	Series or Test Pr	Make & Model	Number

B.O.P. Closing Unit:
B.O.P. Accumulator:

4.2	Derrick timbers.
4.3	Normal strings of drill pipe and drill collars specified above.
4.4	Conventional drift indicator.
4.5	Circulating mud pits.
4.6	Necessary pipe racks and rigging up material.
4.7	~~Normal storage for mud and chemicals.~~
4.8	Shale Shaker.
4.9	________________________________________________________________________________________________
4.10	________________________________________________________________________________________________
4.11	________________________________________________________________________________________________
4.12	________________________________________________________________________________________________
4.13	________________________________________________________________________________________________
4.14	________________________________________________________________________________________________
4.15	________________________________________________________________________________________________
4.16	________________________________________________________________________________________________
4.17	________________________________________________________________________________________________

5.	EQUIPMENT, MATERIAL AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Contract.

5.1	Furnish and maintain adequate roadway and/or canal to location, right–of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates and cattle guards.
5.2	Stake location, clear and grade location, and provide turnaround, including surfacing when necessary.
5.3	Test tanks with pipe and fittings.
5.4	Mud storage tanks with pipe and fittings.
5.5	Separator with pipe and fittings.
5.6	Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator.
5.7	Labor to disconnect and clean test tanks and mud gas separator.
5.8	Drilling mud, chemicals, lost circulation materials and other additives.
5.9	Pipe and connections for oil circulating lines.
5.10	Labor to lay, bury and recover oil circulating lines.
5.11	Drilling bits, reamers, reamer cutters, stabilizers and special tools.
5.12	Contract fishing tool services and tool rental.
5.13	Wire line core bits or heads, core barrels and wire line core catchers if required.
5.14	Conventional core bits, core catchers and core barrels.
5.15	Diamond core barrel with head.
5.16	Cement and cementing service.
5.17	Electrical wireline logging services.
5.18	Directional, caliper, or other special services.
5.19	Gun or jet perforating services.
5.20	Explosives and shooting services.
5.21	Formation testing, hydraulic fracturing, acidizing and other related services.
5.22	Equipment for drill stem testing.
5.23	Mud logging service.
5.24	Sidewall coring service.
5.25	Welding service for welding bottom joints of casing, guide shoe, float shoe, float collar and in connection with installing of well head equipment if required.
5.26	Casing, tubing, liners, screen, float collars, guide and float shoes and associated equipment.
5.27	Casing scratchers and centralizers.
5.28	Well head connections and all equipment to be installed in or on the premises for use in connection with testing, completion and operation of well.
5.29	Special or added storage for mud and chemicals.
5.30	Casinghead, API series, to conform to that shown for the blowout preventers specified in Subparagraph 4.1 above.
5.31	Blowout preventer testing packoff and testing services.
5.32	Replacement of BOP rubbers, elements and seals, if required after initial test
5.33	Casing Thread Protectors and Casing Lubricants.
5.34	H2S training and equipment as necessary or as required by law.
5.35	Site septic systems.
5.36	Ditching around rig and location._______________________________________________________________________________________
5.37	Third party BOP testing service.________________________________________________________________________________________
5.38	____________________________________________________________________________________________________________________
5.39	____________________________________________________________________________________________________________________
5.40	____________________________________________________________________________________________________________________
5.41	____________________________________________________________________________________________________________________
5.42	____________________________________________________________________________________________________________________
5.43	____________________________________________________________________________________________________________________
5.44	____________________________________________________________________________________________________________________
5.45	____________________________________________________________________________________________________________________
5.46	____________________________________________________________________________________________________________________
5.47	____________________________________________________________________________________________________________________
5.48	____________________________________________________________________________________________________________________
5.49	____________________________________________________________________________________________________________________
5.50	____________________________________________________________________________________________________________________

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B-1-9

Revised April, 2003

6. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

To Be Provided By and At The Expense Of
	Item	Operator	Contractor
6.1	Cellar and Runways	X
6.2	Ditches and sumps	X
6.3	Fuel (located at _________)	X
6.4	Fuel Lines (length of rig only)		X
6.5	Water at source, including required permits	X
6.6	Water well, including required permits	X
6.7	Water lines, including required permits	X
6.8	Water storage tanks ________ capacity (Per rig Inventory)		X
6.9	Potable water and bottled water	X
6.10	Labor to operate water well or water pump (Rig crew only)		X
6.11	Maintenance of water well, if required	X
6.12	Water Pump	X
6.13	Fuel for water pump	X
6.14	Mats for engines and boilers, or motors and mud pumps	X
6.15	Transportation of Contractor’s property:
	Move in	See Paragraph 4.1 and 4.3
	Move out	See Paragraph 4.2 and 4.3
6.16	Materials for “boxing in” rig and derrick	N/A	N/A
6.17	Special strings of drill pipe and drill collars as follows:
	Any required	X

6.18	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe	X
6.19	Drill pipe protectors for Kelly joint and each joint of drill pipe running inside of Surface Casing as required, for use with normal strings of drill pipe	X
6.20	Drill pipe protectors for Kelly joint and drill pipe running inside of Protection Casing	X
6.21	Rate of penetration recording device (Epoch electronic)		X
6.22	Extra labor for running and cementing casing (Casing crews)	X
6.23	Casing tools	X
6.24	Power casing tongs	X
6.25	Laydown and pickup machine	X
6.26	Tubing tools	X
6.27	Power tubing tong	X
6.28	Crew Boats, Number ___________	N/A	N/A
6.29	Service Barge	N/A	N/A
6.30	Service Tug Boat	N/A	N/A
6.31	Rat Hole	X
6.32	Mouse Hole	X
6.33	Reserve Pits	X
6.34	Upper Kelly Cock		X
6.35	Lower Kelly Valve		X
6.36	Drill Pipe Safety Valve		X
6.37	Inside Blowout Preventer		X
6.38	Drilling hole for or driving for conductor pipe	X
6.39	Charges, cost of bonds for public roads	X
6.40	Portable Toilet	X
6.41	Trash Receptacle	X
6.42	~~Linear Motion~~ Shale Shaker (Per rig inventory)		X
6.43	Shale Shaker Screens	X
6.44	Mud Cleaner	X
6.45	Mud/Gas Separator	X
6.46	Desander		X
6.47	Desilter		X
6.48	Degasser	X
6.49	Centrifuge	X
6.50	Rotating Head	X
6.51	Rotating Head Rubbers	X
6.52	Hydraulic Adjustable Choke	X
6.53	Pit Volume Totalizer	X	X
6.54

Communication, type (Cellular phone for rig use only) Forklift, capacity Model JLG G9-43A (NDUSA, LP preferred model) or a JLG G10-55A (10,000 lb lift with outriggers) with a Star Industries Quick-Tach

X
6.55	Truss boom Model 1302-JLG	X
6.56	Corrosion Inhibitor for protecting drill string	X
6.57
6.58
6.59
6.60

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B-1-10

Revised April, 2003

7.OTHER PROVISIONS:

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B-1-11

Revised April, 2003

EXHIBIT “B”

(See Subparagraph 8.3)

The following clauses, when required by law, are incorporated in the Contract by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.
(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.
(3)	The Affirmative Action Clause for handicapped workers prescribed in 41CFR 60-741.4.
(4)	The Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20.

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B-1-12

EXHIBIT “C”

CONTRACTORS SPECIAL PROVISIONS

1.

Contractor shall furnish initial tested annular preventer element. If the element is damaged due to destructive elements introduced to the mud, stripping, or excessive testing, the Operator agrees to furnish a new element.

2.

Chemical Additives to the mud for preventing oxidation of the drill string and hydrogen sulfide scavenging chemicals to treat the mud or drilling fluid as necessary to remove all traces of H2S and to control oxygen corrosion to be furnished by the Operator.

3.	Operator shall furnish all labor, equipment and materials to clean rig after use of oil base mud and/or completion fluid.
4.

Initial inspection of all Contractor’s drill pipe, drill collars, Kelly, Kelly joints, valves, subs and HWDP shall be at Contractor’s expense. All repairs, replacements and hauling for repairs will be at Contractor’s expense. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.) A copy of the inspection report will be presented by Operator to Contractor prior to initial mobilization to the first well.

5.

Subsequent inspections (including the inspection at the end of the job) of all drill pipe, drill collars, kelly, Kelly joints, valves, subs and HWDP shall be at the Operator’s expense. All repairs, replacements and hauling for repairs will be at Operator’s expense. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.) Operator agrees to inspect drill string components at intervals not to exceed 80,000 feet of hole drilled. A copy of the inspection report will be presented to Contractor as soon as practical after the inspection is complete.

6.

Operator, Operator’s representatives and Operator’s sub-contractors shall support Contractor’s Safety Policies and Procedures in general and in particular, will company with all Contractor’s personal protective equipment requirements.

7.	Operator will be responsible for the provision and maintenance of any site septic systems.
8.	Contractor will provide only one size of mud pump liners. Any additional sizes required by Operator will be provided by Operator at Operator’s cost.
9.	All third party equipment required to nipple up/nipple down BOP equipment will be provided and paid for by Operator.
10.	The rates contained in this Contract are based on the rig inventory attached hereto. Any modification or addition to the rig requested by Operator will be at Operator’s expense.
11.

Operator shall test BOP equipment at intervals as specified in federal, state or local regulations, API Recommended Practice or every twenty-one (21) days whichever interval is more stringent. All testing will be performed by an independent testing company provided and paid for by Operator.

12.

In all cases where Contractor’s employees (including Contractor’s direct, borrowed, special or statutory employees) are covered by the Louisiana Worker’s Compensation Act, La. R.S. 23:1021 et seq., Operator and Contractor agree that all work and operations performed by Contractor and its employees pursuant to this agreement are an integral part of and are essential to the ability of Operator to generate Operator’s goods, products and services. Furthermore, Operator and Contractor agree that Operator is a statutory employer of Contractor’s employees for purposes of La. R.S. 23:1061 (A) (3). Notwithstanding Operator’s status as a statutory employer or special employer (as defined in La. R. S. 23:1031 (C)) of Contractor’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Operator.

13.

Operator, its parent, subsidiary and affiliated corporations, as well as the employees, officers and directors of each (collectively, “Operator”) is cognizant of the Nabors Dispute Resolution Program and wishes to become an Electing Entity, as defined in that Program. Accordingly, Operator and Nabors Industries, Inc. (“Nabors”) hereby agree that Operator is an Electing Entity as to all Disputes between Operator and the present and former Employees and Applicants of Nabors pursuant to the Nabors Dispute Resolution Program as it currently exists and as may be amended from time to time. In the event the program is amended, Nabors agrees to provide a copy of the amendment(s) to Operator. Operator may withdraw this election to participate in the Program at any time by giving notice of such withdrawal to Nabors, such revocation to be effective with respect to any claims not yet instituted as of the date of revocation. Operator understands that it is bound by the terms of the Program with respect to all Disputes with Nabors employees, regardless of whether such Dispute is initiated by the employee or by Operator. Operator and Nabors acknowledge that the Program does not apply to disputes between Operator and Nabors and that the Program does not alter the terms of any indemnification agreement between them.

B-1-13

NABORS	515 West Greens Road
DRILLING USA, LP	Suite 1000
Houston, Texas 77067
Phone: 281.874.0035
www.nabors.com

PACE® – X AC 1500 HP RIG (800 kip)

DRAWWORKS:	Canrig Commander™ AC Drawworks with regenerative breaking, disc brakes provide emergency stop and parking, powered by two 1150 hp AC motors.

POWER GENERATION:	Three (3) Caterpillar 3512C engines with Duel Fuel Manifolds Caterpillar C-15 independent camp generator.

MAST:	API 4F Bootstrap 800 kip with integrated top drive guide track.

SUBSTRUCTURE:	Modular Box on Box 800 kip with 500 kip setback.

DRILLER’S CONTROL:

Climate controlled driller’s cabin provides integrated joystick control utilizing PLC technology. Touch screen controls provide state-of-the-art monitoring, control of rig equipment and drilling parameters.

MUD PUMPS:	Two HH1600’s each powered by (1) 1500 hp AC motor.

MUD TANKS:	1300 barrels (round bottom) with pill, slug, and two (2) 50 bbl trip tanks.

SOLIDS CONTROL:	Three (3) Derrick Hyperpool™ shakers

WATER STORAGE:	One (1) 500 bbl wheel mounted water tank with integral water pumps.

FUEL STORAGE:	One (1) 500 bbl diesel tank.

TRAVELING BLOCK:	Split Traveling block rated at 500 tons.

TOP DRIVE / SWIVEL:	Canrig 500 ton AC Top Drive (51,400 ft-Ib continuous torque)

ROTARY TABLE:	37-1/2” Hydraulic Rotary Table (not for drilling).

ACCUMULATOR:	CPC Seven (7) station with two remote panels.

BLOWOUT PREVENTERS:	Annular:	Hydril, 13 5/8” 5M x 10M
	Double Ram:	Cameron, 13 5/8 x 10M
	Single Ram:	Cameron, 13 5/8” 10M

TUBULARS:	5” 19.50 S-135 NC50-16,000’ (21) 6 ½” Collars, (6) 8” Collars

ADDITIONAL EQUIPMENT:	Canrig TM-80 Iron Roughneck	Rotating Mousehole
	Canrig Powercat™	Conventional Tongs
	CCTV	Multi-Axis walking system (100’ x
	BOP Handling System with test stump	25’ walking)
	Matting boards for walking area	Dedicated Manrider Winch
	Pipe Tubs for all tubulars	RigWatch™ PVT System
	(3) Hydraulic Hoists	Braided Wireline Machine
Gas Buster – 19’1 x 6’d

Note: Specific equipment manufacturers and models may be subject to change.

B-1-14

EXHIBIT B-2

Exhibit B-2

NOTE: This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may resultfrom use of the form contract or portions or variations thereof. Computer generated form, reproduced under license from IADC.

Revised April, 2003
INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT – U.S.

Contractor’s Reference No. T9591

TO:	NABORS DRILLING USA, LP

Please submit bid on this drilling contract form for performing the work outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by                                                                                                                                                                                                     this instrument will Constitute a contract between us. Your bid should be mailed or delivered not later than     P.M. on     , 20    , to the following address:________________________________________________________________________________________________________________________

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY,
RELEASE OF LIABILITY, AND ALLOCATION OF RISK-

SEE PARAGRAPHS 4.9, 6.3(c), 10, 12 AND 14

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as “Operator” and “Contractor”.

OPERATOR :	NFR Energy LLC
Address:	1415 Louisiana, Suite 1600
Houston, Texas 77002
CONTACTOR:	NABORS DRILLING USA, LP
Address :	515 W. Greens Road, Suite 1000
Houston, Texas 77067

IN CONSIDERATION    of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” and Exhibit “B” attached hereto and made a part hereof (the “Contract”), Operator engages Contractor as an independent contractor to drill the hereinafter designated well or wells in search of oil or gas on a Daywork Basis.

For purposes hereof, the term “Daywork” or “Daywork Basis” means Contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). When operating on a Daywork Basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.

1.	LOCATION OF WELL : First well:

Well Name and Number :	Name to be advised by Operator
Parish/ County:	TBA	State:	Texas	Field Name:
Well location and land description:	To be advised by Operator
1.1 Additional Well Locations or Areas :	As required by Operator in Texas during the Primary Contract Term

Locations described above are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

2.	COMMENCEMENT DATE

Contractor agrees to use reasonable efforts to commence operations for the drilling of the well ~~by the~~ ____~~day of~~ ________~~20~~ _____ ~~or~~ as soon as the rig and crews are assembled. If Operator does not provide a sound location to accept Contractor’s rig as soon as the rig and crews are assembled, Operator shall pay Contractor the Standby Time Rate from such date until the location is ready.

3.	DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately               TBA               ~~Feet or the~~ _____________________________________________ ~~formation whichever is deeper~~, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of                  **                 feet, unless Contractor and Operator mutually agree to drill to a greater depth. ** Not to exceed capacity of rig as described on the rig inventory attached herein.

4.	DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder.

4.1 Mobilization: Operator shall pay Contractor ~~a mobilization fee of~~ $ ____________________________~~or~~ a mobilization day rate of $         22,100*             per day. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include: Move in and rig up on the new well site.

*Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up services.

4.2 Demobilization: Operator shall pay Contractor ~~a demobilization fee of $~~ ________________________________ ~~or~~ demobilization day rate ~~during tear down of~~ $        22,100*             per day. provided however that no demobilization fee shall be payable if the Contract is terminated due to the total loss or destruction of the rig. Demobilization shall include: Rig down and remove rig from the final well location and, if applicable, move the rig to the nearest suitable stack out location. *Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string down services.

4.3 Moving rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing on Rig Release                , Operator shall pay Contractor a sum of $           22,100*         per twenty-four (24) hour day. *Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up/string down services.

4.4 Operating Day Rate : For work performed per twenty-four (24) hour with           Five (5)             man crew the operating day rate shall be :

Depth intervals

Depth Intervals
From	To		Without Drill Pipe			With Drill Pipe
0	Rig Release			$26,000	Per day		$26,000	Per day
			$		Per day	$		Per day
			$		Per day	$		Per day
Using Operator’s drill pipe	$26,000	Per day.

The rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations and will cease when the rig is ready to be moved off the location.

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B-2-1

Revised April, 2003

If under the above column "With Drill Pipe" no rates are specified, the rate per twenty-four hour day when drill pipe is in use shall be the applicable rate specified in the column "Without Drill Pipe" plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four hour day.

DRILL PIPE RATE PER 24-HOUR DAY

Directional or
	Straight Hole		Size	Grade	Uncontrollable Deviated Hole			Size	Grade
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds            degrees or when the change of angle exceeds            degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit "A", the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.5 Repair Time: In the event it is necessary to shut down Contractor's rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable rate for such shut down time up to a maximum of four (4) hours for any one rig repair job, but not to exceed twenty-four (24) hours of such compensation for any calendar month. Thereafter, Contractor shall be compensated at a rate of $ zero (0) per twenty-four (24) hour day, Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and normal rig and top drive maintenance. When two (2) mud pumps are required to be used simultaneously, the time spent changing expendable pump parts shall not be considered downtime.

4.6 Standby Time Rate: $  100% of the Operating Day Rate per twenty-four(24) day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Drilling Fluid Rates: When drilling fluids of a type and characteristic that increases Contractor’s cost of performance hereunder, including, but not limited to, oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in addition to the operating rate specified above:

(a)	$ 20 per man per day for Contractor’s rig-site personnel.
(b)	$ 10 per day additional operating rate; and
(c)	Cost of all labor, material and services plus twenty-four (24) hours operating rate to clean rig and related equipment.

4.8 Force Majeure Rate: $ 100% of the Operating Day Rate/ per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 17 hereof. It is, however, understood that subject to Subparagraph 6.3 below, Operator can release the rig in accordance with Operator's right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.9 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator's request, plus        ten(10)       percent for such cost of handling. When, at Operator’s request and with Contractor’s agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith. Notwithstanding the foregoing, Contractor shall not be obliged to purchase any items on behalf of Operator.

4.10 Revision in Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall vary by more than   zero (0)     percent from the costs thereof on the date of this Contract or by the same percent after the date of any revision pursuant to this Subparagraph:

(a)     Labor costs, including all benefits, of Contractor’s personnel;

~~(b)    Contract’s cost of insurance premium;~~

~~(c)~~(b) Contractor’s cost of fuel, including all taxes and fees; the cost per gallon/MCF being $      N/A         ; Operator shall provide all fuel.

~~(d)~~(c) Contractor’s cost of catering, when applicable;

~~(e)~~(d) If Operator requires Contractor to increase or decrease the number of Contractor’s personnel;

~~(f)~~(e) Contractor’s cost of spare parts and supplies with the understanding that such spare parts and supplies constitute                       fifteen (15) percent of the operating rate and that the parties shall use the U.S. Bureau of Labor Statistics Oil Field and Gas Field Drilling Machinery Producer Price index (Series ID WPU119102) to determine to what extent a price variance has occurred in said spare parts and supplies;

~~(g)~~(f) If there is any change in legislation or regulations in the area in which Contractor is working or other unforeseen, unusual event that alters Contractor's financial burden.

5.	TIME OF PAYMENT

Payment is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable rates, and all other applicable charges shall be due, upon presentation of invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such work was performed or other charges are incurred, whichever shall first occur. All invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows:

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within     thirty (3)   daysafter receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within fifteen days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason therefor, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of                1.1/2                 percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subparagraph 6.3.

6.	TERM:

6.1 Duration of Contract: This Contract shall remain in full force and effect ~~until drilling operations are completed on the well or wells specified in Paragraph 1 above, or~~ for a term of                               nine hundred ten (910) days,               commencing on the date specified in Paragraph 2 above (the “Primary Contract Term”). In the event a well is in progress at the end of the Primary Contract Term, this Contract shall automatically extend to permit the completion of operations for the well in progress.

6.2 ~~Extension of Term: Operator may extend the term of this Contract for~~                             well(s) or for a period of                            by giving notice to Contractor at least                        days prior to completion of the well then being drilled or by Not used.

6.3 Early Termination:

(a) By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with indefinite repair time necessitate stopping operations hereunder.

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Revised April, 2003

(b)By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of the work to be performed by Contractor hereunder at any time prior to reaching the specified depth, and even though Contractor has made no default hereunder. In such event, Operator shall reimburse Contractor as set forth in Subparagraph 6.4 hereof.

(c)By Contractor: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way or petition or answer, a debtors petition or other pleading seeking adjustment of operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of Operator or Operator’s property, or any pert thereof, or Operator’s affairs be placed in the hands of a Creditor’s Committee, or, following three business days prior written notice to Operator if Operator does not pay Contractor within the time specified in Subparagraph 5.2 all undisputed items due and owing, Contractor may, at its option, (1) elect to terminate further performance of any work under this Contract and Contractor’s right to compensation shall be as set forth in Subparagraph 6.4 hereof, or (2) suspend operations until payment is made by Operator in which event the standby time rate contained in Subparagraph 4.6 shall apply until payment is made by Operator and operations are resumed. In addition to Contractor’s rights to suspend operations or terminate performance under this Paragraph, Operator hereby expressly agrees to protect, defend and Indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-venturers, co-lessees and joint owners, or any other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

6.4Early Termination Compensation: See Special Provisions Sub-paragraph 27.4

 ~~(a)Prior to Commencement: In the event Operator terminates this Contract prior to commencement of operations hereunder, Operator shall pay Contractor as liquidated damages and not as a penalty a sum equal to the standby time rate (Subparagraph 4.6) for a period of                        days or a lump sum of $                          .~~

 ~~(b)Prier to Spudding: If such termination occurs after commencement of operations but prior to the spudding of the well, Operator shall pay to Contractor the sum of the following: (1) all expenses reasonably and necessarily and to be incurred by Contractor by reason of the Contract and by reason of the premature termination of the work, including the expense of drilling or other crew members and supervision directly assigned to the rig: (2) ten percent (10%) of the amount of such reimbursable expense; and (3) a sum calculated at the standby time rate for all time from the date upon which Contractor commences any operations hereunder down to such date subsequent to the date of termination as will afford Contractor reasonable time to dismantle its rig and equipment provided, however, if the Contract is for a term of more than one well or for a period of time. Operator shall pay Contractor. In addition to the above, the Force Majeure Rate, less any unnecessary labor, from that date subsequent to termination upon which Contractor complete dismantling its rig and equipment until the end of the term ord~~

~~(c)Subsequent to spudding: If such termination occurs after the spudding of the well, Operator shall pay Contractor (1) the amount for all applicable rates and all other charges and reimbursements due to Contractor, but in no event shall such sum exclusive of reimbursements due, be less than would have been earned for                                days at the applicable rate “Without Drill pipe” and the actual amount due for drill pipe used in accordance with the above be incurred by reason of this Contract and by reason of such premature termination plus a lump sum of $                                     provided, however, if this Contract is for a term of more than one well or for a period of time. Operator shall pay Contractor, in addition to the above, the Force Majeure Rate less any unnecessary labor from the date of termination until the end of the term or~~

7.CASING PROGRAM

Operator shall have the right to designate the points at which casing will be set and the manner of setting, cementing and testing. Operator may modify the casing program, however, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual consent of Operator and Contractor and upon agreement as to the additional compensation to be paid Contractor as a result thereof.

8.DRILLING METHODS AND PRACTICES:

8.1Contractor shall maintain wed control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

8.2Subject to the terms hereof, and at Operator’s cost, at all times during the drilling of the well, Operator shall have the right to control the mud program, and the drilling auld must be of a type and have characteristics and be maintained by Contractor in accordance with the specifications shown in Exhibit “A”.

8.3Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. When required by law, the terms of Exhibit “B” shall apply to this Contract. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

8.4Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to operator. A legality copy of said form shall be furnished by Contractor to Operator in both hard copy and electronic form.

8.5If requested by Operator, Contractor shall furnish Operator with a copy of delivery tickets covering any material or supplies provided by Operator and received by Contractor.

9.INGRESS, EGRESS, AND LOCATION:

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which the well is to be located for the performance by Contractor of all work contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby time rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipped highway type vehicle. If Contractor is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator. Operator shall reimburse Contractor for alt amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location settling.

10.SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of properly supporting the drilling rig, and shall be responsible for a casing and cementing

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B-2-3

Revised April, 2003

program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge or the location and access routes to the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which Contractor might encounter while en route to the location of during operations hereunder. In the event subsurface conditions cause a cratering or shitting at the location surface, or if seabed conditions prove unsatisfactory to properly support the rig during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom, Operator shall, without regard to other provisions of tills Contract, Including Subparagraph 14.1 hereof, reimburse Contractor to the extant not covered by Contractor’s insurance and not to exceed $1,000,000 per occurrence, for all such loss or damage including removal of debris and payment of Force Majeure Rate during repair and/or demobilization If applicable.

11.EQUIPMENT CAPACITY

Operations shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder ~~or where canal or water depths are in excess of                                                                         feet~~ Without prejudice to the provisions of Paragraph 14 hereunder, Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.

12.TERMINATION OF LOCATION LIABILITY:

When Contractor has concluded operations at the well location, Operator shall thereafter be liable for damage to property, personal Injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, Including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.INSURANCE

During the life of this Contract, Contractor Shall at Contractor’s expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverages of the Kind and in the amount set forth in Exhibit “A”, insuring the liabilities specifically assumed by Contractor in Paragraph 14 of this Contract. Contractor shall procure from the company or companies writing said insurance a certificate of certificates that said insurance is in full force and effect and that the same stall not be canceled or materially changed without ton (10) days prior written notice to Operator. For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator. Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operators expense, or shall self insure, insurance coverage as set forth in Exhibit “A” of the same kind and in the same amount as is required Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Contractor. Operator and Contractor shall cause their respective underwriters to name the other additionally insured but only to the extend of the indemnification obligations assumed herein.

14.RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1Contractor’s Surface Equipment: Contractor shall assume liability at all times for damage to or destruction of Contractor’s surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shell release Operator of any liability for any such loss, except loss or damage under the provisions of Paragraph 10 or Subparagraph 14.3.

14.2Contractor’s In-Hole Equipment: Operator shall assume liability at all times for damage to or destruction of Contractor’s in-hole equipment, including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair costs or           100            percent of current new replacement cost of such equipment delivered to the well site.

14.3Contractor’s Equipment - Environmental Loss or Damage: Notwithstanding the provisions of Subparagraph 14.1 above, Operator shall assume liability at all times for damage to or destruction of Contractor’s equipment resulting from the presence of H2S, CO2  or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

14.4Operator’s Equipment: Operator Shall assume liability at all times for damage to or destruction of Operator’s or its co-ventures,’ co-lessees’ or joint owners’ equipment, including, but not limited to, casing, tubing, well head equipment, and platform if applicable, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

14.5The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, including the casing therein, Operator shall release Contractor and its suppliers, contractors and subcontractors of arty tier of any liability for damage to or loss of the hole, and shall protect defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense relating to such damage to or loss of the hole.

14.6Underground Damage: Operator shall release Contractor and its  suppliers, contractors and subcontractors of any tier of any liability for, and shall protect, defend and Indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any all claims, liability, and expense resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of any property right in or to oil, gas, other mineral substance or water, if at the time of the act or admission causing such injury, destruction, loss, or impairment said substance had not been reduced to physical possession above the surface earth, and for any loss or damage to any formation, strata, or reservoir beneath the surface of the earth.

14.7Inspection of Materials Furnished by Operator: Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein. Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, and Operator shall release Contractor from, and shall protect, defend and indemnify Contractor from and against, any such liability.

14.8Contractor’s Indemnification of Operator: Contractor shall release Operator of any liability for, and shall protect, defend and indemnity Operator from and against all claims, demands, and causes of action of every kind character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of Contractor’s employees or Contractor subcontractor of any tier (inclusive of any agent or consultant engaged by Contractor)or their employees, or Contractor’s invitees, on account of bodily injury, death or damage to property. Contractor’s Indemnity under this Paragraph shall be without regard to and without any right to contribution from any Insurance maintained by Operator pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.8 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which tin insurer has no right of subrogation against the indemnities, or voluntarily self-Insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.9Operators Indemnification of Contractor: Operator shall release Contractor of any liability for, and shall protect, defend and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or cause or causes thereof or the negligence of any

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B-2-4

Revised April, 2003

party of parties arising in connection herewith in favor of operators employees or operator’s contractors of any tier (inclusive of any agent consultant or subcontractor engaged by operator) or their employees, or Operator’s invitees, other than those parties identified in Subparagraph 14.8 on account of bodily injury, death or damage to property. Operator’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any Insurance maintained by Contractor pursuant to paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.9 (which Contractor and Operator hereby agree will be supported either by available insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.10 Liability for Wild Well: Operator shall be liable for the cost of regaining control of any wild well, as well as for cost of removal of any debris and costs of property remediation and restoration, and Operator shall release, protect, defend and indemnity Contractor and its suppliers, contractors and subcontractors of any tier from and against any liability for such cost.

14.11 Pollution or Contamination: Notwithstanding anything to the contrary contained herein, except the provisions of Paragraphs 10 and 12, it is understood and agreed by and between Contractor and Operator that the responsibility for pollution of contamination shall be as follows:

(a) Contractor shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution from reserve pits, wholly in Contractor’s possession and control and directly associated with Contractor’s equipment and facilities.

(b) Operator shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnity contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost Circulation and fish recovery materials and fluids. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for the foregoing.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which other Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility therefor shall be considered, as between Contractor and Operator, to be the same as, if the party for whom the work was performed had performed the same and all of the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

14.12 Consequential Damages: Subject to and without affecting the provisions of this Contract regarding the payment rights and obligations of the risk of loss, release indemnity rights and obligations of the parties, each party shall at all time be responsible for and hold harmless the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect or Consequential damages shall be deemed to include, without limitation, the following: loss or profit or revenue; costs and expenses resulting from business interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties. Operator shall at all times be responsible for and hold harmless and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by operator’s co-owners, co-venture, co-lessees, farmors, farmees, partners and joint owners.

14.13 Indemnity Obligation: Except as Otherwise expressly limited in this Contract, it is the intent of parties hereto that all releases, indemnity obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of promises of equipment, strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express implied), breach of duty (whether statutory, contractual or otherwise) any theory of tort, breach of contract, fault, the negligence of any degree or character (regardless of whether such negligence it sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnity or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of subparagraphs 4.9 and 6.3 and Paragraphs 10,12 and 14 shall inure to the benefit of such parties, their co-venturers, co-lessees, joint owners, their parent, holding and affiliated companies and the officers, directors. stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not he deemed to create any rights to indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnity between one of the parties hereto and another person or entity not a party to this Contact.

15.AUDIT

If any payment provided, for hereunder is made on the basis or Contractor’s costs, Operator shall have the right to audit Contractor’s books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records readily available to Operator at any reasonable time or times within the period.

16.NO WAIVER EXCEPT IN WRITING

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duty authorized agent or representative of the party.

17.FORCE MAJEURE

Except as provided in this Paragraph 17 and without prejudice to the risk of loss, release and indemnity obligations under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeure Event. As used in this Contract. “Force Majeure Event” includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorist acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations dispositions or orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out, its obligation under this Contract, it is agreed that such party shall give notice and details of Force Majeure in writing to the other party as promptly as possible after its occurrence, in such cases, the obligations of the party giving me notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Subparagraph 4.8 above.

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B-2-5

Revised April, 2003

18.GOVERNING LAW:

This Contract shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of THE STATE OF TEXAS. EXCLUDING THE CONFLICT OF LAWS PROVISION THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

NO HANDWARITTEN WORDS OR PROVISIONS, NOR ANY TYPEWRITTEN ADDITIONS OR CHANGES, SHALL BE GIVEN ANY GREATER EFFECT THAN THE PRE-PRINTED PROVISIONS IN THIS CONTRACT, AND ANY APPLICABLE CONTRACT INTERPRETATION RULES THAT WOULD OTHERWISE SO REQUIRE SHALL BE DISREGARDED IN THE INTERPRETATION OF THIS CONTRACT .

19.INFORMATION CONFIDENTIAL:

Upon written request by Operator, information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives.

20.SUBCONTRACTS:

Either party may employ other contractors to perform any of the operations or services to be provided or performed by it according to Exhibit “A”.

21.ATTORNEY’S FEES

If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

22.CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

23.ASSIGNMENT:

Neither party may assign this Contract without the prior written consent of the other, which consent shall not be unreasonably withheld, and prompt notice of any such intent to assign shall be given to the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment is made that materially alters Contractor’s financial burden. Contractor’s compensation shall be adjusted to give effect to any increase or decrease in Contractor’s operating costs.

24.NOTICES AND PLACE OF PAYMENT:

Notices, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

25.CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

26.ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms or their agreement, and shall exclusively control and govern all work performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alter or change any of the terms or conditions set out herein.

27.SPECIAL PROVISIONS:

27.1Exhibit “C” – Contractors Special Provisions is attached hereto and made a part hereof.

27.2In the event of any dispute arising out of or related to this Contract, the parties agree that jurisdiction will lie exclusively with the state and federal courts in Houston, Harris County, Texas. Operator agrees and consents to the jurisdiction of the state and federal courts in Houston, Harris County, Texas, and waives any objection that such courts are an improper or inconvenient venue or forum for such disputes.

27.3For periods of delay during rig moves, caused by circumstances beyond Contractor’s control, including, but not limited to, inclement weather, lack of availability of roads, location, transportation equipment or permits, Operator shall pay Contractor a delay rate of $22,100 per day.

27.4Early Termination Compensation: In the event Operator terminates this Contract after the effective date and prior to the end of the Primary Contract Term, Operator shall pay Contractor a lump sum early termination fee which shall be calculated by multiplying the Shortfall Rate of $16,000 per day by the number of days between the date of termination and the end of the Primary Contract Term. This amount shall be in addition to any amounts due for work performed up to the date of termination. Notwithstanding payment by Operator of the lump sum early termination fee, Contractor shall be free to market and contract the rig.

27.5In the event Contractor falls to comply with or breaches any of its representations or obligations under this Contract, including performance, based on accepted industry standards, Operator shall have the right to provide Contractor with written notice of such non-compliance, breach, or sub-standard performance. If Contractor does not rectify or remedy such non-compliance, breach or sub-standard performance within fourteen (14) days, Operator shall have the right, as its sole remedy, to place the rig on zero day rate until Contractor rectifies or remedies the non-compliance, breach or sub-standard performance.

27.6THE INDEMNITY OBLIGATIONS SET OUT HEREINABOVE SHALL ONLY BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY THE APPLICABLE LAW. IN PARTICULAR, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED HEREUNDER OR THE INDEMNITIES VOLUNTARILY ASSUMED HEREUNDER EXCEED THE MAXIMUM LIMITS PERMITTED UNDER APPLICABLE LAW. THE PARTIES HEREBY AGREE THAT SAID INDEMNITIES OR INSURANCE REQUIREMENT SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW.

27.7The Commencement Date Deadline is June 1, 2014.

27.8Contractor agrees to use reasonable efforts to complete the construction and commissioning of the rig in a timely manner so as to meet the Commencement Date Deadline. If the rig is not delivered by the Commencement Date Deadline (with such delayed delivery referred to as “Late Delivery”), then this Contract shall continue in full force and effect and the Commencement Date Deadline will be automatically changed, extended and adjusted by the amount of time necessary to allow completion of the construction and commissioning of the rig (the “Actual Delivery Date”). In the event of Late Delivery, Operator’s sole remedy shall be that the Primary Contract Term shall be reduced by one (1) day for each day that the Actual Delivery Date exceeds the Commencement Date Deadline referenced in Sub-paragraph 27.7.

27.9Operator may utilize the rig under the same terms and conditions (other than appropriate adjustments for variations in labor costs or additional required rig features) in any of Operator’s domestic operating areas in which Contractor has active Operations. Should Operator elect to utilize the rig in an area which will require rig winterization, Operator shall reimburse Contractor for the cost to winterize the rig.

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B-2-6

Revised April, 2003

28.ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9 and 6.3(c), and Subparagraph 27. 6 Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12/, is acknowledged, agreed to and accepted by Operator this 14th day of Dec., 2012.

OPERATOR:	/s/ David J. Sambrooks
By:	David J. Sambrooks
Title:	Chief Executive Officer

The foregoing Contract, Including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9, 6.3(c), Paragraphs and Subparagraph 27.6 10 and 12, and Subparagraphs 14.1 through 14.12/, is acknowledged, agreed to and accepted by Contractor this           19th           day of       November      , 20 12 , which is the effective date of this Contract, subject to rig availability, and subject to all of its terms and provisions, with the understanding that it will not be binding upon Operator until Operator has noted its acceptance, and with the further understanding that unless said Contract is thus executed by Operator within Seven (7) days of the above date Contractor shall be in no manner bound by its signature thereto,

Anthony G. Petrello
	CONTRACTOR:	Nabors Drilling USA, LP By: NDUSA Holdings Corp., It’s General Partner
	By:	Anthony G. Petrello
	Title:	President and CEO

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B-2-7

Revised April, 2003

EXHIBIT “A”

To Daywork Contract dated        November 19         , 20     12

Operator NFR Energy LLC                                                                                                 Contractor Nabors Drilling USA, LP

Well Name and Number Name to be advised by Operator

SPECIFICATIONS AND SPECIAL PROVISIONS

1. CASING PROGRAM (See Paragraph 7) (Per Operator’s program)

	Hole		Casing		Weight		Grade	Approximate		Wait on Cement
	Size		Size					Setting Depth		Time
Conductor		in.		in,		ibs/ft.			ft.		hrs
Surface		in.		in.		ibs/ft.			ft.		hrs
Protection		in.		in.		ibs/ft.			ft.		hrs
		in.		in.		ibs/ft.			ft.		hrs
Production		in.		in.		ibs/ft.			ft.		hrs
Liner		in.		in.		ibs/ft.			ft.		hrs
		in.		in.		ibs/ft			ft.		hrs

2. MUD CONTROL PROGRAM (See Subparagraph 8.2) (Per Operator’s program)

Depth Interval
(ft)
			Weight	Viscosity	Water Loss
			(Ibs./gal.)	(Secs)	(cc)
From	To	Type Mud

Other mud specifications

3. INSURANCE (See Paragraph 13)

3.1Adequate Workers’ Compensation Insurance complying with State Laws applicable or Employers’ Liability Insurance with limits $       one (1) million                      covering all of Contractor’s. employees working under this Contract.

3.2Commercial (or Comprehensive) General Liability Insurance, including contractual obligations as respects this Contract and proper coverage for all other obligations assumed in this Contract. The limit shall be $       one (1) million                      combined single limit per occurrence for Bodily Injury and Property Damage.

3.3Automobile Public Liability Insurance with limits of $       one (1) million                      for the death or injury of each person and $       one (1) million                      for each accident; and Automobile Public Liability Property Damage Insurance with limits of $       one (1) million                      for each accident.

3.4~~In the event operations are over water, Contractor shall carry In addition to the Statutory Workers’ Compensation Insurance, endorsements covering liability under the Longshoremen’s & Harbor Workers’ Compensation Act and Maritime liability Including maintenance and cure with limits of $                                               for each death or injury to one person and $                                                       for any one accident.~~

3.5Other insurance: Excess liability Insurance in the amount of $4 million dollars {in excess of 3.1, 3.2 and 3.3} Operator will purchase OEE insurance in an amount not less than $10 million dollars insuring the liabilities assumed by the Operator under this Contract.

4. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTORS:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Contractor unless otherwise noted by this Contract.

4.1Drilling Rig “Subject to availability [

Complete drilling rig, designated by contractor as its Rig No. Second PACETM X rig for Operator’. the major items of equipment being:

Drawworks: Make and Model	Per rig inventory attached hereto and made a part hereof.
Engines: Make, Model, and H.P
No. on Rig
Pumps: No.1 Make, Size, and Power
No.2 Make, Size, and Power
Mud Mixing Pump: Make, Size, and Power
Boilers: Number, Make, H.P, and W.P
Derrick or Mast: Make, Size, and Capacity

Substructure: Size and Capacity
Rotary Drive: Type
Drill Pipe: Size Per rig Inventory in _______________ ft: Size: _______________ in. ____________________ft.
Drill Collars: Number and Size	Per rig inventory

(U.S. Daywork Contract - “Exhibit A” - Page 1)	Form provided by forms On-A-Disk
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B-2-8

Revised April, 2003

Blowout Preventers:

Size	Series or Test Pr	Make & Model	Number

B.O.P. Closing Unit:
B.O.P. Accumulator:

4.2	Derrick timbers.
4.3	Normal strings of drill pipe and drill collars specified above.
4.4	Conventional drift indicator.
4.5	Circulating mud pits.
4.6	Necessary pipe racks and rigging up material.
4.7	Normal storage for mud and chemicals.
4.8	Shale Shaker.
4.9
4.10
4.11
4.12
4.13
4.14
4.15
4.16
4.17

5 EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Contract.

5.1	Furnish and maintain adequate roadway and/or canal to location, right-of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates, and cattle guards.
5.2	Stake location, clear and grade location, and provide turnaround, including surfacing when necessary.
5.3	Test tanks with pipe and fittings.
5.4	Mud storage tanks with pipe and fittings.
5.5	Separator with pipe and fittings.
5.6	Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator.
5.7	Labor to disconnect and clean test tanks and mud gas separator.
5.8	Drilling mud, chemicals, lost circulation materials and other additives.
5.9	Pipe and connections for oil circulating lines.
5.10	Labor to lay, bury and recover oil circulating lines.
5.11	Drilling bits, reamers, reamer cutters, stabilizers and special tools.
5.12	Contract fishing tool services and tool rental.
5.13	Wire line core bits or heads, core barrels and wire line core catchers if required.
5.14	Conventional core bits, core catchers and core barrels.
5.15	Diamond core barrel with head.
5.16	Cement and cementing service.
5.17	Electrical wireline logging services.
5.18	Directional, callper, or other special services.
5.19	Gun or jet perforating Services.
5.20	Explosives and shooting devices.
5.21	Formation testing, hydraulic fracturing, acidizing and other related services.
5.22	Equipment for drill stem testing.
5.23	Mud logging service.
5.24	Sidewall coring service.
5.25	Welding services for Welding bottom joins of casing, guide shoe, float Shoe, float collar and in connection with installing of well head equipment if required.
5.26	Casing, tubing, liners, Screen, float collars, guide and float shoes and associated equipment.
5.27	Casing scratches and centralizers.
5.28	Well Head connections and all equipment to be installed In or an well or On the premises for use in connection with testing, completion and operation of well.
5.29	Special or added storage for mud and chemicals.
5.30	Casinghead, API series, to conform to that shown for the blowout preventers specified in Subparagraph 4.1 above.
5.31	Blowout preventer testing packoff and testing services.
5.32	Replacement of BOP rubbers, elements and seals, if required, after initial test
5.33	Casing Thread Protectors and Casing Lubricants.
5.34	H2S training and equipment as necessary or as required by law.
5.35	Site septic systems.
5.36	Ditching around rig and location.
5.37	Third Party BOP testing service.
5.38
5.39
5.40
5.41
5.42
5.43
5.44
5.45
5.46
5.47
5.48
5.49
5.50

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B-2-9

Revised April, 2003

6.EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

To Be Provided By and
At The Expense Of
Item	Operator	Contractor
6.1	Cellar and Runways	X
6.2	Ditches and sumps	X
6.3	Fuel (located at	)	X
6.4	Fuel Lines (Length	of rig only	)	X
6.5	Water at source, including required permits	X
6.6	Water well, including required permits	X
6.7	Water lines, including required permits	X
6.8	Water storage tanks	capacity (Per rig inventory)	X
6.9	Potable water and bottled water	X
6.10	Labor to operate water well or water pump (Rig crew only)	X
6.11	Maintenance of water well, if required	X
6.12	Water Pump	X
6.13	Fuel for water pump	X
6.14	Mats for engines and boilers, or motors and mud pumps	X
6.15	Transportation of Contractor’s property:
Move in	See Paragraph 4.1 and 4.3
Move out	See Paragraph 4.2 and 4.3
6.16	Materials for “boxing in” rig and derrick	N/A	N/A
6.17	Special strings of drill pipe and drill collars as follows:
Any required	X

6.18	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special
drill pipe	X
6.19	Drill pipe protectors for Kelly joint and each joint
of drill pipe running inside of Surface Casing as required,
for use with normal strings of drill pipe	X
6.20	Drill pipe protectors for Kelly joint and drill pipe running
inside of Protection Casing	X
6.21	Rate of penetration recording device (Epoch electronic)	X
6.22	Extra labor for running and cementing casing (Casing crews)	X
6.23	Casing tools	X
6.24	Power casing tongs	X
6.25	Laydown and pickup machine	X
6.26	Tubing tools	X
6.27	Power tubing tong	X
6.28	Crew Boats, Number	N/A	N/A
6.29	Service Barge	N/A	N/A
6.30	Service Tug Boat	N/A	N/A
6.31	Rat Hole	X
6.32	Mouse Hole	X
6.33	Reserve Pits	X
6.34	Upper Kelly Cock	X
6.35	Lower Kelly valve	X
6.36	Drill Pipe Safety Valve	X
6.37	Inside Blowout Preventer	X
6.38	Drilling hole for or driving for conductor pipe	X
6.39	Charges, cost of bonds for public pipe	X
6.40	Portable Toilet	X
6.41	Trash Receptacle	X
6.42	~~Linear Motion~~ Shale Shaker (Per rig inventory)	X
6.43	Shale Shaker Screens	X
6.44	Mud Cleaner	X
6.45	Mud/Gas Separator	X
6.46	Desander	X
6.47	Desilter	X
6.48	Degasser	X
6.49	Centrifuge	X
6.50	Rotating Head	X
6.51	Rotating Head Rubbers	X
6.52	Hydraulic Adjustable Choke	X
6.53	Pit Volume Totalizer	X
6.54	Communication, type	(Cellular phone for rig use only)	X
Foridift., capacity Model JLG G9-43A INDUSA, LP Preferred model) or a
JLG G10-55A (10,000 Ib lift with outriggers) with a Star Industries Quick-Tach
6.55	Truss boom Model 1302-JLG	X
6.56	Corrosion Inhibitor for protecting drill string	X
6.57
6.58
6.59
6.60

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B-2-10

Revised April, 2003

7. OTHER PROVISIONS:

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B-2-11

Revised April, 2003

EXHIBIT “B”

(See Subparagraph 8.3)

The following clauses, when required by law, are incorporated in the Contract by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.
(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.
(3)	The Affirmative Action Clause for handicapped workers prescribed in 41CFR 60-741.4.
(4)	The Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20.

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B-2-12

EXHIBIT “C”

CONTRACTORS SPECIAL PROVISIONS

1.Contractor shall furnish initial tested annular preventer element. If the element is damaged due to destructive elements introduced to the mud, stripping, or excessive testing, the Operator agrees to furnish a new element.

2.Chemical Additives to the mud for preventing oxidation of the drill string and hydrogen sulfide scavenging chemicals to treat the mud or drilling fluid as necessary to remove all traces of H2S and to control oxygen corrosion to be furnished by the Operator.

3.Operator shall furnish all labor, equipment and materials to clean rig after use of oil base mud and/or completion fluid.

4.Initial inspection of all Contractor’s drill pipe, drill collars, kelly, kelly joints, valves, subs and HWDP shall be at Contractor’s expense. All repairs, replacements and hauling for repairs will be at Contractor’s expense. (The Inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.) A copy of the inspection report will be presented by Operator to Contractor prior to initial mobilization to the first well.

5.Subsequent inspections (including the inspection at the end of the job) of all drill pipe, drill collars, kelly, kelly joints, valves, subs and HWDP shall be at the Operator’s expense. All repairs, replacements and hauling for repairs will be at Operator’s expense. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.) Operator agrees to inspect drill string components at intervals not to exceed 80,000 feet of hole drilled. A copy of the inspection report will be presented to Contractor as soon as practical after the inspection is complete.

6.Operator, Operator’s representatives and Operator’s sub-contractors shall support Contractor’s Safety Policies and Procedures in general and in particular, will comply with all Contractor’s personal protective equipment requirements.

7.Operator will be responsible for the provision and maintenance of any site septic systems.

8.Contractor will provide only one size of mud pump liners. Any additional sizes required by Operator will be provided by Operator at Operator’s cost.

9.All third party equipment required to nipple up/nipple down BOP equipment will be provided and paid for by Operator.

10.The rates contained in this Contract are based on the rig inventory attached hereto. Any modification or addition to the rig requested by Operator will be at Operator’s expense.

11.Operator shall test BOP equipment at intervals as specified in federal, state or local regulations, API Recommended Practice or every twenty-one (21) days whichever interval is more stringent. Alt testing will be performed by an independent testing company provided and paid for by Operator.

12.In all cases where Contractor’s employees (including Contractor’s direct, borrowed, special or statutory employees) are covered by the Louisiana Walter’s Compensation Act, La. R. S. 23:1021 et seq., Operator and Contractor agree that alt work and operations performed by Contractor and its employees pursuant to this agreement are an integral part of and are essential to the ability of Operator to generate Operator’s goods, products and services. Furthermore, Operator and Contractor agree that Operator is a statutory employer of Contractor’s employees for purposes of La. R. S. 23:1061 (A) (3). Notwithstanding Operator’s status as a statutory employer or special employer (as defined in La. R. S. 23:1031 (C)) of Contractor’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Operator.

13.Operator, its parent, subsidiary and affiliated corporations, as well as the employees, officers and directors of each (collectively, “Operator”) is cognizant of the Nabors Dispute Resolution Program and wishes to become an Electing Entity, as defined in that Program. Accordingly, Operator and Nabors Industries, Inc. (“Nabors”) hereby agree that Operator is an Electing Entity as to all Disputes between Operator and the present and former Employees and Applicants of Nabors pursuant to the Nabors Dispute Resolution Program as it currently exists and as may be amended from time to time. In the event the Program is amended, Nabors agrees to provide a copy of the amendment(s) to Operator. Operator may withdraw this election to participate in the Program at any time by giving notice of such withdrawal to Nabors, such revocation to be effective with respect to any claims not yet instituted as of the date of revocation. Operator understands that it is bound by the terms of the Program with respect to all Disputes with Nabors employees, regardless of whether such Dispute is initiated by the employee or by Operator. Operator and Nabors acknowledge that the Program does not apply to disputes between Operator and Nabors and that the Program does not alter the terms of any Indemnification agreement between them.

B-2-13

NABORS	515 West Greens Road
DRILLING USA, LP	Suite 1000
Houston, Texas 77067
Phone: 281.874.0035
www.nabors.com

PACE®-X AC 1500 HP RIG (800 kip)

DRAWWORKS:	Canrig Commander™ AC Drawworks with regenerative braking, disc brakes provide emergency stop and parking, powered by two 1150 hp AC motors.

POWER GENERATION:	Three (3) Caterpillar 3512C engines with Dual Fuel Manifolds Caterpillar C-15 independent camp generator.

MAST:	API 4F Bootstrap 800 kip with integrated top drive guide track.

SUBSTRUCTURE:	Modular Box on Box 800 kip with 500 kip setback.

DRILLER’S CONTROL:

Climate controlled driller’s cabin provides integrated joystick control utilizing PLC technology. Touch screen controls provide state-of-the-art monitoring, control of rig equipment and drilling parameters.

MUD PUMPS:	Two HH1600’s each powered by (1) 1500 hp AC motor.

MUD TANKS:	1300 barrels (round bottom) with pill, slug, and two (2) 50 bbl trip tanks.

SOLIDS CONTROL:	Three (3) Derrick HyperPool™ shakers

WATER STORAGE:	One (1) 500 bbl wheel mounted water tank with integral water pumps.

FUEL STORAGE:	One (1) 500 bbl diesel tank.

TRAVELING BLOCK:	Split Traveling block rated at 500 tons.

TOP DRIVE / SWIVEL:	Canrig 500 ton AC Top Drive (51,400 ft-lb continuous torque)

ROTARY TABLE:	37-1/2” Hydraulic Rotary Table (not for drilling).

ACCUMULATOR:	CPC Seven (7) station with two remote panels.

BLOWOUT	Annular:	Hydril, 13 5/8” 5M x 10M
PREVENTERS:	Double Ram:	Cameron, 13 5/8 x 10M
	Single Ram:	Cameron, 13 5/8” x 10M

TUBULARS:	5” 19.50 S-135 NC50-16,000’
(21) 6 ½” Collars. (6) 8” Collars

ADDITIONAL	Canrig TM-80 Iron Roughneck	Rotating Mousehole
EQUIPMENT:	Canrig Powercat™	Conventional Tongs
	CCTV	Multi-Axis walking system (100’ x
	BOP Handling System with test stump	25’ walking)
	Matting boards for walking area	Dedicated Manrider Winch
	Pipe Tubs for all tubulars	RigWatch™ PVT System
	(3) Hydraulic Hoists	Braided Wireline Machine
Gas Buster- 19’1 x 6’d

Note: Specific equipment manufacturers and models may be subject to change.

B-2-14

EXHIBIT B-3

Exhibit B-3

NOTE: This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof. Computer generated form, reproduced under license from IADC.

Revised April, 2003
INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT – U.S.

Contractor’s Reference No. T9592

TO:	NABORS DRILLING USA, LP

Please submit bid on this drilling contract form for performing the work outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by                                                                                                                                                                            this instrument will constitute a Contract between us. Your bid should be mailed or delivered not later than     P.M. on    , 20    , to the following address:

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY,
RELEASE OF LIABILITY, AND ALLOCATION OF RISK–

SEE PARAGRAPHS 4.9, 6.3(c), 10, 12, AND 14

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as “Operator” and “Contractor.”

OPERATOR:	NFR Energy LLC
Address:	1415 Louisiana, Suite 1600
Houston, Texas 77002
CONTRACTOR:	NABORS DRILLING USA, LP
Address:	515 W. Greens Road, Suite 1000
Houston, Texas 77067

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” and Exhibit “B” attached hereto and made a part hereof (the “Contract”), Operator engages Contractor as an independent contractor to drill the hereinafter designated well or wells in search of oil or gas on a Daywork Basis.

For purposes hereof, the term “Daywork” or “Daywork Basis” means contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). When operating on a Daywork Basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.

1.	LOCATION OF WELL: First well:

Well Name and Number:	Name to be advised by Operator
~~Parish~~/County:	TBA	State:	Texas	Field Name:
Well location and land description:	To be advised by Operator
1.1 Additional Well Locations or Areas:	As required by Operator in Texas during the Primary Contract Term.

Locations described above are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

2.	COMMENCEMENT DATE:

Contractor agrees to use reasonable efforts to commence operations for the drilling of the well ~~by the        day of      , 20~~   ,  ~~or~~ as soon as the rig and crews are assembled. If Operator does not provide a sound location to accept Contractor’s rig as soon as the rig and crews are assembled, Operator shall pay Contractor the Standby Time Rate from such date until the location is ready.

3.	DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately     TBA      Feet, ~~or to the                          formation, whichever is deeper~~, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of ** feet, unless Contractor and Operator mutually agree to drill to a greater dept. ** Not to exceed capacity of rig as described on the rig as described on the rig inventory attached herein.

4.	DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder.

4.1 Mobilization: Operator shall pay Contractor ~~a mobilization fee of $       or~~ a mobilization day rate of $   22,100*    per day. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include:

Move-in and rig up on the new well site.

*Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up services.

4.2 Demobilization: Operator shall pay Contractor ~~a demobilization fee of $       or~~ a demobilization day rate during tear down of $    22,100   * per day, provided however that no demobilization fee shall be payable if the Contract is terminated due to the total loss or destruction of the rig. Demobilization shall include: Rig down and remove rig from the final well location and, if applicable, move the rig to the nearest suitable stack out location.

*Plus actual costs of trucks, cranes and permits and $4,500 (lump sum per move) for man-lifts, light towers and string up services.

4.3 Moving Rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing on Rig Release, Operator: shall pay     per twenty-four (24) hour day. *Plus actual costs of trucks, crances and permits and $4,500 (lump sum per move) for Contractor a sum of $ 22,100* man-lifts, light towers and string up/string down services.

4.4 Operating Day Rate: For work performed per twenty-four (24) hour day with Five (5) man crew the operating day rate shall be:

Depth intervals
Form	To	Without Drill Pipe			With Drill Pipe
0	Rig Release		$26,000	per day		$26,000	per day
		$		per day	$		per day
		$		per day	$		per day

Using Operator’s drill pipe  $ 26,000  per day.

The rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations; and will cease when the rig is ready to be moved off the location.

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B-3-1

Revised April 2003

If under the above column “With Drill Pipe” no rates are specified, the rate per twenty-four hour day when drill pipe is in use shall be the applicable rate specified in the column “Without Drill Pipe” plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four hour day.

DRILL PIPE RATE PER 24-HOUR DAY

Directional or
	Straight Hole		Size	Grade	Uncontrollable Deviated Hole			Size	Grade
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.
$	N/A	per ft.			$	N/A	per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds     degrees or when the change of angle exceeds     degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit “A”, the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.5 Repair Time: In the event it is necessary to shut down Contractor’s rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable rate for such shut down time up to a maximum of four (4) hours for any one rig repair job, but not to exceed twenty-four (24) hours of such compensation for any calendar mouth. Thereafter, Contractor shall be compensated at a rate of $Zero (0) per twenty-four (24) hour day. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and normal rig and top drive maintenance. When two (2) mud pumps are required to be used simultaneously, the time spend changing expendable pump parts shall not considered downtime.

4.6 Standby Time Rate:  $100% of the Operating Day Rate/per twenty-four (24) day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Drilling Fluid Rates: When drilling fluids of a type and characteristic that increases Contractor’s cost of performance hereunder, including but not limited to oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in additional to the operating rate specified above:

(a)	$20 per man per day for Contractor’s rig-site personnel.
(b)	$110 per day additional operating rate; and
(c)	Cost of all labor, material and services plus twenty-four (24) hours operating rate to clean rig and related equipment.

4.8 Force Majeure Rate: $100% of the Operating Day Rate/per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 17 hereof. It is, however, understood that subject to Subparagraph 6.3 below, Operator can release the rig in accordance with Operator’s right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.9 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus ten (10) percent for such cost of handling. When, at operator’s request and with Contractor’s agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith. Notwithstanding the foregoing, Contractor shall not be obliged to purchase any items on behalf of Operator.

4.10 Revision in Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall very by more than zero (0) percent from the costs thereof on the date of this Contract or by the same percent after the date of any revision pursuant to the Subparagraph:

(a)	Labor costs, including all benefits, of Contractor’s personnel;
~~(b)~~ 	~~Contractor’s cost of insurance premiums;~~
~~(c)~~(b)	Contractor’s cost of fuel, including all taxes and fees; the cost per gallon/MCF being $N/A; Operator shall provide all fuel.
~~(d)~~(c)	Contractor’s cost of catering, when applicable;
~~(e)~~(d)	If Operator requires Contractor to increase or decrease the number of Contractor’s personnel;
~~(f)~~(e)

Contractor’s cost of spare parts and supplies with the understanding that such spare parts and supplies constitute fifteen (15) percent of the operating rate and that the parties shall use the U.S. Bureau of Labor Statistics Oil Field and Gas Field Drilling Machinery Producer Price Index (Series ID WPU119102) to determine to what extent a price variance has occurred in said spare parts and supplies;

~~(g)~~(f)	If there is any change in legislation or regulations in the area in which Contractor is working or other unforeseen, unusual event that alters Contractor’s financial burden.

5.	TIME OF PAYMENT

Payments is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable rates, and all other applicable charges shall be due, upon presentation of invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such work was performed or other charges are incurred, whichever shall first occur. All invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows:

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within thirty (30) days after receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within fifteen days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason therefor, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of 1 ½ percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subparagraph 6.3.

6.	TERM:

6.1Duration of Contract: This Contract shall remain in full force and effect ~~until drilling operations are completed on the well or wells specified in Paragraph 1 above, or~~ for a term of nine hundred ten (910) days, commencing on the date specified in Paragraph 2 above (the “Primary Contract Term”). In the event a well is in progress at the end of the Primary Contract Term, this Contract shall automatically extend to permit the completion of operations for the well in progress.

~~6.2Extension of Term: Operator may extend the term of this Contract for        well(s) or for a period of                by giving notice to Contractor at least       days prior to completion of the well then being drilled or by~~ Not used.

6.3Early Termination:

(a)By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with indefinite repair time necessitate stopping operations hereunder.

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B-3-2

Revised April 2003

(b)By operator: Notwithsanding the provisions 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of the work to be performed by contractor hereunder at any time prior to reaching the specified depth, and even though contractor has made no default hereunder. In such even. Operator shall reimburse contractor as set forth in subparagraph 8.4 hereof.

(c)By Contractor: Notwithstanding the provisions of paragraph 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor's petition or other pleading seeking adjustment of operator's debts, under any bankrupt or debtor's relief laws now or hereafter prevailing, or, if any such be filed against operator, or in case a receiver be appointed of operator or operator's property, or any part thereof, or operator's affairs be placed in the hands of a creditor's committee, or following three business days prior written notice to operator if operator does not pay contractor within the time specified in subparagraph 5.2 all undisputed items due and owing, contractor may, at its option, (1) elect to terminate further performance of any work under this contract and contractor's right to compensation shall be as set forth in subparagraph 6.4 hereof, or (2) suspend operations until payment is made by operation in which event the standby time rate contained in subparagraph 4.6 shall apply until payment is made by operator and operation are resumed. In addition to contractor's rights to suspend operations or terminate performance under this paragraph, operator hereby expressly agrees to protect, defend and indemnify contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of operator, operator's co-ventures, co-lessees and joint owners, or any other parties arising out of any drilling commitments or obligations contained in any lease, farm out agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

6.4Early Termination Compensation: See Special Provisions Sub-paragraph 27.

~~(a)Prior to commencement: In the event operator terminates this contract prior to commencement of operations hereunder operator shall pay contractor as liquidated damages and not as a penalty a sum equal to the standby time rate (Sub[paragraph 4.6) for a period of_______________day or a lump sum of________________________~~

~~(b)Prior to Spudding: If such termination occur after commencement of operations but prior to the spudding of the well, operator shall pay to contractor the sum of the following: (1) all expenses reasonably incurred and to be incurred by contractor by reason of the contract and reason of the premature termination of the work, including the expense of drilling or other members and supervision directly assigned to the rig: (2) ten percent (10%) of the amount of such reimbursable expenses: and (3)  a sum calculated at the standby time rate for all time from the date upon which contractor commences any operations hereunder down to such date subsequent to the date of termination as will afford contractor reasonable time to dismantle its rig and equipment provided, however, if this contract is for a term of more than one well or for a period of time, operator shall pay contractor in addition to the above, the Force Majeure Rate, less any unnecessary labor from that date subsequent to termination upon which contractor completed dismantling its rig and equipment until the end of the term or_________________________________________________________________~~

~~__________________________________________________________________________________________________________________________________________________________________________~~

~~(c)Subsequent to spudding: If each termination occurs after the supdding of the well operator shall pay contractor (1) the amount for all applicable rates end all other charges and reimbursement due to contractor but in no event shall such exclusive of reimbursements due be less than would have been eamed for __________________________days at the applicable rate "Without Drill Pipe" and the actual amount due for drill pipe used in accordance with the above rates: or (2) at the election of contractor and by reason such premature termination plus a lump sum of ___________________provided however, if this contract is for a term of more than one well or for a period of time, operator shall pay contractor, In addition to the above, the Force Majeure Rates less any unnecessary labor from the date of termination unit the end of the term or__________________________________________________________________________________________________________________________________________________________~~

7.	CASING PROGRAM

Operator shall have the night to designate the points at which casing will be set and the manner of setting cementing and testing. Operator may modify the casing program, however, any such modification which materially increases contractor’s hazards or costs can only be made by mutual consent of operator and contractor and upon agreement as to the additional compensation to be paid contractor as a result thereof.

8.	DRILLING METHODS AND PRACTICES:

8.1Contractor shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowous and to protect the hote.

8.2Subject to the terms hereof and at operator’s cost at all times during the drilling of the well, operator shall have the right to control the mud program and the drilling fuld must be of a type and have characteristics and be maintained by contractor in accordance with the specificarions shows in exhibit “A”.

8.3Each party hereto agrees to comply with all laws, rules, and regulations of any federal, stste or local grovernment authority which are new or may become applicable to that party’s operations covered by or arising out of the performance of this contract. When required by law, the terms of Exhibit “B” shall apply to this contract. In the event any provision if this contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall to deemend to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

8.4Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copyof said form shall be furnished by Contractor to Operator in both hard copy and electronic form.

8.5If requested by Operator, Contractor shall furnish Operator with a cop of delivery tickets covering any material or supplies provided by Operator and received by Contractor.

9.	INGRESS, EGRESS, AND LOCATION

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which the well is to be located for the performance by Contractor of all work contemplated by this Contract.  Should Contract be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby tine rate. Operator agrees at all tines to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipment highway type vehicle. If Contractor is required to use buildozers, tractors, four-whell drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipemnt over access roads or on the drilling location, Operator shall furish the same at its expense and without cost to a Contractor. The actual cost of repairs to any transportation equipement furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator. Operator shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location settling.

10.	SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of properly supporting the drilling rig, and shall be responsible for a casing and cementing

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Revised April, 2003

program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge of the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power line and communication lines) which Contractor might encounter while on route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to property support the during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom, Operator shall, without regard to mother provisions of this Contract, Including Subparagraph 14.1 hereof, reimburse Contractor to the extent not covered by Contractor's insurance and not to exceed $1,000,000 per occurrence, for all such loss or damage including removal of debris and payment of Force Majeure Rate during repair and/or demobilization if applicable.

11.	EQUIPMENT CAPACITY

Operation shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder ~~or where canal or water depths are in excess of _______________________ feet.~~ Without prejudice to the provisions of Paragraph 14 hereunder, Contractor shall have the right to make the final decisions as to when an operation or attempted operation would exceed the capacity of specified equipment.

12.	TERMINATION OF LOCATION LIABILITY

When Contractor has concluded operations at the well locations, Operation shall thereafter be liable to property, personal injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.	INSURANCE

During the life of this Contract, Contractor  shall at Contractor's expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverage of the kind and in the amount set forth in Exhibit "A" , insuring the liabilities specifically assumed by Contractor in Paragraph 14 of this Contract. Contractor shall procure from the company or companies writing said Insurance a certificate or certificate that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Operator. For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operator's expense, or shall self insure. Insurance coverage as set forth in Exhibit "A" of the same kind and in the same amount as is required of Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same not be canceled or materially changed without ten (10) days prior written notice Contractor. Operator shall cause their respective underwriters to name the other additionally insured but only to the indemnification assumed herein.

14.	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK.

14.1Contractor's Surface Equipment; Contractor shall liability at all times for damage to or destruction of Contractor's surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shall release Operator liability for any such loss, except loss or damage under the provisions of Paragraph 10 or Subparagraph 14.3.

14.2Contractor's in-Hole Equipment: Operator shall assume at all times for damage to or destruction of Contractor's in-hole equipment, Including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair costs or ____100____ percent of current new replacement cost of such equipment deilvered to the wall site.

14.3Contractor's Equipment - Environmental Loss or Damage: Notwithstanding the provisions 14.1 above, Operator shall assume liability at all times for damage to or destruction of Contractor's equipment resulting from the presence of H2S1 CO2 or other corroslve elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additions in the drilling fluids.

14.4Operator's Equipment: Operator shall assume liability at all times for damage to or destruction of Operator's or its co-venturers', co lessees' or joint owners' equipment, including but not limited to, casing, tubing, well head equipment, and platform if applicable, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

14.5The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of hole, including the casing therein, Operator shall release Contractor and its suppliers, Contractors and subcontractors of any the of any liability for damage to or loss of the hole, and shall protect, defend and indemnity Contractor and its suppliers, contractors  and Subcontractors of any from and against any and all claims, liability, and expense relating to such damage to or loss of hole.

14.6Underground Damage: Operator shall release Contractor and its suppliers, contractors of any liability for, and indemnity Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense resulting from operations under this Contract on account of injury to, destruction of, or loss or impaliment, of any property right in to oil, gas or other mineral substance or water, if at the time of the act or omission causing such Injury, destruction, loss, or impaliment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any formation, strate, or reservoir beneath the surface of the earth.

14.7Inspection of Materials Furnished by Operator: Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein, Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, and Operator shall release Contractor from, and shall protect, defend and indemnity Contractor from and against, any such liability.

14.8Contractor’s Indemnification of Operator: Contractor shall release Operator of any liability for, and shall protect, defend and Indemnity Operator from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or cause thereof the negligence of any party of parties, arising in connection herewith in favor of Contractor’s employees or Contractor’s subcontractors of any tier (inclusive of any agent or consultant engaged by Contractor) or their employees, or Contractor’s invitees, on account of bodily injury, death or damage to property.  Contractor’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Operator pursuant to Paragraph 13.  If it is judicially determined that the monetary limits of Insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.8 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.9Operator’s Indemnification of Contractor: Operator shall release Contractor of any liability for, and shall protect, defend and indemnify Contractor from an against all claims, demands, and causes of action of every kind  and character, without limit and without regard to the cause or causes thereof or the negligence of any

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party or parties, arising in connection herewith in favor of Operator’s employees or Operator’s contractors of any tier (inclusive of any agent, consultant or subcontractor engaged by Operator) or their employees, or Operator’s Invitees, other than those parties identified in Subparagraph 14.8 on account of bodily injury, death or damage to property. Operator’s indemnify under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Contractor pursuant to Paragraph 13. If it is judicially determined that the monetary limits if insurance required hereunder or of the Indemnities voluntarily assumed under Subparagraph 14.9 (which Contractor and Operator hereby agree will be supported either by available liability Insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.10Liability for Wild Well: Operator shall be liable for the cost regaining control of any wild well, as well as for cost of removal of any debris and cost of property remediation and restoration, and Operator shall release, protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any liability for such cost.

14.11Pollution or Contamination: Notwithstanding anything to the contrary contained herein, except the provisions of Paragraphs 10 and 12, it is understood and agreed by and between contractor and Operator that the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution from reserve pits, wholly in Contractor’s possession and control and directly associated with Contractor’s equipment and facilities.

(b) Operator shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and fish recovery materials and fluids. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for the foregoing.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility thereof shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed had perfomed the same and all of the obligations respecting protection, defense, indemnify and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

14.12Consequential Damages: Subject to and without affecting the provisions of this Contract regarding the payment rights and obligations of the parties or the risk of loss, release and indemnify rights and obligations of the parties, each party shall at all times be responsible for and hold harmless and indemnify the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect or consequential damages shall be deemed to include, without limitation, the following: loss of profit or revenue; costs and expenses resulting from business interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of tier or by third parties. Operator shall at all times be responsible for and hold harmless and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by Operator’s co-owners, co-ventures, co-lessees, farmors, farmees, partners and joint owners.

14.13Indemnify Obligation: Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all release, indemnify obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of premises or equipment strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express or implied), breach of duty (whether statutory, contractual or otherwise) any theory of tort, breach of contract, fault, the negligence of any degree or character (regardless of whether such negligence is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnify or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of Subparagraphs 4.9 and 6.3 and Paragraphs 10, 12 and 14 shall insure to the benefit of such parties, their co-ventures, co-lessees, joint owners, their parent, holding and affiliated companies and the officers, directors, stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnify between one of the parties hereto and another person or entity not a party to this Contract.

15.	AUDIT

If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shall have the right to audit Contractor’s books and records relating to such costs. Contractors agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records readily available to Operator at any reasonable time or times within the period.

16.	NO WAIVER EXCEPT IN WRITING

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duty authorized agent or representative of the party.

17.	FORCE MAJEURE

Except as provided in this Paragraph 17 and without prejudice to the risk of loss, release and indemnify obligations under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeure Event. As used in this Contract, “Force Majeure Event” includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorists acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations dispositions or orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligation under this contract, it is agreed that such party giving the notice and details of Force Majeure in writing to other party as promptly as possible after its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Subparagraph 4.8 above.

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18.	GOVERING LAW:

This Contract shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of THE STATE OF TEXAS, EXCLUDING THE CONGLICT OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF LAW OF ANY OTHER JURISDICTION. NO HANDWRITTEN WORDS OR PROVISIONS, NOR ANY TYPEWRITTEN ADDITIONS OR CHANGES, SHALL BE GIVEN ANY GREATER EFFECT THAN THE PRE-PRINTED PROVISIONS IN THIS CONTRACT, AND ANY APPLICABLE CONTRACT INTERPRETATION RULES THAT WOULD OTHERWISE SO REQUIRE SHALL BE DISREGARDED IN THE INTERPRETATION OF THIS CONTRACT.

19.	INFORMATION CONFIDENTAL:

Upon written request by operator, information obtained by contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than designated representatives.

20.	SUBCONTRACTS:

Either party may employ other contractors to person any of the operations or serviced to be provided or performed by it according to EXHIBIT “A”.

21.	ATTORNEY’S FEES

If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due here under, are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover responsible attorney’s fees and costs.

22.	CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

23.	ASSIGNMENT:

Neither party may assign this Contract without the prior written consent of the other, which consent shall not be unresponsbly withheld, and prompt notice of any such intent to assign shall be given to the other party. In the event such assignment the assigning party shall remain liable to the party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at this address hereinabove shown unless otherwise specifies herein.

24.	NOTICE AND PLACE OF PAYMENTS:

Notice, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

25.	CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

26.	ENTIRE AGGREMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representation, offers, and exclusive statement of terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representation, offers, and undertakings of the terms of their agreements, and shall exclusively control and govern all work performed hereunder.

27.	SPECIAL PROVISIONS:

27.1Exhibit “C” – CONTRACTORS Special Provisions is attached hereto and made a part hereof.

27.2In the event of any dispute arising out of or related to this Contract, the parties agree that jurisdiction will lie with the state with the state and federal courts In Houston, Harris County, Texas, Operator agrees and consents to the jurisdiction

27.3For periods of delay during rig moves, caused by circumstances beyond Contractor’s control, including, but not limited to, inclement weather, lack of availability of roads, location, transportation equipment or permits, Operator shall pay Contractor a delay rate of $22,100 per day.

27.4Early Termination Compensation: In the event Operator terminates this Contract after the effective date and prior to the end of the Primary Contract Term, Operator shall pay Contractor a lump sum early termination fee which shall be calculated by multiplying the Shortfall Rate of $16,000 per day by the number of days between the date of termination and the end of the Primary Contract Term. This amount shall be in addition to any amounts due for work performed up to the date of termination. Notwithstanding payment by Operator of the lump sum early termination fee, Contractor shall be free to market and contract the rig.

27.5In the event Contractor fails to comply with or breaches any of its representations or obligations under this Contract, including performance, based on accepted industry standards, Operator shall have the right to provide Contractor with notice of such non-compliance, breach, or sub-standard performance. If Contractor does not rectify or remedy such non-compliance, breach or sub-standard performance within fourteen (14) days, Operator shall have the right, as its sole remedy, to place the rig on zero day rate until Contractor rectifies or remedies the non-compliance, breach or sub-standard performance.

27.6THE INDEMNITY OBLIGATIONS SET OUT HEREINABOVE SHALL ONLY BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY THE APPLICABLE LAW. IN PARTICULAR, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED HEREUNDER OR THE INDEMNITIES VOLUNTARILY ASSUMED HEREUNDER EXCEED THE MAXIMUM LIMITS PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY AGREE THAT SAID INDEMNITIES OR INSURANCE REQUIREMENT SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW.

27.7The Commencement Date Deadline is January 1, 2014.

27.8Contractor agrees to use reasonable efforts to complete the construction and commissioning of the rig in a timely manner so as to meet the Commencement Date Deadline. If the rig is not delivered by the commencement Date Deadline (with such delayed delivery referred to as “Late Delivery”), then this Contract shall continue in full force and effect and the Commencement Date Deadline will be automatically changed, extended and adjusted by the amount of time necessary to allow completion of the construction and commissioning of the rig (the “Actual Delivery Date”). In the event of Late Delivery, Operator’s sole remedy shall be that the primary Contract Term shall be reduced by one (1) day for each day that the Actual Delivery Date exceeds the Commencement Date Deadline referenced in Sub-paragraph 27.7.

27.9Operator may utilize the rig under the same terms and conditions (other than appropriate adjustments for variation in labor costs or additional required rig features) in any of Operator’s domestic operating areas in which Contractor has active operations. Should Operator elect to utilize the rig in an area which will require rig winterization, Operator shall reimburse Contractor for the cost to winterize the rig.

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28.	ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9 and 6.3(c), and Subparagraph 27.6

Paragraphs 10 and 12, and subparagraphs 14.12/ is acknowledged, agreed to and accepted by Operator this 14th day of Dec. 2012.

OPERATOR:	/s/ David J. Sambrooks
By:	David J. Sambrooks
Title:	Chief Executive Officer

The foregoing contract, including the provisions relating to indemnity, release of liability and allocation of risk of subparagraphs 4.9, 6.3(c), paragraphs 10 and 12, and subparagraphs 14.1 through 14.12/, is acknowledged, agreed to and accepted by Contractor this 19th day of November, 2012 which is the effective date of this contract, subject to rig availability, and subject to all of its terms and provisions, with the understanding that it will not be binding upon operator until Operator has noted its acceptance, and with the further understanding that unless said contract is thus executed by operator within Seven (7) days of the above date contractor shall be in no manner by its signature thereto.

CONTRACTOR:	Nabors Drilling USA, LP By: NDUSA Holdings Corp., its general partner
By:	Anthony G. Petrello
Title:	President and CEO

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EXHIBIT “A”

To Daywork Contract dated	November 19, 2012
Operator	NFR Energy LLC	Contractor	Nabors Drilling USA. LP
Well Name and Number	Name to be advised by Operator

SPECIFICATIONS AND SPECIAL PROVISIONS

1.	CASING PROGRAM (See Paragraph 7) (Per Operator’s program)

	Hole Size		Casing Size		Weight		Grade	Approximate Setting Depth		Weight on Cement Time
Conductor		in.		in.		Ibs/ft.			ft.		hrs
Surface		in.		in.		Ibs/ft.			ft.		hrs
Protection		in.		in.		Ibs/ft.			ft.		hrs
		in.		in.		Ibs/ft.			ft.		hrs
Production		in.		in.		Ibs/ft.			ft.		hrs
Liner		in.		in.		Ibs/ft.			ft.		hrs
		in.		in.		Ibs/ft.			ft.		hrs

2.	MUD CONTROL PROGRAM (see Subparagraph 8.2) (Per Operator’s program)

Depth Interval (ft)
From	To	Type Mud	Weight (Ibs./gal.)	Viscosity (Secs)	Water Loss (cc)

Other mud specifications:

3.	INSURANCE (See Paragraph 13)
3.1

Adequate Workers’ Compensation Insurance complying with State Laws applicable or Employers’ Liability Insurance with limits of $     one (1) million covering all of Contractor’s employees working under this contract.

3.2

Commercial (or Comprehensive) General Liability insurance, including contractual obligations as respects this contract and proper coverage for all other obligations assumed in this contract. The limit shall be $     one (1) million combined single limit per occurrence for Bodily injury and Property Damage.

3.3

Automobile Public Liability insurance with limits of $     one (1) million for the death or injury of each person and $     one (1) million for each accident; and Automobile Public Liability Property Damage Insurance with limits of $     one (1) million for each accident.

3.4

~~In the event operations are over water, contractor shall carry in addition to the statutory workers’ compensation insurance, endorsements covering liability under the longshoremen’s & Harbor workers’ compensation Act and Maritime Liability including maintenance and cure with limits of $____________ for each death or injury to one person and $_______ for any one accident.~~

3.5

Other insurance: Excess liability insurance in the amount of $4 million dollars {in excess of 3.1.3.2 and 3.3} Operator will purchase OEE insurance in an amount not less than $10 million dollars insuring the liabilities assumed by the Operator under this contract.

4.	EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Contractor unless otherwise noted by this Contract.

4.1	Drilling Rig *Subject to availability

Completed Drilling Rig, designated by Contractor as its Rig No. First PACETM X rig for Operator”, the major items of equipment being:

Drawworks: Make and Model	Per rig inventory attached hereto and made a part hereof.
Engines: Make, Model, and H.P
No. on Rig
Pumps: No.1 Make, Size, and Power
No.2 Make, Size, and Power
Mud Mixing Pump: Make, Size, and Power
Boilers: Number, Make, H.P, and W.P
Derrick or Mast: Make, Size, and Capacity

Substructure: Size and Capacity
Rotary Drive: Type
Drill Pipe: Size Per rig Inventory in _______________ ft: Size: _______________ in. ____________________ft.
Drill Collars: Number and Size Per rig inventory

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Blowout Preventers:

Size	Series or Test Pr	Make & Model	Number

B.O.P. Closing Unit:
B.O.P. Accumulator:

4.2	Derrick timbers.
4.3	Normal strings of drill pipe and drill collars specified above.
4.4	Conventional drift indicator.
4.5	Circulating mud pits.
4.6	Necessary pipe racks and rigging up material.
4.7	~~Normal storage for mud and chemicals.~~
4.8	Shale Shaker.
4.9
4.10
4.11
4.12
4.13
4.14
4.15
4.16
4.17

5.	EQUIPMENT, MATERIAL AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Contract.

5.1	Furnish and maintain adequate roadway and/or canal to location, right –of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates and cattle guards.
5.2	Stake location, clear and grade location, and provide turnaround, including surfacing when necessary.
5.3	Test tanks with pipe and fittings.
5.4	Mud storage tanks with pipe and fittings.
5.5	Separator with pipe and fittings.
5.6	Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator.
5.7	Labor to disconnect and clean test tanks and mud gas separator.
5.8	Drilling mud, chemicals, lost circulation materials and other additives.
5.9	Pipe and connections for oil circulating lines.
5.10	Labor to lay, bury and recover oil circulating lines.
5.11	Drilling bits, reamers, reamer cutters, stabilizers and special tools.
5.12	Contract fishing tool services and tool rental.
5.13	Wire line core bits or heads, core barrels and wire line core catchers if required.
5.14	Conventional core bits, core catchers and core barrels.
5.15	Diamond core barrel with head.
5.16	Cement and cementing service.
5.17	Electrical wireline logging services.
5.18	Directional, caliper, or other special services.
5.19	Gun or jet perforating services.
5.20	Explosives and shooting services.
5.21	Formation testing, hydraulic fracturing, acidizing and other related services.
5.22	Equipment for drill stem testing.
5.23	Mud logging service.
5.24	Sidewall coring service.
5.25	Welding service for welding bottom joints of casing, guide shoe, float shoe, float collar and in connection with installing of well head equipment if required.
5.26	Casing, tubing, liners, screen, float collars, guide and float shoes and associated equipment.
5.27	Casing scratchers and centralizers.
5.28	Well head connections and all equipment to be installed in or on the premises for use in connection with testing, completion and operation of well.
5.29	Special or added storage for mud and chemicals.
5.30	Casinghead, API series, to conform to that shown for the blowout preventers specified in Subparagraph 4.1 above.
5.31	Blowout preventer testing packoff and testing services.
5.32	Replacement of BOP rubbers, elements and seals, if required after initial test
5.33	Casing Thread Protectors and Casing Lubricants.
5.34	H2S training and equipment as necessary or as required by law.
5.35	Site septic systems.
5.36	Ditching around rig and location
5.37	Third party BOP testing service
5.38
5.39
5.40
5.41
5.42
5.43
5.44
5.45
5.46
5.47
5.48
5.49
5.50

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6.EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an x mark in the appropriate column.

To Be Provided By and At The Expense Of
	Item	Operator	Contractor
6.1	Cellar and Runways	X
6.2	Ditches and sumps	X
6.3	Fuel (located at )	X
6.4	Fuel Lines (length of rig only )		x
6.5	Water at source, including required permits	x
6.6	Water well, including required permits	x
6.7	Water lines, including required permits	x
6.8	Water storage tanks ___________ capacity (Per rig inventory)		x
6.9	Potable water and bottled water	x
6.10	Labor to operate water well or water pump (Rig crew only)		x
6.11	Maintenance of water well, if required	x
6.12	Water Pump	x
6.13	Fuel for water pump	x
6.14	Mats for engines and boilers, or motors and mud pumps	x
6.15	Transportation of Contractor's property:
	Move in	See Paragraph 4.1 and 4.3
	Move out	See Paragraph 4.2 and 4.3
6.16	Materials for "boxing in" rig and derrick	N/A	N/A
6.17	Special strings pf drill pipe and drill collars as follows:
	Any required	x

6.18	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe	x
6.19	Drill pipe protectors for Kelly joint and each joint of drill pipe running inside of Surface Casing as required, for use with normal strings of drill pipe	x
6.20	Drill pipe protectors for Kelly joint and drill pipe running inside of Protection Casing	x
6.21	Rate of penetration recording device (Epoch electronic)		x
6.22	Extra labor for running and cementing casing (Casing crews)	x
6.23	Casing tools	x
6.24	Power casing tongs	x
6.25	Laydown and pickup machine	x
6.26	Tubing tools	x
6.27	Power tubing tongs	x
6.28	Crew Boats, Number_________	N/A	N/A
6.29	Service Barge	N/A	N/A
6.30	Service Tug Boat	N/A	N/A
6.31	Rat Hole	x
6.32	Mouse Hole	x
6.33	Reserve Pits	x
6.34	Upper Kelly Cock		x
6.35	Lower Kelly Valve		x
6.36	Drill Pipe Safety Value		x
6.37	Inside Blowout Preventer		x
6.38	Drilling hole for or driving for conductor pipe	x
6.39	Charges, cost of bonds for public roads	x
6.40	Portable Toilet	x
6.41	Trash Receptacle	x
6.42	~~Liner Motion~~ Shale Shaker (Per rig Inventory)		x
6.43	Shale Shaker Screens	x
6.44	Mud Cleaner	x
6.45	Mud/Gas Separator	x
6.46	Desander		x
6.47	Desilter		x
6.48	Degasser	x
6.49	Centrifuge	x
6.50	Rotating Head	x
6.51	Rotating Head Rubbers	x
6.52	Hydraulic Adjustable Choke	x
6.53	Pit Volume Totalizer	x
6.54	Communication, type (Cellular phone for rig use only)		x
Forklift, capacity Model JLG G9-43A (NDUSA, LP preferred model) or a JLG G10-55A (10,000 Ib lift with outriggers) with a Star Industries Quick-Tach
6.55	Truss boom Model 1302-JLG	x
6.56	Corrosion Inhibitor for protecting drill string	x
6.57
6.58
6.59
6.60

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B-3-10

Revised April, 2003

7.	OTHER PROVISIONS:

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B-3-11

Revised April, 2003

EXHIBIT "B"

(See Subparagraph 8.3)

The following clauses,  when required by law, are incorporated in the contract by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.
(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.
(3)	The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4.
(4)	The Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20.

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EXHIBIT “C”

CONTRACTORS SPECIAL PROVISIONS

1.

Contractor shall furnish initial tested annular preventer element. If the element is damaged due to destructive elements introduced to the mud, stripping, or excessive testing the Operator agrees to furnish a new element.

2.

Chemical Additives to the mud for preventing oxidation of the drill string and hydrogen sulfide scavenging chemicals to treat the mud or drilling fluid as necessary to remove all traces of H2S and to control oxygen corrosion to be furnished by the Operator.

3.	Operator shall furnish all labor, equipment and materials to clean rig after use of oil base mud and/or completion fluid.
4.

Initial inspection of all Contractor’s drill pipe, drill collars, Kelly, Kelly joints, valves, subs and HWDP shall be at Contractor’s expense. All repairs, replacements and hauling for repairs will be at Contractor’s expense. (The inspection will be to T.H. Hill, DS1, Category 3 or its equivalent.) A copy of the inspection report will be presented by Operator to Contractor prior to initial mobilization to the first well.

5.

Subsequent inspections (including the inspection at the end of the job) of all drill pipe, drill collars, Kelly, Kelly joints, valves, subs and HWDP shall be at the Operator’s expense. All repairs, replacements and hauling for repairs will be at Operator’s expense. (The inspection will be to T.H. Hill, DS1, category 3 or its equivalent.) Operator agrees to inspect drill string components at intervals not to exceed 80,000 feet of hole drilled. A copy of the inspection report will be presented to Contractor as soon as practical after the inspection is complete.

6.

Operator, Operator’s representatives and Operator’s sub-contractors shall support Contractor’s Safety Policies and Procedures in general and in particular, will comply with all Contractor’s personal protective equipment requirements.

7.	Operator will be responsible for the provision and maintenance of any site septic systems.
8.	Contractor will provide only one size of mud pump liners. Any additional sizes required by Operator will be provided by Operator at Operator’s cost.
9.	All third party equipment required to nipple up/nipple down BOP equipment will be provided and paid for by Operator.
10.	The rates contained in this Contract are based on the rig inventory attached hereto. Any modification or addition to the rig requested by Operator will be at Operator’s expense.
11.

Operator shall test Bop equipment at intervals as specified in federal, state or local regulations, API Recommended practice or every twenty-one (21) days whichever interval is more stringent. All testing will be performed by an independent testing company provided and paid for by Operator.

12.

In all cases where Contractor’s employees (including Contractor’s direct, borrowed, special or statutory employees) are covered by the Louisiana Worker’s Compensation Act, La. R. S. 23:1021 et seq., Operator and Contractor agree that all work and operations performed by Contractor and its employees pursuant to this agreement are an integral part of and are essential to the ability of Operator to generate Operator’s goods, products and services. Furthermore, Operator and Contractor agree that Operator is a statutory employer of Contractor’s employees for purposes of and are essential to the ability of Operator is statutory employer of Contractor’s employees for purposes of La. R. S. 23:1061 (A) (3). Notwithstanding Operator’s status as a statutory employer or special employer (as defined in La. R. S. 23:1031 (C)) of Contractor’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Operator.

13.

Operator, its parent, subsidiary and affiliated corporations, as well as the employees, officers and directors of each (collectively, “Operator”) is cognizant of the Nabors Dispute Resolution Program and wishes to become an Electing Entity, as defined in that Program. Accordingly, Operator and Nabors Industries, Inc. (“Nabors”) hereby agree that Operator is an Electing Entity as to all Disputes between Operator and the present and former Employees and Applications of Nabors pursuant to the Nabors Disputes Resolution Program as it currently exists and as may be amended from time to time. In the event the Program is amended, Nabors agrees to provide a copy of the amendment(s) to Operator. Operator may withdraw this election to participate in the Program at any time by giving notice of such withdrawal to Nabors, such revocation to be effective with respect to any claims not yet instituted as of the date of revocation. Operator understands that it is bound by the terms of the program with respect to all Disputes with Nabors employees, regardless of whether such Dispute is initiated by the employee or by Operator. Operator and Nabors acknowledge that the Program does not apply to disputes between Operator and Nabors and that the Program does not alter the terms of any indemnification agreement between them.

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NABORS	515 West Greens Road
DRILLING USA, LP	Suite 1000
Houston, Texas 77067
Phone: 281.874.0035
www.nabors.com

PACE®–AC 1500 HP RIG (800 kip)

DRAWWORKS:	Canrig CommanderTM AC Drawworks with regenerative braking, disc brakes provide emergency stop and parking, powered by two 1150 hp AC motors.

POWER	Three (3) Caterpillar 3512C engines with Dual Fuel Manifolds
GENERATION :	Caterpillar C-15 independent camp generator.

Mast:	API 4F Bootstrap 800 kip with integrated top drive guide track.

SUBSTRUCTURE:	Modular Box on Box 800 kip with 500 kip setback.

DRILLER’S	Climate controlled driller’s cabin provides integrated joystick control utilizing
CONTROL:	PLC technology. Touch screen controls provide state-of-the-art monitoring, control of rig equipment and drilling parameters.

MUD PUMPS:	Two HH1600’s each powered by (1) 1500 hp AC motor.

MUD TANKS:	1300 barrels (round bottom) with pill, slug, and two (2) 50 bbl trip tanks.

SOLIDS CONTROL:	Three (3) Derrick HyperPooltm shakers

WATER STORAGE:	One (1) 500 bbl wheel mounted water tank with integral water pumps.

FUEL STORAGE:	One (1) 500bbl diesel tank.

TRAVELING BLOCK:	Split Traveling block rated at 500 tons.

TOP DRIVE / SWIVEL:	Caring 500 ton AC Top Drive (51,40 ft-lb continuous torque)

ROTARY TABLE:	37-1/2” Hydraulic Rotary Table (not for drilling).

ACCUMULATOR:	CPC Seven (7) station with two remote panels.

BLOWOUT	Annular:	Hydril,13 5/8” 5M x 10M
PREVENTORS:	Double Ram:	Cameron, 13 5/8 x 10M
	Single Ram:	Cameron, 13 5/8” x 10M

TUBULARS:	5” 19.50 S-135 NC50-16,000’
(21) 6 ½” Collars, (6) 8” Collars

ADDITIONAL	CanrigTM-80 Iron Roughneck	Rotating Mousehole
EQUIPMENT:	Canrig PowercatTM	Conventional Tongs
	CCTV	Multi-Axis walking system (100’ x
	BOP Handling System with test stump	25’ walking)
	Matting boards for walking area	Dedicated Manrider Winch
	Pipe Tubs for all tubulars	RigWatchTM PVT System
	(3) Hydraulic Hoists	Braided Wireline Machine
Gas Buster- 19”1 x 6’d

Note: Specific equipment manufactures and models may be subject to change.Pace-X AC 1500 HP PACE Rig- 800 kip.doc

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